Exhibit 10.9

Execution Version

SABINE PASS LNG PROJECT (PHASE 2)

ENGINEER, PROCURE AND CONSTRUCT (EPC) LNG UNIT RATE

SOIL IMPROVEMENT CONTRACT

Soil Contract Form of Agreement

Soil Contractor:	Remedial Construction	Purchaser:	Sabine Pass LNG, L.P.
	Services, L.P	Address:	717 Texas Avenue
Suite 3100
Address:	9720 Derrington		Houston, TX 77002
Houston, TX 77064

Contact:	Steven R. Birdwell	Contact:	Ed Lehotsky

Telephone:	281-955-2442	Telephone:	713-265-0206

Facsimile:	281-890-5172	Facsimile:	713-659-5459

This “Soil Contract” is dated effective as of the 21st day of July, 2006 (the “Effective Date”), between Sabine Pass LNG, L.P. (“PURCHASER”) and Remedial Construction Services, L.P, a Texas limited partnership (“SOIL CONTRACTOR,” and together with PURCHASER, each a “Party,” and together the “Parties”) who hereby agree that all Work specified below shall be performed by SOIL CONTRACTOR in accordance with all the provisions of this Soil Contract, consisting of the following “Soil Contract Documents”:

This Soil Contract Form of Agreement

Exhibit “A” – General Conditions

Exhibit “B” – Special Conditions

Exhibit “C” – Quantities, Pricing and Data

Exhibit “D” – Scope of Work

Exhibit “E” – Scope of Management Contractor’s Authority as Authorized Representative

Exhibit “F” – Form of Consent and Agreement

1.	WORK TO BE PERFORMED: Except as specified elsewhere in the Soil Contract, SOIL CONTRACTOR shall furnish all plant; labor; materials; tools; supplies; equipment; transportation; supervision; technical; professional and other services; and shall perform all operations necessary and required to satisfactorily:

Engineer, Procure and Construct the soil remediation and improvement on the Phase 2 Site, in accordance with the Soil Contract Documents.

2.	SCHEDULE: The Work shall be performed in accordance with the dates set forth in Special Condition 8, SCOPE, COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK.

3.	COMPENSATION: As full consideration for the satisfactory performance by SOIL CONTRACTOR of this Soil Contract, PURCHASER shall pay to SOIL CONTRACTOR the Soil Contract Price in accordance with the amounts set forth in Exhibit “C” and the payment provisions of this Soil Contract.

This Soil Contract embodies the entire agreement between PURCHASER and SOIL CONTRACTOR with respect to the subject matter herein and supersedes all other writings. The Parties shall not be bound by or be liable for any statement, representation, promise, inducement or understanding not set forth herein.

PURCHASER:		SOIL CONTRACTOR:

Sabine Pass LNG, L.P.		Remedial Construction Services, L.P

Authorized		Authorized
Signature:	/s/ Stanley C. Horton	Signature:	/s/ Steven R. Birdwell
Print Name:	Stanley C. Horton	Print Name:	Steven R. Birdwell
Print Title:	Chief Executive Officer	Print Title:	Manager of General Partner

Execution Version

SABINE PASS LNG TERMINAL PROJECT (PHASE 2)

ENGINEERING, PROCURE AND CONSTRUCT (EPC) UNIT RATE

SOIL IMPROVEMENT CONTRACT

EXHIBIT “A” GENERAL CONDITIONS

GC	Title	Page
GC-1	INDEPENDENT CONTRACTOR	3
GC-2	AUTHORIZED REPRESENTATIVES	3
GC-3	NOTICES	3
GC-4	SOIL CONTRACT INTERPRETATION	4
GC-5	ORDER OF PRECEDENCE	4
GC-6	STANDARDS AND CODES	4
GC-7	LAWS AND REGULATIONS	5
GC-8	PERMITS	5
GC-9	TAXES	5
GC-10	LABOR, PERSONNEL AND WORK RULES	6
GC-11	COMMERCIAL ACTIVITIES	7
GC-12	PUBLICITY AND ADVERTISING	7
GC-13	SAFETY AND HEALTH	7
GC-14	ENVIRONMENTAL REQUIREMENTS	9
GC-15	SITE CONDITIONS AND NATURAL RESOURCES	11
GC-16	DIFFERING SITE CONDITIONS	12
GC-17	TITLE TO MATERIALS FOUND	13
GC-18	SURVEY CONTROL POINTS AND LAYOUTS	13
GC-19	SOIL CONTRACTOR’S WORK AREA	13
GC-20	CLEANING UP	13
GC-21	COOPERATION WITH OTHERS AND NO INTERFERENCE WITH PHASE 1 FACILITY	14
GC-22	RESPONSIBILITY FOR WORK, SECURITY AND PROPERTY	15
GC-23	SOIL CONTRACTOR’S PLANT, EQUIPMENT AND FACILITIES	16
GC-24	ILLUMINATION	17
GC-25	USE OF COMPLETED PORTIONS OF WORK	17
GC-26	USE OF PURCHASER’S CONSTRUCTION EQUIPMENT OR FACILITIES	17
GC-27	FIRST AID FACILITIES	18
GC-28	INSPECTION, QUALITY SURVEILLANCE, REJECTION OF MATERIALS AND WORKMANSHIP	19
GC-29	TESTING	19
GC-30	EXPEDITING	19
GC-31	FORCE MAJEURE	20
GC-32	CHANGES	21
GC-33	DISPUTES	23

GC-34	TITLE AND RISK OF LOSS	24
GC-35	QUALITY ASSURANCE PROGRAM	25
GC-36	RECORDS AND AUDIT	26
GC-37	WARRANTY/DEFECT CORRECTION PERIOD	27
GC-38	BACKCHARGES	31
GC-39	INDEMNITY	32
GC-40	PATENT AND INTELLECTUAL PROPERTY INDEMNITY	35
GC-41	RIGHT TO WORK PRODUCT	36
GC-42	ASSIGNMENTS AND SUBCONTRACTS	38
GC-43	NONDISCLOSURE	40
GC-44	SUSPENSION	41
GC-45	TERMINATION FOR DEFAULT	42
GC-46	OPTIONAL TERMINATION	44
GC-47	ACCEPTANCE AND COMPLETION	45
GC-48	COOPERATION WITH LENDER	47
GC-49	ENGINEERING AND DESIGN RESPONSIBILITIES OF SOIL CONTRACTOR	47
GC-50	NON-WAIVER	47
GC-51	SEVERABILITY	48
GC-52	SURVIVAL	48
GC-53	EQUAL EMPLOYMENT OPPORTUNITY	48
GC-54	SMALL, MINORITY AND WOMEN OWNED BUSINESS ENTERPRISES	49
GC-55	SUBORDINATION OF LIENS	49

APPENDICES

A-1	GLOSSARY SMALL, MINORITY AND WOMEN OWED BUSINESS ENTERPRISES (S/M/WBE)

SABINE PASS LNG TERMINAL PROJECT (PHASE 2)

ENGINEER, PROCURE AND CONSTRUCT UNIT RATE

SOIL IMPROVEMENT CONTRACT

EXHIBIT “A” – GENERAL CONDITIONS

GC-1 INDEPENDENT CONTRACTOR

1.1	SOIL CONTRACTOR represents that it is fully experienced, properly qualified, registered, licensed, equipped, organized, and financed to perform the Work under this Soil Contract. SOIL CONTRACTOR shall act as an independent contractor and not as the agent of PURCHASER in performing this Soil Contract, maintaining complete control over its employees and all of its associates, Subcontractors and Sub-subcontractors. Nothing contained in this Soil Contract or any Subcontract or Sub-subcontract awarded by SOIL CONTRACTOR shall create any contractual relationship between any Subcontractor or Sub-subcontractor and PURCHASER. SOIL CONTRACTOR shall perform the Work using Good Engineering and Construction Practices and subject to compliance with the Soil Contract.

GC-2 AUTHORIZED REPRESENTATIVES

2.1	Before starting any Work, SOIL CONTRACTOR shall designate in writing an authorized representative acceptable to PURCHASER to represent and act for SOIL CONTRACTOR and shall specify any and all limitations of such representative’s authority. PURCHASER agrees that SOIL CONTRACTOR’s Key Personnel are acceptable to PURCHASER. Such representative shall be present or be represented at the Phase 2 Site at all times when Work is in progress and shall be empowered to receive communications in accordance with this Soil Contract on behalf of SOIL CONTRACTOR. During periods when the Work is suspended, arrangements shall be made for an authorized representative acceptable to PURCHASER for any emergency Work that may be required. All communications given to the authorized representative by PURCHASER in accordance with this Soil Contract shall be binding upon SOIL CONTRACTOR. PURCHASER shall designate in writing one or more representatives to represent and act for PURCHASER and to receive communications from SOIL CONTRACTOR. Notification of changes of authorized representatives for either PURCHASER or SOIL CONTRACTOR shall be provided in advance, in writing, to the other Party.

GC-3 NOTICES

3.1	Any notices required hereunder shall be in writing and may be served either personally on the authorized representative of the receiving Party at the Phase 2 Site, by facsimile, by courier or express delivery, or by certified mail to the facsimile number or address of that Party as shown on the face of the Soil Contract Form of Agreement or at such facsimile number or address as may have been directed by written notice.

GC-4 SOIL CONTRACT INTERPRETATION

4.1	All questions concerning interpretation or clarification of this Soil Contract or applicable standards and codes, including the discovery of conflicts, discrepancies, errors or omissions, or the acceptable performance thereof by SOIL CONTRACTOR, shall be immediately submitted in writing to PURCHASER for resolution. Subject to the provisions of General Condition 32, titled CHANGES, all determinations, instructions, and clarifications of PURCHASER shall be final and conclusive unless determined to have been fraudulent or capricious, or arbitrary, or so grossly erroneous as necessarily to imply bad faith, or not supported by substantial evidence. At all times SOIL CONTRACTOR shall proceed with the Work in accordance with the determinations, instructions, and clarifications of PURCHASER. SOIL CONTRACTOR shall be solely responsible for requesting instructions or interpretations and shall be solely liable for any costs and expenses arising from its failure to do so.

GC-5 ORDER OF PRECEDENCE

5.1	All Soil Contract Documents and subsequently issued Change Orders and amendments are essential parts of this Soil Contract and a requirement occurring in one is binding as though occurring in all. In resolving conflicts, discrepancies, or errors the following order of precedence shall be used:

(1)	Soil Contract Form of Agreement

(2)	Exhibit “B” – Special Conditions

(3)	Exhibit “A” – General Conditions

(4)	Exhibit “E” – Scope of Management Contractor’s Authority as Authorized Representative

(5)	Exhibit “C” – Quantities, Pricing and Data

(6)	Exhibit “D” – Scope of Work

GC-6 STANDARDS AND CODES

6.1	Wherever references are made in this Soil Contract to standards or codes in accordance with which the Work under this Soil Contract is to be performed, the edition or revision of the standards or codes current on the Effective Date of this Soil Contract shall apply unless otherwise expressly stated. In case of conflict between any referenced standards and codes and any Soil Contract Documents, General Condition 4, titled SOIL CONTRACT INTERPRETATION shall apply.

6.2	SOIL CONTRACTOR shall, in preparation of its detail design, select the more stringent of applicable local, national and international standards or codes of practice, when not otherwise specified in the Soil Contract Documents or writing by PURCHASER.

GC-7 LAWS AND REGULATIONS

7.1	All Applicable Laws in effect at the time the Work under this Soil Contract is performed shall apply to SOIL CONTRACTOR and its employees and representatives.

7.2	If SOIL CONTRACTOR discovers any discrepancy or inconsistency between this Soil Contract and any Applicable Law, SOIL CONTRACTOR shall immediately notify PURCHASER in writing.

7.3	If during the term of this Soil Contract there is any Change in Law (but excluding changes to Tax laws where such Taxes are based upon SOIL CONTRACTOR’s inventory, income, profits/losses or cost of finance) not known or foreseeable at the Effective Date which become effective and which affect the cost or time of performance of this Soil Contract, SOIL CONTRACTOR shall immediately notify PURCHASER and submit detailed documentation of such effect in terms of both time and cost of performing the Soil Contract. If the Work is affected by such changes and PURCHASER concurs with their effect, an equitable adjustment will be made pursuant to General Condition 32, titled CHANGES.

GC-8 PERMITS

8.1	PURCHASER shall provide the Permits as set forth and limited to those Permits identified in Special Condition 6, titled PURCHASER PERMITS.

8.2	SOIL CONTRACTOR shall procure and pay for all SOIL CONTRACTOR Permits, and shall furnish any documentation, bonds, security or deposits required to permit performance of the Work.

8.3	SOIL CONTRACTOR shall provide PURCHASER with copies of such SOIL CONTRACTOR Permits as soon as reasonably practicable after they are obtained. SOIL CONTRACTOR shall provide information, assistance and documentation to PURCHASER as reasonably requested in connection with the PURCHASER Permits; provided that such information, assistance and documentation shall not include SOIL CONTRACTOR’s provision of information, testimony, documents or data by SOIL CONTRACTOR employees under oath (unless specifically authorized by SOIL CONTRACTOR) and activities outside the field of SOIL CONTRACTOR’s expertise, training or experience of personnel assigned to the performance of the Work under this Soil Contract (except to the extent provided for by Change Order issued pursuant to General Condition 32, titled CHANGES ).

GC-9 TAXES

9.1	Subject to the Louisiana Sales and Use Tax Allowance in SC-43.5, the Soil Contract Price includes all Taxes and SOIL CONTRACTOR shall pay all Taxes, levies, duties and assessments of every nature due in connection with the Work under this Soil Contract and shall make any and all payroll deductions and withholdings required by Applicable Law, and hereby indemnifies and holds harmless PURCHASER Group from any liability on account of any and all such Taxes, levies, duties, assessments and deductions.

GC-10 LABOR, PERSONNEL AND WORK RULES

10.1	Design Activities

(1)	PURCHASER’S written approval of all SOIL CONTRACTOR personnel assigned to perform the Work shall be a condition precedent to payment of their costs. SOIL CONTRACTOR shall submit resumes for each individual setting forth educational and professional qualifications, experience, tasks to be performed, position, and compensation. SOIL CONTRACTOR shall verify all academic degrees and professional credentials and certifies the accuracy of any SOIL CONTRACTOR submitted qualifications.

(2)	PURCHASER shall review and approve or reject assignments for cause within ten (10) Days. Approval of assignments shall not relieve SOIL CONTRACTOR of the full responsibilities of employer and shall create no direct relationship between the individual and PURCHASER.

(3)	SOIL CONTRACTOR shall assign only competent and qualified personnel and shall at all times be solely responsible for their work quality. PURCHASER may request the removal of individual employees for cause at any time and SOIL CONTRACTOR agrees to comply and to promptly provide acceptable replacement personnel.

10.2	Procurement and Construction Activities

(1)	SOIL CONTRACTOR shall employ only competent and skilled personnel to perform the Work and shall remove from the Phase 2 Site any SOIL CONTRACTOR personnel determined to be unfit or to be acting in violation of any provision of this Soil Contract. SOIL CONTRACTOR is responsible for maintaining labor relations in such manner that there is harmony among workers and shall comply with and enforce Phase 1 and Phase 2 Project and Phase 2 Site procedures, regulations, work rules and work hours established by PURCHASER.

(2)	PURCHASER may at its sole discretion deny access to the Phase 2 Site to any individual by written notice to SOIL CONTRACTOR. In the event an employee is excluded from the Phase 2 Site, SOIL CONTRACTOR shall promptly replace such individual with another who is fully competent and skilled to perform the Work.

(3)

SOIL CONTRACTOR is responsible for maintaining labor relations in such manner that, so far as reasonably practicable, there is harmony among workers. SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors shall conduct their labor relations in accordance with the recognized prevailing local area practices. SOIL CONTRACTOR shall inform PURCHASER promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. SOIL CONTRACTOR further agrees to inform PURCHASER, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations.

(4)	Notwithstanding the foregoing, PURCHASER shall not have any liability and SOIL CONTRACTOR agrees to release, indemnify, defend and hold harmless the PURCHASER Group from and against any and all claims, causes of action, damages, losses, cost and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) and liabilities, of whatsoever kind or nature, which may directly or indirectly arise or result from SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor choosing to terminate the employment of any such employee (including any Key Person) or remove such employee from the Project who fails to meet the foregoing requirements following a request by PURCHASER to have such employee removed from the Work. Any such employee shall be replaced at the cost and expense of SOIL CONTRACTOR or the relevant Subcontractor or Sub-subcontractor.

GC-11 COMMERCIAL ACTIVITIES

11.1	Neither SOIL CONTRACTOR nor its employees shall establish any commercial activity or issue concessions or permits of any kind to any Person for establishing commercial activities on the Phase 2 Site or any other lands owned or controlled by PURCHASER.

GC-12 PUBLICITY AND ADVERTISING

12.1	Neither SOIL CONTRACTOR nor its Subcontractors or Sub-subcontractors shall make any announcement, take any photographs of any part of the Phase 2 Facility for publicity or advertising purposes, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work or any part of the Phase 2 Facility or release any information concerning this Soil Contract, or the Phase 1 or Phase 2 Project, or any part thereof to any member of the public, press, business entity, or any official body unless prior written consent is obtained from PURCHASER, which shall not be unreasonably withheld.

GC-13 SAFETY AND HEALTH

13.1	SOIL CONTRACTOR shall be solely responsible for conducting operations under this Soil Contract to avoid risk of harm to the health and safety of persons and property and for inspecting and monitoring all its equipment, materials and work practices to ensure compliance with its obligations under this Soil Contract.

13.2	SOIL CONTRACTOR shall be solely responsible for developing and implementing a Safety and Health Plan (S&H Plan) pursuant to the terms of this Soil Contract. SOIL CONTRACTOR’s S&H Plan shall as a minimum conform and comply with:

(1)	Applicable Law governing safety and health in the workplace;

(2)	SOIL CONTRACTOR’s specific Scope of Work under this Soil Contract;

(3)	PURCHASER’s safety and health standards as set forth in Special Condition 11, titled SAFETY, HEALTH AND SECURITY REQUIREMENTS, as well as any S&H Plan written by or on behalf of PURCHASER, including revisions thereto; and

(4)	Operating Plant Procedures developed for the Facility by PURCHASER or Bechtel and delivered to SOIL CONTRACTOR after the Effective Date.

13.3	Within thirty (30) Days after the Effective Date and in any event prior to commencing Work at the Phase 2 Site, SOIL CONTRACTOR shall submit its S&H Plan to PURCHASER for review and approval.

13.4	To the extent allowed by Applicable Law, SOIL CONTRACTOR shall assume all responsibility and liability with respect to all matters regarding the safety and health of its employees and the employees of Subcontractors and Sub-subcontractors with respect to the risks under this Soil Contract.

13.5	SOIL CONTRACTOR’s failure to correct any unsafe condition or unsafe act by SOIL CONTRACTOR or any Subcontractors or Sub-subcontractors may, at the sole discretion of PURCHASER, be grounds for an order by PURCHASER to stop the affected Work or operations until the unsafe act or condition is corrected to PURCHASER’s satisfaction at SOIL CONTRACTOR’s expense.

13.6	If the unsafe act or condition continues despite notice and reasonable opportunity to affect a resolution, PURCHASER may, at its sole discretion, correct the unsafe act or condition at SOIL CONTRACTOR’s expense pursuant to General Condition 38, titled BACKCHARGES or terminate this Soil Contract pursuant to General Condition 45, titled TERMINATION FOR DEFAULT.

13.7	SOIL CONTRACTOR shall assign to the Phase 2 Site one (or more as necessary for compliance with the terms of this clause) safety representative(s) acceptable to PURCHASER. Such safety representative(s) shall be physically located at the Phase 2 Site, shall have authority for correcting unsafe acts or conditions by SOIL CONTRACTOR or any Subcontractors and Sub-subcontractors, and shall participate in periodic safety meetings with PURCHASER. SOIL CONTRACTOR shall instruct its personnel on the requirements of SOIL CONTRACTOR’s S&H Plan and coordinate with other contractors and subcontractors at the Phase 1 and Phase 2 Sites on safety matters required for the Work.

13.8	Unless otherwise specified by PURCHASER, SOIL CONTRACTOR shall furnish all safety equipment required for the Work, require the use of such safety equipment, and provide safety instructions to its employees. All safety equipment must be manufactured to a standard acceptable to PURCHASER as set forth in Special Condition 11, titled SAFETY, HEALTH AND SECURITY REQUIREMENTS.

13.9	SOIL CONTRACTOR shall maintain accident and injury records as required by Applicable Law. Such records will be made available to PURCHASER upon request. SOIL CONTRACTOR shall furnish PURCHASER with a weekly and monthly summary of accidents, injuries, and labor hours lost to work-related injuries of its employees and employees of all Subcontractors and Sub-subcontractors in a form and format designated by PURCHASER.

13.10	SOIL CONTRACTOR shall immediately report to PURCHASER any death, injury or damage to property incurred or caused by SOIL CONTRACTOR’s employees and employees of any Subcontractors or Sub-subcontractors. In addition, in the event of any safety incident involving a significant non-scheduled event such as fires, explosions or mechanical failures, or in the event of any safety incident involving non-scheduled LNG or Natural Gas releases or unusual over-pressurizations of which SOIL CONTRACTOR is aware, SOIL CONTRACTOR shall provide a written report to PURCHASER within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to PURCHASER immediately if the incident is of significant magnitude to threaten public or employee safety or interrupt the Work.

GC-14 ENVIRONMENTAL REQUIREMENTS

14.1	Throughout performance of the Work, SOIL CONTRACTOR shall conduct all operations in such a way as to minimize impact upon the natural environment and prevent any spread or release of Hazardous Materials.

14.2	SOIL CONTRACTOR shall:

(1)	Comply with Applicable Law governing environmental requirements and conduct the Work based on the requirements of this Soil Contract, including compliance with Permit requirements and Project plans and approvals.

(2)	Provide all documentation required by all levels of Governmental Instrumentality or PURCHASER concerning environmental requirements.

(3)	Provide and maintain effective planning and field control measures for the following activities:

Wastewater discharges to land, surface water, or groundwater;

Extraction/supply of water;

Storm water management;

Spill prevention and response;

Erosion and sedimentation control;

Air emissions and dust control;

Noise control;

Waste and hazardous waste management; and

Work area restoration, including re-vegetation.

These measures shall include obtaining certifications; conducting requisite analyses and monitoring of such activities as required by the Soil Contract Documents, Permit conditions or other Applicable Law; utilizing appropriate equipment; and proceeding in accordance with Permit requirements.

(4)	Be responsible for developing and maintaining a written Environmental Compliance Plan in accordance with SOIL CONTRACTOR’s established practices, including but not limited to compliance with Applicable Law and the requirements of the Project Construction Environmental Control Plan (CECP). SOIL CONTRACTOR shall have sole responsibility for implementing and enforcing its Environmental Compliance Plan.

(5)	Submit its written Environmental Compliance Plan to PURCHASER for review thirty (30) Days after the Effective Date and in any event prior to commencing Work at the Phase 2 Site. PURCHASER’s review of SOIL CONTRACTOR’s plan shall not relieve SOIL CONTRACTOR of its obligation under this Soil Contract or as imposed by Applicable Law and SOIL CONTRACTOR shall be solely responsible for the adequacy of its Environmental Compliance Plan.

(6)	Comply with all access restrictions, including prohibitions on access to certain areas on or adjacent to the Phase 2 Site and require its personnel and those of its Subcontractors and Sub-subcontractors to comply with all signage and flagging related to such restricted areas. Restricted areas may include, but are not limited to: designated wetlands; environmental mitigation study areas; cultural/historical/archaeological sites; and designated fish, wildlife, or vegetative habitat.

(7)	Require that its personnel do not hunt, fish, feed, capture, extract, or otherwise disturb aquatic, animal, or vegetative species within the Phase 2 Project boundary or while performing any tasks in performance of the Work.

(8)	Not proceed with any renovation or demolition Work until asbestos surveys and notifications have been completed to the appropriate regulatory agencies, in accordance with the division of responsibility outlined in the Project’s CECP and PURCHASER specifically authorizes that Work to proceed. Should asbestos containing materials be uncovered during SOIL CONTRACTOR’s Work, the provisions of subclause (9) below shall apply.

(9)

Immediately stop Work in any area where contaminated soil indicators (such as odor or appearance), unknown containers, piping, underground storage tanks, or similar structures are discovered; or any other materials, which are reasonably suspected to be Hazardous Materials. SOIL CONTRACTOR shall then immediately notify PURCHASER and the stop work area shall be determined by

PURCHASER and confirmed in writing. Activity in the stop work area shall only resume upon PURCHASER’s written approval.

(10)	Immediately stop Work in any area where cultural resources or artifacts with archaeological or historical value are discovered, and immediately notify PURCHASER. The stopped Work shall proceed in the manner set forth in subclause (9) above. No artifacts, items, or materials shall be disturbed or taken from the area of discovery. Neither SOIL CONTRACTOR nor any Subcontractor or Sub-subcontractor shall have property rights to such artifacts, items, or materials, which shall be secured and guarded until turned over to PURCHASER or the appropriate Governmental Instrumentalities. SOIL CONTRACTOR shall also require that its personnel and those of its Subcontractors and Sub-subcontractors comply with this provision and respect all historic and archaeological sites in the area.

(11)	Manage, store, and dispose of all Hazardous Materials generated by SOIL CONTRACTOR, Subcontractors and Sub-subcontractors during performance of the Work in accordance with Applicable Law, including the Resource and Conservation Recovery Act (RCRA) regulations and state special and Hazardous Material programs) and as outlined in the Project CECP. This includes, but is not limited to: waste minimization; Hazardous Material generator registration; Hazardous Materials inventory with Material Safety Data Sheets (MSDS) for each Hazardous Material on site; employee training; Hazardous Material spill management and reporting; proper storage of Hazardous Materials; equipment decontamination; onsite and offsite transport of Hazardous Materials; and selection and use of offsite final disposal facilities.

14.3	SOIL CONTRACTOR shall deliver to PURCHASER (i) notice of any pending or threatened material environmental claim with respect to the Phase 2 Project, and (ii) promptly upon their becoming available, copies of written communications with any Governmental Instrumentality relating to any such material environmental claim.

14.4	SOIL CONTRACTOR’s obligations under General Condition 39, titled INDEMNITY, apply to any liability arising in connection with or incidental to SOIL CONTRACTOR’s performance or failure to perform as provided in this General Condition 14, titled Environmental Requirements.

GC-15 SITE CONDITIONS AND NATURAL RESOURCES

15.1	SOIL CONTRACTOR shall have the sole responsibility for satisfying itself concerning the nature and location of the Work and the general and local conditions, including but not limited to the following:

(1)	Transportation, access, disposal, handling and storage of materials;

(2)	Availability and quality of labor, water, electric power and road conditions;

(3)	Climatic conditions, tides, and seasons;

(4)	River hydrology and river stages;

(5)	Physical conditions at the Phase 2 Site and the Phase 2 Project area as a whole;

(6)	Topography and ground surface conditions; and

(7)	Equipment and facilities needed preliminary to and during the performance of the Work.

15.2	The failure of SOIL CONTRACTOR to acquaint itself with any applicable conditions will not relieve SOIL CONTRACTOR of the responsibility for properly estimating the difficulties, time or cost of successfully performing SOIL CONTRACTOR’s obligations under this Soil Contract.

GC-16 DIFFERING SITE CONDITIONS

16.1	Any investigations of subsurface conditions made by PURCHASER in areas where Work will be performed are for the purpose of study and design. If the records of such investigation are included in the Soil Contract Documents, the interpretation of such records shall be the sole responsibility of SOIL CONTRACTOR. PURCHASER does not assume any responsibility whatsoever in respect to the sufficiency or accuracy of such investigations, the records thereof, or of the interpretations set forth and there is no warranty or guarantee, either express or implied, that the conditions indicated by such investigations or records thereof are representative of those existing throughout such areas, or any part thereof, or that unforeseen developments may not occur, or that materials other than or in proportions different from those indicated may not be encountered.

16.2	SOIL CONTRACTOR shall confirm and supplement such studies or conduct the appropriate investigations of subsurface conditions to establish a mutually agreed baseline prior to SOIL CONTRACTOR’s further engineering and design development.

16.3	Subsequently, SOIL CONTRACTOR shall immediately notify PURCHASER in writing before proceeding with any Work that SOIL CONTRACTOR believes constitutes a differing site condition with respect to:

(1)	Subsurface or latent physical conditions at the Phase 2 Site differing materially from those indicated in the mutually approved investigations of subsurface conditions; or

(2)	Previously unknown physical conditions at the Phase 2 Site, of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Soil Contract.

16.4

PURCHASER will then investigate such condition and make a written determination. If PURCHASER determines that such condition does constitute a differing site condition, SOIL CONTRACTOR may then, pursuant to General Condition 32, titled CHANGES, submit a written proposal for an equitable adjustment setting forth the impact of such differing site condition. Failure of SOIL CONTRACTOR to give the required immediate notice of the differing site condition shall be grounds for rejection of the claim to the extent PURCHASER is prejudiced by such delay.

GC-17 TITLE TO MATERIALS FOUND

17.1	The title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by PURCHASER and its Affiliates. SOIL CONTRACTOR may, at the sole discretion of PURCHASER, be permitted, without charge, to use in the Work any such materials that meet the requirements of this Soil Contract.

GC-18 SURVEY CONTROL POINTS AND LAYOUTS

18.1	PURCHASER will establish survey control points as shown on the drawings.

18.2	SOIL CONTRACTOR shall complete the layout of all Work and shall be responsible for execution of the Work in accordance with the locations, lines, and grades specified or shown on the drawings, subject to such modifications as PURCHASER may require as Work progresses.

18.3	If SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor moves or destroys or renders inaccurate any survey control point, such control point shall be replaced by PURCHASER at SOIL CONTRACTOR’s expense. No separate payment will be made for survey Work performed by SOIL CONTRACTOR.

GC-19 SOIL CONTRACTOR’S WORK AREA

19.1	PURCHASER will assign SOIL CONTRACTOR’s work areas on the Phase 2 Site. SOIL CONTRACTOR shall confine its operations to the areas so assigned. Should SOIL CONTRACTOR find it necessary or advantageous to use any additional area off-site area the Phase 2 Site for any purpose whatsoever, SOIL CONTRACTOR shall, at its expense, provide and make its own arrangements for the use of such additional off-site areas. SOIL CONTRACTOR shall not perform any Work at the Phase 1 Site except as permitted by PURCHASER in writing.

GC-20 CLEANING UP

20.1	SOIL CONTRACTOR shall, at all times, keep its work areas in a neat, clean and safe condition. Upon completion of any portion of the Work, SOIL CONTRACTOR and any Subcontractors and Sub-subcontractors shall promptly remove from the work area all its equipment, construction plant, temporary structures and surplus materials not to be used at or near the same location during later stages of the Work.

20.2	Upon completion of the Work and prior to final payment, SOIL CONTRACTOR shall at its expense satisfactorily dispose of all rubbish, remove all plant, buildings, equipment and materials belonging to SOIL CONTRACTOR, Subcontractors and Sub-subcontractors and return to PURCHASER’s warehouse or Phase 2 Site storage area all salvageable PURCHASER-supplied materials. SOIL CONTRACTOR shall leave the premises in a neat, clean and safe condition.

20.3	In event of SOIL CONTRACTOR’s failure to comply with the foregoing requirements, PURCHASER may accomplish them at SOIL CONTRACTOR’s expense.

GC-21 COOPERATION WITH OTHERS AND NO INTERFERENCE WITH PHASE 1 FACILITY

21.1	PURCHASER, Management Contractor, other contractors and subcontractors may be working at the Phase 2 Site during the performance of this Soil Contract, and SOIL CONTRACTOR’s Work or use of certain facilities may be interfered with as a result of such concurrent activities. PURCHASER reserves the right to require SOIL CONTRACTOR to schedule the order of performance of the Work in such a manner as will minimize interference with work of any of the parties involved.

21.2	Notwithstanding anything to the contrary in the Soil Contract, it is the Parties’ intent that the performance of the Work and SOIL CONTRACTOR’s other obligations under this Soil Contract shall not, in any way, negatively impact the cost or schedule for development of the Phase 1 Facility or those portions of the Phase 2 Facility not within the scope of this Soil Contract or otherwise interfere with the operation of the Phase 1 Facility, and SOIL CONTRACTOR shall perform the Work and SOIL CONTRACTOR’s other obligations under this Soil Contract so that it does not negatively impact the cost or schedule for development of the Phase 1 Facility or those portions of the Phase 2 Facility not within the scope of this Soil Contract or otherwise interfere with the operation of the Phase 1 Facility. During the performance of the Work or SOIL CONTRACTOR’s other obligations under this Soil Contract, if an unforeseen situation arises that could potentially interfere with the operation of the Phase 1 Facility, SOIL CONTRACTOR shall provide to PURCHASER, as soon as possible but no later than seven (7) Days prior to the time that SOIL CONTRACTOR intends to perform such Work, a written plan listing the potentially interfering Work and proposing in detail how such Work will be performed to avoid interference with the operation of the Phase 1 Facility. Prior to performing such Work, PURCHASER and SOIL CONTRACTOR shall mutually agree upon a plan, including an applicable schedule for performance, for SOIL CONTRACTOR to execute such Work. If the unforeseen situation was not caused by SOIL CONTRACTOR and is not an item for which SOIL CONTRACTOR assumed the risk or bears responsibility, and if compliance by SOIL CONTRACTOR with this GC-21.2 causes a change in the Work affecting the cost or the Soil Contract Schedule, SOIL CONTRACTOR shall be entitled to seek relief in accordance with General Condition 32, titled CHANGES.

GC-22 RESPONSIBILITY FOR WORK, SECURITY AND PROPERTY

22.1	Work in Progress, Equipment and Material.

SOIL CONTRACTOR shall be responsible for and shall bear any and all risk of loss or damage to Work (including equipment and materials) pursuant to General Condition 34, titled TITLE AND RISK OF LOSS.

22.2 Delivery, Unloading and Storage.

SOIL CONTRACTOR’s responsibility for materials and plant equipment required for the performance of this Soil Contract shall include:

(1)	Procurement, importation and transportation to and from the Phase 2 Site unless otherwise specified;

(2)	Receiving and unloading;

(3)	Storing in a secure place and in a manner subject to PURCHASER’s review. Outside storage of materials and equipment subject to degradation by the elements shall be in weathertight enclosures provided by SOIL CONTRACTOR;

(4)	Delivering from storage to construction site all materials and plant equipment as required; and

(5)	Maintaining complete and accurate records for PURCHASER’s inspection of all materials and plant equipment received, stored and issued for use in the performance of the Soil Contract.

22.3	Security

(1)	SOIL CONTRACTOR shall at all times conduct all operations under this Soil Contract in a manner to avoid the risk of loss, theft, or damage by vandalism, sabotage or any other means to any equipment, materials, Work or other property at the Phase 2 Site. SOIL CONTRACTOR shall continuously inspect all equipment, materials and Work to discover and determine any conditions, which might involve such risks and shall be solely responsible for discovery, determination and correction of any such conditions.

(2)

SOIL CONTRACTOR shall comply with PURCHASER’s and Management Contractor’s security requirements for the Phase 1 and Phase 2 Sites. SOIL CONTRACTOR shall cooperate with PURCHASER and Management Contractor on all security matters and shall promptly comply with any Phase 1 and Phase 2 Project security arrangements established by PURCHASER or Management Contractor, including any Operating Plant Procedures. Such compliance with these security requirements shall not relieve SOIL CONTRACTOR of its responsibility for maintaining proper security for the above noted items, nor shall it be construed as limiting in any manner SOIL CONTRACTOR’s obligation with respect to Applicable Law and to undertake reasonable action to establish and maintain secure conditions at the Phase 2 Site.

22.4	Property. SOIL CONTRACTOR shall plan and conduct its operations so as not to:

(1)	Enter upon lands in their natural state unless authorized by PURCHASER;

(2)	Damage, close or obstruct any utility installation, highway, road or other property until Permits and PURCHASER’s permission therefor have been obtained;

(3)	Disrupt or otherwise interfere with the operation of any pipeline, telephone, electric transmission line, ditch or structure unless otherwise specifically authorized by this Soil Contract; or

(4)	Damage or destroy cultivated and planted areas, and vegetation such as trees, plants, shrubs, and grass on or adjacent to the premises which, as determined by PURCHASER, do not interfere with the performance of this Soil Contract. This includes damage arising from performance of Work through operation of equipment or stockpiling of materials.

22.5	SOIL CONTRACTOR shall not be entitled to any extension of time or compensation on account of SOIL CONTRACTOR’s failure to protect all facilities, equipment, materials and other property as described herein. All costs in connection with any repairs or restoration necessary or required by reason of unauthorized obstruction, damage or use shall be borne by SOIL CONTRACTOR.

GC-23 SOIL CONTRACTOR’S PLANT, EQUIPMENT AND FACILITIES

23.1	SOIL CONTRACTOR shall provide and use for the Work only such construction plant and equipment as are capable of producing the quality and quantity of work and materials required by this Soil Contract and within the time or times specified in the Soil Contract Milestone Date(s) and Soil Contract Schedule.

23.2	Before proceeding with the Work, SOIL CONTRACTOR shall furnish PURCHASER with information and drawings relative to such equipment, plant and facilities as PURCHASER may request. Upon written order of PURCHASER, SOIL CONTRACTOR shall discontinue operation of unsatisfactory plant, equipment or facilities and shall either modify the unsatisfactory items or remove such items from the Phase 2 Site.

23.3

SOIL CONTRACTOR shall, at the time any equipment is moved onto the Phase 2 Site, present to PURCHASER an itemized list of all equipment and tools, including but not limited to power tools, welding machines, pumps and compressors. Said list must include description and quantity, and serial number where applicable. It is recommended that SOIL CONTRACTOR identify its equipment by color, decal and etching. Prior to removal of any or all equipment, SOIL CONTRACTOR shall clear such removal through PURCHASER. SOIL CONTRACTOR shall not remove construction plant, equipment or tools from the Phase 2 Site before the Work is finally accepted, without PURCHASER’s written approval.

GC-24 ILLUMINATION

24.1	When any Work is performed at night or where daylight is obscured, SOIL CONTRACTOR shall, at its expense, provide artificial light sufficient to permit Work to be carried on efficiently, satisfactorily and safely, and to permit thorough inspection. During such time periods the access to the place of Work shall also be clearly illuminated. All wiring for electric light and power shall be installed and maintained in a safe manner and meet all applicable codes and standards.

GC-25 USE OF COMPLETED PORTIONS OF WORK

25.1	Whenever, as determined by PURCHASER, any portion of the Work performed by SOIL CONTRACTOR is suitable for use, PURCHASER may, upon written notice, occupy and use such portion. Use shall not constitute acceptance, relieve SOIL CONTRACTOR of its responsibilities, or act as a waiver by PURCHASER of any terms of this Soil Contract.

25.2	SOIL CONTRACTOR shall not be liable for normal wear and tear or for repair of damage caused by any misuse during such occupancy or use by PURCHASER. If such use increases the time of performance of remaining portions of the Work, SOIL CONTRACTOR shall be entitled to seek an equitable adjustment in the Soil Contract Milestone Date(s) in accordance with General Condition 32, titled CHANGES.

25.3	If, as a result of SOIL CONTRACTOR’s failure to comply with the provisions of this Soil Contract, such use proves to be unsatisfactory to PURCHASER, then PURCHASER shall have the right to continue such use until such portion of the Work can, without injury to PURCHASER, be taken out of service for correction of defects, errors, omissions or replacement of unsatisfactory materials or equipment as necessary for such portion of the Work to comply with the Soil Contract; provided that the period of such operation or use pending completion of appropriate remedial action shall not exceed twelve (12) months unless otherwise mutually agreed in writing between the Parties.

25.4	SOIL CONTRACTOR shall not use any permanently installed equipment unless PURCHASER approves such use in writing. When such use is approved, SOIL CONTRACTOR shall at SOIL CONTRACTOR’s expense properly use and maintain and, upon completion of such use, recondition such equipment as required to meet specifications.

GC-26 USE OF PURCHASER’S CONSTRUCTION EQUIPMENT OR FACILITIES

26.1	Where SOIL CONTRACTOR requests PURCHASER and PURCHASER agrees to make available to SOIL CONTRACTOR certain equipment or facilities belonging to PURCHASER for the performance of Work under the Soil Contract, the following shall apply:

(1)	Equipment or facilities will be charged to SOIL CONTRACTOR at agreed rental rates;

(2)	PURCHASER will furnish a copy of the equipment maintenance and inspection record and SOIL CONTRACTOR shall maintain these records during the rental period;

(3)	SOIL CONTRACTOR shall assure itself of the condition of such equipment and assume all risks and responsibilities during its use;

(4)	CONTRACTOR shall, as part of its obligation under General Condition 39, titled INDEMNITY, release, defend, indemnify and hold harmless PURCHASER GROUP from all claims, demands and liabilities arising from the use of such equipment.

(5)	PURCHASER and SOIL CONTRACTOR shall jointly inspect such equipment before its use and upon its return. The cost of all necessary repairs or replacement for damage other than normal wear shall be at SOIL CONTRACTOR’s expense; and

(6)	If such equipment is furnished with an operator, the services of such operator will be performed under the complete direction and control of SOIL CONTRACTOR and such operator shall be considered SOIL CONTRACTOR’s employee for all purposes other than the payment of wages, Workers’ Compensation Insurance or other benefits.

GC-27 FIRST AID FACILITIES

27.1	Where PURCHASER has first-aid facilities at the Phase 2 Site, it may, at its option, make available its first-aid facilities for the treatment of employees of SOIL CONTRACTOR who may be injured or become ill while engaged in the performance of the Work under this Soil Contract.

27.2	If first-aid facilities and/or services are made available to SOIL CONTRACTOR’s employees then, in consideration for the use of such facilities and the receipt of such services, SOIL CONTRACTOR hereby agrees:

(1)	To include as part of its obligation under General Condition 39, titled INDEMNITY, the obligation to release, defend, indemnify and hold harmless PURCHASER GROUP from all claims, demands and liabilities arising from the use of such services or facilities; and

(2)	In the event any of SOIL CONTRACTOR’s employees require off-site medical services, including transportation thereto, to promptly pay for such services directly to the providers thereof.

GC-28 INSPECTION, QUALITY SURVEILLANCE, REJECTION OF MATERIALS AND WORKMANSHIP

28.1	All material and equipment furnished and Work performed shall be properly inspected by SOIL CONTRACTOR at its expense, and shall at all times be subject to quality surveillance and quality audit by PURCHASER, Management Contractor, or their authorized representatives who, upon reasonable notice, shall be afforded full and free access to the shops, factories or other places of business of SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors for such quality surveillance or audit. SOIL CONTRACTOR shall provide safe and adequate facilities, drawings, documents and samples as requested, and shall provide assistance and cooperation including stoppage of Work to perform such examination as may be necessary to determine compliance with the requirements of this Soil Contract. Any Work covered prior to any quality surveillance or test by PURCHASER or Management Contractor shall be uncovered and replaced at the expense of SOIL CONTRACTOR if such covering interferes with or obstructs such inspection or test. Failure of PURCHASER or Management Contractor to make such quality surveillance or to discover Defective design, equipment, materials or workmanship shall not relieve SOIL CONTRACTOR of its obligations under this Soil Contract nor prejudice the rights of PURCHASER thereafter to reject or require the correction of Defective Work in accordance with the provisions of this Soil Contract.

28.2	If any Work is determined by PURCHASER to be Defective or not in conformance with this Soil Contract the provisions of General Condition 37, titled WARRANTY / DEFECT CORRECTION PERIOD shall apply.

GC-29 TESTING

29.1	Unless otherwise provided in the Soil Contract, testing of equipment, materials or Work shall be performed by SOIL CONTRACTOR at its expense and in accordance with the requirements of this Soil Contract. Should PURCHASER direct tests in addition to those required by this Soil Contract, SOIL CONTRACTOR will be given reasonable notice to permit such testing. Such additional tests will be at PURCHASER’s expense.

29.2	SOIL CONTRACTOR shall furnish samples as requested and shall provide reasonable assistance and cooperation necessary to permit tests to be performed on materials or Work in place including reasonable stoppage of Work during testing.

GC-30 EXPEDITING

30.1	The equipment and materials furnished and Work performed under this Soil Contract shall be subject to expediting by PURCHASER or its representatives who shall be afforded full and free access to the shops, factories and other places of business of SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors for expediting purposes. As required by PURCHASER, SOIL CONTRACTOR shall provide detailed schedules and progress reports for use in expediting and shall cooperate with PURCHASER in expediting activities.

GC-31 FORCE MAJEURE

31.1	If SOIL CONTRACTOR’s performance of this Soil Contract is prevented or delayed by Force Majeure, SOIL CONTRACTOR shall, within twenty-four (24) hours of the commencement of any such delay, give to PURCHASER written notice thereof and within seven (7) Days of commencement of the delay, a written description of the anticipated impact of the delay on performance of the Work. Delays attributable to and within the control of SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor shall be deemed delays within the control of SOIL CONTRACTOR. Within seven (7) Days after the termination of any Force Majeure event, SOIL CONTRACTOR shall file a written notice with PURCHASER specifying the actual duration of the delay. Failure to give any of the above notices shall be sufficient ground for denial of an extension of time. PURCHASER will determine the duration of the delay and will extend the time of performance of this Soil Contract by modifying the Soil Contract Milestone Dates in accordance with the terms of this Soil Contract.

31.2	SOIL CONTRACTOR shall demonstrate to PURCHASER its entitlement to such relief under this GC-31 by providing to PURCHASER an updated Soil Contract Schedule using Primavera Project Planner (P3) in its native electronic format with actual durations entered for all activities on the critical path and re-forecasted clearly to indicate SOIL CONTRACTOR’s entitlement to a time extension under this GC-31. Once provided, SOIL CONTRACTOR shall be entitled to an extension to the applicable Soil Contract Milestone Date(s) for delay, if and to the extent such delay or prevention causes a delay of any Work that is on the critical path of the Soil Contract Schedule, provided that SOIL CONTRACTOR has complied with the notice, Change Order and mitigation requirements.

31.3	Such extension of time to the Soil Contract Milestone Dates shall be the sole remedy for the occurrence of such delay for a continuous period of less than thirty (30) Days.

31.4	SOIL CONTRACTOR may be entitled to reimbursement of certain delay-related costs for any delay that meets the requirements of GC 31.1 and GC 31.2, if such delay occurs for a continuous period of at least thirty (30) Days following the applicable Soil Contract Milestone Date. In the event of such a continuous delay of at least thirty (30) Days, SOIL CONTRACTOR shall be entitled to reimbursement only for the standby time for SOIL CONTRACTOR’s employees and construction equipment and other standby costs which are incurred by SOIL CONTRACTOR for the period beyond the initial thirty (30) Day period and which are caused by such excusable delay, up to a maximum aggregate of forty (40) Days of standby time. Such reimbursement for standby costs shall be without any percentage fee or other markup for profit, overhead or otherwise.

31.5	SOIL CONTRACTOR shall not be entitled to any adjustment to any of the Soil Contract Milestone Dates or adjustment to the Soil Contract Price, or to reimbursement of any costs for any portion of a delay, to the extent SOIL CONTRACTOR could have taken, but failed to take, reasonable actions to mitigate such delay.

GC-32 CHANGES

32.1	PURCHASER shall be entitled, without notice to the sureties if any, to make any change in the Work within the general scope of this Soil Contract, including but not limited to changes:

(1)	In the drawings, designs or specifications;

(2)	In the method, manner, or sequence of SOIL CONTRACTOR Work;

(3)	In PURCHASER-furnished facilities, equipment, materials, services or site(s);

(4)	Directing acceleration or deceleration in performance of the Work;

(5)	In the quantities of Work to be performed by SOIL CONTRACTOR; and

(6)	Modifying the Soil Contract Schedule or the Soil Contract Milestone Dates.

32.2	If PURCHASER desires to make any such change, PURCHASER shall issue to SOIL CONTRACTOR a written directive to perform such changed Work, and SOIL CONTRACTOR shall perform such Work at the Unit Prices set forth in this Soil Contract.

32.3	If at any time SOIL CONTRACTOR believes that a change in the Work directed by PURCHASER, or any acts or omissions of PURCHASER that constitute a change to the Work, will cause a delay to the critical path of the Work entitling SOIL CONTRACTOR to an extension to the Soil Contract Milestone Date(s), SOIL CONTRACTOR shall within ten (10) Days of discovery of such directive or such act or omission submit to PURCHASER a written notice and a “Change Order Request” explaining in detail the basis for the request and providing the information required by GC-32.9. If PURCHASER agrees with SOIL CONTRACTOR’s statement regarding the effects on the Soil Contract Milestone Dates, the Parties shall execute a Change Order incorporating the change to the Scope of Work and the Soil Contract Milestone Date(s), which Change Order shall amend this Soil Contract. If PURCHASER does not agree with SOIL CONTRACTOR’s statement regarding the effects of the proposed change on the Soil Contract Milestone Dates, the Parties shall discuss the change and attempt to negotiate an acceptable Change Order. If the Parties cannot agree to a Change Order, or if PURCHASER desires to have the changed Work commence immediately, PURCHASER may issue a unilateral Change Order for the change in the Work, and SOIL CONTRACTOR shall perform the modified Scope of Work. SOIL CONTRACTOR shall perform the Work, as modified by the unilateral Change Order, even if SOIL CONTRACTOR considers the change to be a dispute, pending resolution of the dispute. All Change Orders shall be in writing and signed by PURCHASER and SOIL CONTRACTOR, and all unilateral Change Orders shall be in writing and signed by PURCHASER. Notwithstanding anything to the contrary, SOIL CONTRACTOR shall not be entitled to any adjustment to the Unit Prices for any change requested by PURCHASER, including any increase or decrease in the quantities of Work to be performed by SOIL CONTRACTOR on the Phase 2 Project.

32.4	In addition, in the event of an emergency, which PURCHASER determines endangers life or property, PURCHASER may use oral orders to SOIL CONTRACTOR for any Work required by reason of such emergency. SOIL CONTRACTOR shall commence and complete such emergency Work as directed by PURCHASER. The Parties shall memorialize and confirm such orders by written directive, unless SOIL CONTRACTOR believes that a Change Order is justified, in which case SOIL CONTRACTOR shall request a Change Order in accordance with GC-32.3.

32.5	In the event of a change in any applicable code or standard which does not constitute a Change in Law, SOIL CONTRACTOR shall provide written notice to PURCHASER regarding such change if SOIL CONTRACTOR contends that such change will delay performance of the Work entitling SOIL CONTRACTOR to a Change Order. Upon receipt of such notice from SOIL CONTRACTOR and in the event PURCHASER, at its sole option, elects for SOIL CONTRACTOR to implement such change in applicable code or standard, PURCHASER may agree to a Change Order with SOIL CONTRACTOR in accordance with this General Condition 32, titled CHANGES. In the event PURCHASER does not, at its sole option, elect for SOIL CONTRACTOR to implement such change in applicable code or standard, SOIL CONTRACTOR shall not be required to perform in accordance with such applicable code or standard.

32.6	Any delay by SOIL CONTRACTOR in giving notice or presenting a Change Order Request under this General Condition 32, titled CHANGES, shall be grounds for rejection of the claim if and to the extent PURCHASER is prejudiced by such delay. In no case shall a claim by SOIL CONTRACTOR be considered if asserted after final payment under this Soil Contract.

32.7	Failure by PURCHASER and SOIL CONTRACTOR to agree on any adjustment shall be a dispute within the meaning of General Condition 33, titled DISPUTES.

32.8	SOIL CONTRACTOR shall proceed diligently with performance of the Work, pending final resolution of any request for relief, dispute, claim, appeal, or action arising under the Soil Contract, and comply with any decision of PURCHASER.

32.9

If (a) PURCHASER or any Person acting on behalf of or under the control of PURCHASER delay the commencement, prosecution or completion of the Work, and if such delay is not the fault of SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors but is caused by (i) PURCHASER’s breach of an express obligation of PURCHASER under this Soil Contract, or (ii) PURCHASER’s ordering a change in the scope of the Work for which a Change Order is justified (provided that a Change Order has been issued in accordance with this General Condition 32, titled CHANGES); or (b) a section of this Soil Contract expressly provides that SOIL CONTRACTOR is entitled to seek relief under this General Condition 32, SOIL CONTRACTOR is entitled to relief under General Condition 32 and SOIL CONTRACTOR’s compliance with that section causes a delay in the commencement, prosecution or completion of the Work; then SOIL CONTRACTOR shall be entitled to an extension to the Soil Contract Milestone Date(s) to the extent, if any, permitted under GC-32.10, provided that SOIL CONTRACTOR complies with the notice, Change Order Request, and mitigation requirements of this

General Condition 32, titled CHANGES. Such adjustment to the Soil Contract Milestone Date(s) shall be SOIL CONTRACTOR’s sole relief in the event of any such delay, and SOIL CONTRACTOR shall not be entitled to any adjustment to the Unit Prices based on any such delay. Any adjustments to the Soil Contract Milestone Date(s) shall be recorded in a Change Order. For any such delay that continues for an uninterrupted period of at least thirty (30) Days following the applicable Soil Contract Milestone Date, SOIL CONTRACTOR shall be entitled to reimbursement only for the standby time for SOIL CONTRACTOR’s employees and construction equipment and other standby costs which are incurred by SOIL CONTRACTOR for the period beyond the initial thirty (30) Day period and which are caused by such excusable delay, up to a maximum aggregate of forty (40) Days of standby time. Such reimbursement for standby costs shall be without any percentage fee or other markup for profit, overhead or otherwise. The Parties agree that if they execute a Change Order with respect to any change in the Scope of Work described in GC-32, any delay arising out of such change in the Scope of Work and meeting the requirements of this GC-32.9 shall be included in the Change Order incorporating such change in the Scope of Work.

32.10	Time Extension: SOIL CONTRACTOR shall be entitled to a time extension to the applicable Soil Contract Milestone Date(s) for delay that meets the requirements of GC-32.9 if and to the extent (i) it causes a delay in the performance of any Work that is on the critical path of the Soil Contract Schedule and (ii) SOIL CONTRACTOR is unable to proceed with other portions of the Work so as not to cause a delay in the applicable Soil Contract Milestone Date. SOIL CONTRACTOR shall demonstrate to PURCHASER its entitlement to such relief under this GC-32.10 by providing to PURCHASER an updated Soil Contract Schedule using Primavera Project Planner (P3) in its native electronic format with actual durations entered for all activities on the critical path and re-forecasted clearly to indicate SOIL CONTRACTOR’s entitlement to a time extension under this GC-32.10.

32.11	With respect to GC-32.9 and GC-32.10, in no event shall SOIL CONTRACTOR be entitled to any adjustment to the Soil Contract Milestone Date(s) for that portion of delay to the extent SOIL CONTRACTOR could have taken, but failed to take, reasonable actions to mitigate such delay.

GC-33 DISPUTES

33.1	Any claim arising out of or attributable to the interpretation or performance of this Soil Contract, which cannot be resolved by negotiation, shall be considered a dispute within the meaning of this clause.

33.2	In the event of a dispute, SOIL CONTRACTOR or PURCHASER shall notify the other Party in writing that a dispute exists and request or provide a final determination by PURCHASER. Any such request by SOIL CONTRACTOR shall be clearly identified by reference to this clause and shall summarize the facts in dispute and SOIL CONTRACTOR’s proposal for resolution.

33.3	PURCHASER shall, within thirty (30) Days of any request by SOIL CONTRACTOR, provide a written final determination setting forth the contractual basis for its decision and defining what Soil Contract adjustments it considers equitable. Upon SOIL CONTRACTOR’s written acceptance of PURCHASER’s determination, the Soil Contract will be modified and the determination implemented accordingly or, failing agreement, PURCHASER may in its sole discretion pay such amounts and/or revise the time for performance of the Work in accordance with PURCHASER’s final determination.

33.4	If SOIL CONTRACTOR does not accept PURCHASER’s final determination, the dispute shall within thirty (30) Days, be referred to senior executives of the Parties who shall have designated authority to settle the dispute. The Parties shall promptly prepare and exchange memoranda stating the issues in dispute and their respective positions, summarizing the negotiations that have taken place and attaching relevant documents.

33.5	The senior executives will meet for negotiations at a mutually agreed time and place. If the dispute has not been resolved within thirty (30) Days of the commencement of such negotiations, the Parties agree to arbitrate the dispute in accordance with Special Condition 31, titled ARBITRATION.

33.6	SOIL CONTRACTOR hereby agrees to be joined in any arbitration proceeding involving a dispute between PURCHASER and Management Contractor or any other contractor on the Project which relates to or is in connection, in whole or in part, with the Work of SOIL CONTRACTOR.

GC-34 TITLE AND RISK OF LOSS

34.1	Where SOIL CONTRACTOR or any Subcontractors or Sub-subcontractors fabricate or purchase equipment, materials or other tangible items (“Goods”) for incorporation into the Work or any of its separate parts, the title of such Goods shall pass to and be vested in PURCHASER when the first of the following events occurs:

(1)	The Goods or part thereof is first identifiable as being appropriated to the Soil Contract,

(2)	When PURCHASER pays for the Goods or part thereof in accordance with the Soil Contract, or

(3)	When the Goods or part thereof are dispatched to or from SOIL CONTRACTOR’s fabrication yard or to the Phase 2 Site.

Similarly, title to all other portions of the Work shall pass to and be vested in PURCHASER when PURCHASER pays for such Work or part thereof in accordance with the Soil Contract.

34.2

SOIL CONTRACTOR warrants and guarantees that legal title to and ownership of the Goods and all other Work shall be free and clear of any and all liens, claims, security interests or other encumbrances arising out of the Work when title thereto passes to

PURCHASER, and if any such warranty or guarantee is breached, SOIL CONTRACTOR shall have the liability and obligations set forth in General Condition 39, titled INDEMNITY.

34.3	Such transfer of title in the Goods and other Work will be without prejudice of PURCHASER’s right to refuse the Goods and other Work to the extent of SOIL CONTRACTOR’s negligence in case of non-conformity with the Soil Contract Documents.

34.4	Irrespective of transfer of title in the Work (including Goods), SOIL CONTRACTOR shall remain responsible for all Work (including all Goods) located outside of the Phase 2 Site at the time of such damage or loss, regardless of cause, and SOIL CONTRACTOR shall remain responsible for risk of loss or damage to Work (including all Goods) in progress at the Phase 2 Site and all Goods at the Phase 2 Site to the extent of SOIL CONTRACTOR’s or any of its Subcontractor’s or Sub-subcontractor’s negligence until Tank S-105 Substantial Completion; provided, however, notwithstanding anything contrary to the foregoing, SOIL CONTRACTOR shall remain fully responsible and liable to PURCHASER for its warranty and guarantee obligations under the Soil Contract.

34.5	CONTRACTOR shall ensure that the above provisions are imposed upon all Subcontractors and Sub-subcontractors and shall execute all documents and take all steps necessary or required by PURCHASER to vest title as PURCHASER may direct.

34.6	Title to standard Goods of the type usually bought in bulk such as reinforcement bars, piping materials, non-tagged instruments and instrument installation material, cable and similar items which are not incorporated into the Work shall revert to SOIL CONTRACTOR upon agreement by PURCHASER that such Goods are not required for the Work.

GC-35 QUALITY ASSURANCE PROGRAM

35.1	Within thirty (30) Days after the Effective Date, SOIL CONTRACTOR shall submit a project specific Quality Assurance Plan for approval by PURCHASER.

35.2	The Quality Assurance Plan shall address all activities relevant to the Work and shall demonstrate how all Work performed by SOIL CONTRACTOR will conform to the Soil Contract requirements.

35.3	The plan shall address the interfaces between PURCHASER, SOIL CONTRACTOR, and other relevant organizational entities. The plan shall include an organization chart showing SOIL CONTRACTOR’s corporate and Phase 2 Project organization responsible for managing, performing and verifying the Work. The organization chart shall be supported with a reporting and functional description of SOIL CONTRACTOR’s Phase 2 Project organization and identification of the quality related responsibilities of key positions.

35.4	The plan shall be updated as necessary throughout the Soil Contract, to reflect any changes to SOIL CONTRACTOR’s documented quality system.

35.5	SOIL CONTRACTOR’s documented quality system shall provide for the issuance of a “Stop Work” order by SOIL CONTRACTOR or PURCHASER at any time during the Work, when significant adverse quality trends and/or deviations from the approved Quality Assurance Plan are found.

35.6	PURCHASER reserves the right to perform quality assurance audits of SOIL CONTRACTOR’s approved Quality Assurance Plan, including Subcontractors and Sub-subcontractors, at any stage of the Work.

35.7	PURCHASER has basic quality system requirements, which are substantially similar to those for the Phase 1 Project. As applicable, SOIL CONTRACTOR shall comply with those requirements.

GC-36 RECORDS AND AUDIT

36.1	SOIL CONTRACTOR shall keep full and detailed books, construction logs, records, daily reports, schedules, accounts, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents (“Books and Records”) as may be necessary for proper management under this Soil Contract, as required under Applicable Law or this Soil Contract, and in any way relating to this Soil Contract. SOIL CONTRACTOR shall maintain all such Books and Records in accordance with GAAP and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion, or such greater period of time as may be required under Applicable Law.

36.2	Upon reasonable notice, PURCHASER shall have the right to audit or have audited, SOIL CONTRACTOR’s Books and Records by PURCHASER or PURCHASER’s third party auditors but only to the extent necessary to validate payments made to SOIL CONTRACTOR or invoiced by SOIL CONTRACTOR on the basis of time and material rates, unit rates or cost reimbursable basis. However, nothing shall entitle PURCHASER the right to audit the internal pricing or composition of any agreed-upon Unit Prices. When requested by PURCHASER, SOIL CONTRACTOR shall provide PURCHASER and PURCHASER’s auditors with reasonable access to all such relevant Books and Records, and SOIL CONTRACTOR’s personnel shall cooperate with PURCHASER and such auditors to effectuate the audit or audits hereunder. PURCHASER shall have the right upon consent of SOIL CONTRACTOR (such consent not to be unreasonably withheld or delayed) to copy or have the auditors copy all such Books and Records. SOIL CONTRACTOR shall bear all costs incurred by it in assisting with audits performed. SOIL CONTRACTOR shall include audit provisions identical to this in all Major Subcontracts and Major Sub-subcontracts. No access to Books and Records shall be granted to PURCHASER’s auditors until such auditors have signed a confidentiality agreement with SOIL CONTRACTOR in accordance with the standard practice in the auditing industry for audits of this kind.

36.3	Within a reasonable period of time following a request by PURCHASER, SOIL CONTRACTOR shall provide PURCHASER and PURCHASER’s third party auditors with any information (including Books and Records) regarding quantities and descriptions of any equipment installed on or ordered for the Phase 2 Facility and any other information as PURCHASER or PURCHASER’s third party auditors may deem reasonably necessary in connection with the preparation of PURCHASER’s Tax returns (including information reasonably required to determine the amount of Qualified Research Expenditures incurred in connection with the Work) or other Tax documentation in connection with the Phase 2 Project; provided, however, if, in connection with such preparation, PURCHASER or PURCHASER’s third party auditors request information relating to the actual cost for any item of Work and such item of Work is included in the Soil Contract Price or in any Unit Prices, SOIL CONTRACTOR shall provide such information to PURCHASER or PURCHASER’s third party auditors as provided herein. No access to the aforementioned information (including Books and Records) shall be granted to PURCHASER’s auditors until such auditors have signed a confidentiality agreement with PURCHASER in accordance with the standard practice in the auditing industry for audits of this kind.

36.4	If PURCHASER establishes uniform codes of accounts for the Phase 2 Project, SOIL CONTRACTOR shall use such codes in identifying its records and accounts.

36.5	SOIL CONTRACTOR shall not, and shall provide that its Subcontractors and Sub-subcontractors and agents or employees of any of them shall not, without PURCHASER’s prior written approval, (i) pay any commissions or fees, or grant any rebates, to any employee or officer of PURCHASER or Management Contractor or their Affiliates, (ii) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (iii) enter into any business arrangements with employees or officers of same.

GC-37 WARRANTY/DEFECT CORRECTION PERIOD

37.1	SOIL CONTRACTOR warrants that:

(1)	The Work, including all materials and equipment, and each component thereof, shall be new (unless otherwise specified in this Soil Contract) and of good quality;

(2)	the Work (including all materials and equipment) shall be in accordance with all of the requirements of this Soil Contract, including in accordance with GECP, Applicable Law and applicable codes and standards; and

(3)	the Work (including all materials and equipment) shall be free from encumbrances to title.

37.2	Should the Phase 2 Facility or any part thereof cease operating due solely to corrective actions for Defects, the Defect Correction Period shall be extended by a time equal to the duration of such stoppage.

37.3	SOIL CONTRACTOR warrants that the written instructions regarding the use of equipment, including those instructions in operation and maintenance manuals, shall conform to this Soil Contract and GECP as of the time such instructions are prepared. If any non-conformance with SOIL CONTRACTOR’s warranties set forth in this GC-37.3 occurs or is discovered at any time prior to or during the Defect Correction Period, SOIL CONTRACTOR shall, at its sole expense, furnish PURCHASER with corrected instructions.

37.4	SOIL CONTRACTOR shall, without additional cost to PURCHASER, obtain warranties from Subcontractors and Sub-subcontractors that meet or exceed the requirements of this Soil Contract; provided, however, SOIL CONTRACTOR shall not in any way be relieved of its responsibilities and liability to PURCHASER under this Soil Contract, regardless of whether such Subcontractor or Sub-subcontractor warranties meet the requirements of this Soil Contract, as SOIL CONTRACTOR shall be fully responsible and liable to PURCHASER for its warranty and correction of Defective Work obligations and liability under this Soil Contract for all Work. All such warranties shall run to the benefit of SOIL CONTRACTOR but shall permit SOIL CONTRACTOR, prior to assignment to PURCHASER, the right (upon mutual agreement of the Parties), to authorize PURCHASER to deal with Subcontractors or Sub-subcontractors on SOIL CONTRACTOR’s behalf. Such warranties, with duly executed instruments assigning the warranties shall be delivered to PURCHASER concurrent with the end of the Defect Correction Period. This shall not in any way be construed to limit SOIL CONTRACTOR’s liability under this Soil Contract for the entire Work or its obligation to enforce Subcontractor and Sub-subcontractor warranties.

37.5	SOIL CONTRACTOR’s warranties do not provide a remedy, and SOIL CONTRACTOR shall have no liability to PURCHASER, for any damage or defect to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by PURCHASER; (ii) operation, maintenance or use of the Phase 2 Facility, Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by SOIL CONTRACTOR to PURCHASER; (iii) normal wear and tear; (iv) normal corrosion or (v) an event of Force Majeure, to the extent such event of Force Majeure occurs after Tank S-105 Substantial Completion or Substantial Completion BOP, whichever occurs later.

37.6

Prior to Tank S-105 Substantial Completion or Substantial Completion BOP, whichever occurs later, all Work shall be subject to inspection by PURCHASER at all reasonable times to determine whether the Work conforms to the requirements of this Soil Contract. Upon PURCHASER giving reasonable prior notice, SOIL CONTRACTOR shall furnish PURCHASER with access to all locations where Work is in progress on the Phase 2 Site and at the offices of SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors. PURCHASER shall be entitled to provide SOIL CONTRACTOR with written notice of any Work that PURCHASER believes does not conform to the requirements of this Soil Contract. If any Work is Defective prior to Tank S-105 Substantial Completion, then SOIL CONTRACTOR shall, at its own expense, correct such Defective Work. If such Defective Work is on the critical path for the Phase 2 Project or otherwise impacts the Phase 1 Facility or any portion of the Phase 2 Project,

SOIL CONTRACTOR shall commence the correction of such Defective Work within a reasonable time but in no event later than the earlier of five (5) Business Days after receipt of notice from PURCHASER or SOIL CONTRACTOR’s becoming aware of such Defect, and shall diligently perform and complete the correction of such Defective Work using, as necessary, overtime or shifts and expediting the procurement of materials. If SOIL CONTRACTOR fails to commence, perform or complete the correction of Defective Work as required by this GC-37.6, then PURCHASER, upon providing written notice to SOIL CONTRACTOR, may perform such corrective Work and SOIL CONTRACTOR shall be liable to PURCHASER for the reasonable costs incurred by PURCHASER in connection with performing such corrective Work and shall pay PURCHASER within ten (10) Days after receipt of written notice from PURCHASER an amount equal to such costs (or, at PURCHASER’s sole discretion, PURCHASER may withhold or offset amounts owed to SOIL CONTRACTOR). The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by (i) SOIL CONTRACTOR, if such Work is found not to conform with the requirements of this Soil Contract and (ii) by PURCHASER, if such Work is found to conform with the requirements of this Soil Contract.

37.7	PURCHASER shall provide SOIL CONTRACTOR with a list of witness points no later than sixty (60) Days after the Effective Date and PURCHASER shall notify SOIL CONTRACTOR which of the witness points it wishes its personnel to witness. SOIL CONTRACTOR shall provide PURCHASER with at least fifteen (15) Days prior written notice of the actual scheduled date of each of the tests PURCHASER has indicated it wishes to witness. SOIL CONTRACTOR shall cooperate with PURCHASER if PURCHASER elects to witness any additional tests, and SOIL CONTRACTOR acknowledges that PURCHASER shall have the right to witness all tests being performed in connection with the Work.

37.8	PURCHASER’s right to conduct inspections shall not obligate PURCHASER to do so. Neither the exercise of PURCHASER of any such right, nor any failure on the part of PURCHASER to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect. In addition, PURCHASER’s acceptance of any Work which is later determined to be Defective shall not in any way relieve SOIL CONTRACTOR from its obligations to correct the Work.

37.9

If, during the Defect Correction Period, any Work or component thereof is found to be Defective, and PURCHASER provides written notice to SOIL CONTRACTOR within the Defect Correction Period regarding such Defect, SOIL CONTRACTOR shall, at its sole cost and expense, promptly correct (whether by repair, replacement or otherwise) such Defective Work (the correction of the Defective Work is hereby defined as the “Corrective Work”). Any such notice from PURCHASER shall state with reasonable specificity the date of occurrence or observation of the alleged defect and the reasons supporting PURCHASER’s belief that SOIL CONTRACTOR is responsible for performing Corrective Work. PURCHASER shall provide SOIL CONTRACTOR with access to the Work sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with operation of the Facility and subject to any reasonable security or safety requirements of PURCHASER and SOIL CONTRACTOR. In the event SOIL CONTRACTOR utilizes spare parts owned by PURCHASER in the course of performing the Corrective Work, SOIL CONTRACTOR shall supply PURCHASER free of charge with new spare parts equivalent in quality and quantity to all such spare parts used by SOIL CONTRACTOR as soon as possible following the utilization of such spare parts.

37.10	If SOIL CONTRACTOR fails to commence the Corrective Work within a reasonable period of time not to exceed ten (10) Business Days, or does not complete such Corrective Work promptly (and provided that PURCHASER provides SOIL CONTRACTOR access to the Phase 2 Facility), then PURCHASER, upon providing prior written notice to SOIL CONTRACTOR, may perform such Corrective Work, and SOIL CONTRACTOR shall be liable to PURCHASER for the reasonable costs incurred by PURCHASER in connection with performing such Corrective Work, and shall pay PURCHASER, within ten (10) Days after receipt of written notice from PURCHASER, an amount equal to such costs (or, at PURCHASER’s sole discretion, PURCHASER may withhold or offset amounts owed to SOIL CONTRACTOR or collect on the Letter of Credit, if applicable, such costs and expenses); provided, however, if Defective Work discovered during the Defect Correction Period presents an imminent threat to the safety or health of any person and PURCHASER knows of such Defective Work, PURCHASER may perform such Corrective Work in order to correct such Defective Work without giving prior written notice to SOIL CONTRACTOR. In such event, SOIL CONTRACTOR shall be liable to PURCHASER for the reasonable costs incurred by PURCHASER in connection with performing such Corrective Work, and shall pay PURCHASER, after receipt of written notice from PURCHASER, an amount equal to such costs (or, at PURCHASER’s sole discretion, PURCHASER may withhold or offset amounts owed to SOIL CONTRACTOR or collect on the Letter of Credit, if applicable, such costs). To the extent any Corrective Work is performed by or on behalf of PURCHASER, SOIL CONTRACTOR’s obligations with respect to such Defective Work that is corrected by on or behalf of PURCHASER shall be relieved, with the exception of SOIL CONTRACTOR’s obligation to pay PURCHASER the reasonable costs incurred by PURCHASER in connection with performing such Corrective Work.

37.11	With respect to any Corrective Work performed by SOIL CONTRACTOR, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for any Work (including Corrective Work) extend beyond thirty-six (36) months after SOIL CONTRACTOR’s achievement of Tank S-105 Substantial Completion.

37.12	All Corrective Work shall be performed subject to the same terms and conditions under this Soil Contract as the original Work is required to be performed. In connection with the Corrective Work, any change to equipment that would alter the requirements of this Soil Contract may be made only with prior written approval of PURCHASER.

37.13	SOIL CONTRACTOR shall not be liable to PURCHASER for any Defective Work discovered after the expiration of the Defect Correction Period (as may be extended pursuant to GC-37.2 and GC-37.11), except for any liability of SOIL CONTRACTOR pursuant to its indemnification, defense and hold harmless obligations under this Soil Contract, but such indemnification defense or hold harmless obligations are not warranty obligations under this section.

37.14	The warranties made in this Soil Contract shall be for the benefit of PURCHASER and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable.

37.15	THE EXPRESS WARRANTIES SET FORTH IN THIS SOIL CONTRACT ARE EXCLUSIVE AND NO OTHER WARRANTIES OR CONDITIONS SHALL APPLY. THE PARTIES HEREBY DISCLAIM, AND PURCHASER HEREBY WAIVES ANY AND ALL WARRANTIES IMPLIED UNDER APPLICABLE LAW (INCLUDING THE GOVERNING LAW) INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

37.16	Notwithstanding any provision of this Soil Contract, SOIL CONTRACTOR shall bear the responsibility of repairs to its Work under this warranty provision.

GC-38 BACKCHARGES

38.1	Upon PURCHASER’s written notice to SOIL CONTRACTOR, PURCHASER may, in addition to any other amounts to be retained hereunder, retain from any sums otherwise owing to SOIL CONTRACTOR amounts sufficient to cover the full costs of any of the following:

(1)	SOIL CONTRACTOR’s failure to comply with any provision of this Soil Contract or SOIL CONTRACTOR’s acts or omissions in the performance of any part of this Soil Contract, including, but not limited to, violation of Applicable Law, including those regarding safety, Hazardous Materials or environmental requirements;

(2)	Correction of Defective or nonconforming Work by redesign, repair, rework, replacement or other appropriate means when SOIL CONTRACTOR states, or by its actions indicates, that it is unable or unwilling to proceed with corrective action in a reasonable time; and/or

(3)	PURCHASER agrees to take or perform or, due to SOIL CONTRACTOR’s failure, elects to take action or perform Work for SOIL CONTRACTOR, such as cleanup, off-loading or completion of incomplete Work.

38.2	PURCHASER may, if no funds are owing to SOIL CONTRACTOR, backcharge SOIL CONTRACTOR for Work done or cost incurred to remedy these or any other SOIL CONTRACTOR defaults, errors, omissions or failures to perform or observe any part of this Soil Contract.

38.3	The cost to correct a SOIL CONTRACTOR’s failure to comply or act as outlined above shall be PURCHASER’s documented direct and indirect costs resulting therefrom.

38.4	PURCHASER shall separately invoice or deduct from payments otherwise due to SOIL CONTRACTOR the costs as provided herein. PURCHASER’s right to backcharge is in addition to any and all other rights and remedies provided in this Soil Contract or by Applicable Law. The performance of backcharge work by PURCHASER shall not relieve SOIL CONTRACTOR of any of its responsibilities under this Soil Contract including but not limited to express warranties, specified standards for quality, contractual liabilities and indemnifications, and meeting the Soil Contract Milestone Dates.

GC-39 INDEMNITY

39.1	In addition to its indemnification, defense and hold harmless obligations contained elsewhere in this Soil Contract, SOIL CONTRACTOR shall indemnify, hold harmless and defend the PURCHASER Group and Management Contractor from any and all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) to the extent that such damages, losses, costs and expenses result from any of the following:

(1)	Failure of SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors to comply with Applicable Law; provided that this indemnity shall be limited to fines and penalties imposed on PURCHASER GROUP and Management Contractor and resulting from the failure of SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors to comply with Applicable Law;

(2)	Any and all damages, losses, costs and expenses suffered by a Third Party and resulting from actual or asserted violation or infringement of any domestic or foreign patents, copyrights or trademarks or other intellectual property owned by a Third Party to the extent that such violation or infringement results from performance of the Work by SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors, or any improper use of Third Party confidential information or other Third Party proprietary rights that may be attributable to SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors in connection with the Work;

(3)	Contamination or pollution suffered by a Third Party to the extent resulting from SOIL CONTRACTOR’s or any Subcontractor’s or Sub-subcontractor’s use, handling or disposal of Hazardous Materials brought on the Site by SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor;

(4)	Failure by SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor to pay Taxes for which such Party or entity is liable;

(5)

Failure of SOIL CONTRACTOR to make payments to any Subcontractor or Sub-subcontractor in accordance with the respective Subcontract or Sub-subcontract, but not extending to any settlement payment made to any Subcontractor or

Sub-subcontractor against which SOIL CONTRACTOR has pending or prospective claims, unless such settlement is made with SOIL CONTRACTOR’s consent, except after assumption of such Soil Contract by PURCHASER in accordance with GC-45.2; or

(6)	Personal injury to or death of any Person (other than employees of SOIL CONTRACTOR, or any employees of any member of the PURCHASER Group or the Management Contractor or any Subcontractor, or Sub-subcontractor), and damage to or destruction of property of Third Parties to the extent arising out of or resulting from the negligence in connection with the Work of any member of the SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor or anyone directly or indirectly employed by them.

39.2	NOTWITHSTANDING THE PROVISIONS OF GC-39.1 ABOVE, SOIL CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE PURCHASER GROUP AND MANAGEMENT CONTRACTOR, IF ANY, FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF EMPLOYEES, OFFICERS OR DIRECTORS OF ANY MEMBER OF THE SOIL CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE SOIL CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING PRIOR TO TANK S-105 SUBSTANTIAL COMPLETION OR SUBSTANTIAL COMPLETION BOP, WHICHEVER OCCURS LATER, IN EACH OF CASES (I) AND (II) OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE PURCHASER GROUP OR MANAGEMENT CONTRACTOR.

39.3	EXCEPT AS OTHERWISE PROVIDED IN GC-39.2 OR GC-34.4, PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SOIL CONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF ANY EMPLOYEES, OFFICERS OR DIRECTORS OF PURCHASER GROUP OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF PURCHASER GROUP (EXCLUDING THE FACILITY) OCCURRING PRIOR TO TANK S-105 SUBSTANTIAL COMPLETION OR SUBSTANTIAL COMPLETION BOP, WHICHEVER OCCURS LATER, IN EACH OF CASES (I) AND (II) OCCURRING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF SOIL CONTRACTOR.

39.4	Should SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor or any other person, including any construction equipment lessor, acting through or under any of them, file a lien or other encumbrance against all or any portion of the Work, the Phase 2 Site or the Phase 2 Facility, SOIL CONTRACTOR shall, at its sole cost and expense, remove or discharge, by payment, bond or otherwise, such lien or encumbrance within twenty-one (21) Days of SOIL CONTRACTOR’s receipt of written notice from PURCHASER notifying SOIL CONTRACTOR of such lien or encumbrance; provided that PURCHASER shall have made payment of all amounts properly due and owing to SOIL CONTRACTOR under this Soil Contract, other than amounts disputed. If SOIL CONTRACTOR fails to remove or discharge any such lien or encumbrance within such twenty-one (21) Day period in circumstances where PURCHASER has made payment of all amounts properly due and owing to SOIL CONTRACTOR under this Soil Contract, other than amounts disputed, then PURCHASER may, in its sole discretion and in addition to any other rights that it has under this Soil Contract, remove or discharge such lien and encumbrance using whatever means that PURCHASER, in its sole discretion, deems appropriate, including the payment of settlement amounts that it determines in its sole discretion as being necessary to remove or discharge such lien or encumbrance. In such circumstance, SOIL CONTRACTOR shall be liable to PURCHASER for all damages, costs, losses and expenses (including all reasonable attorneys’ fees, consultant fees and arbitration expenses, and settlement payments) incurred by PURCHASER arising out of or relating to such removal or discharge. All such damages, costs, losses and expenses shall be paid by SOIL CONTRACTOR no later than thirty (30) Days after receipt of each invoice from PURCHASER.

39.5

Not later than fifteen (15) Days after receipt of written notice from the Indemnified Party to the Indemnifying Party of any claims, demands, actions or causes of action asserted against such Indemnified Party for which the Indemnifying Party has indemnification, defense and hold harmless obligations under this Soil Contract, whether such claim, demand, action or cause of action is asserted in a legal, judicial, arbitral or administrative proceeding or action or by notice without institution of such legal, judicial, arbitral or administrative proceeding or action, the Indemnifying Party shall affirm in writing by notice to such Indemnified Party that the Indemnifying Party will indemnify, defend and hold harmless such Indemnified Party and shall, at the Indemnifying Party’s own cost and expense, assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to be represented therein by advisory counsel of its own selection, and at its own expense; and provided further that if the defendants in any such action or proceeding include the Indemnifying Party and an Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, such Indemnified Party shall have the right to select up to one separate counsel to participate in the defense of such action or proceeding on its own behalf at the reasonable expense of the Indemnifying Party. In the event of the failure of the Indemnifying Party to perform fully in accordance with the defense obligations under this GC-39.5, such Indemnified Party may, at its option, and without relieving the Indemnifying Party of its obligations hereunder, so perform, but all damages, costs and expenses (including all reasonable attorneys’ fees, and litigation or arbitration expenses, settlement payments and judgments) so incurred by such Indemnified Party in that event shall be reimbursed by the Indemnifying Party to such Indemnified Party, together with reasonable interest on same from the date any such cost and expense was paid by such Indemnified Party until reimbursed by the Indemnifying Party.

39.6	Except as otherwise set forth in GC-39.2 and GC-39.3 above, the indemnity, defense and hold harmless obligations for personal injury or death or property damage under this Soil Contract shall apply regardless of whether the Indemnified Party was concurrently negligent (whether actively or passively), it being agreed by the Parties that in this event, the Parties’ respective liability or responsibility for such damages, losses, costs and expenses under this GC-39 shall be determined in accordance with principles of comparative negligence.

39.7	PURCHASER and SOIL CONTRACTOR agree that the Louisiana Oilfield Anti-indemnity Act, LA. Rev. Stat. § 9:2780, et. seq., is inapplicable to this Soil Contract and the performance of the Work. Application of these code sections to this Soil Contract would be contrary to the intent of the Parties, and each Party hereby irrevocably waives any contention that these code sections are applicable to this Soil Contract or the Work. In addition, it is the intent of the Parties in the event that the aforementioned act were to apply to this Soil Contract that each Party shall provide insurance to cover the losses contemplated by such code sections and assumed by each such Party under the indemnification provisions of this Soil Contract, and SOIL CONTRACTOR agrees that the Soil Contract Price and the Unit Prices compensate SOIL CONTRACTOR for the cost of premiums for the insurance provided by it under this Soil Contract. The Parties agree that each Party’s agreement to support their indemnification obligations by insurance shall in no respect impair their indemnification obligations.

39.8	In the event that any indemnity provisions in this Soil Contract are contrary to the law governing this Soil Contract, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law.

39.9	SOIL CONTRACTOR specifically waives any immunity provided against its indemnity obligations in this Soil Contract by any industrial insurance or workers’ compensation statute.

GC-40 PATENT AND INTELLECTUAL PROPERTY INDEMNITY

40.1

SOIL CONTRACTOR hereby indemnifies and shall defend and hold harmless PURCHASER Group from and against any and all claims, actions, losses, damages, and expenses, including attorney’s fees, arising from any claim, whether rightful or otherwise, that any concept, product, design, equipment, material, process, copyrighted material or confidential information, or any part thereof, furnished by SOIL CONTRACTOR under this Soil Contract constitutes an infringement of any patent or copyrighted material or a theft of trade secrets. If use of any part of such concept, product, design, equipment, material, process, copyrighted material or confidential information is limited or prohibited, SOIL CONTRACTOR shall, at its sole expense, procure the necessary licenses to use the infringing or a modified but non-infringing concept, product, design, equipment, material, process, copyrighted material or confidential information or, with PURCHASER’s prior written approval, replace it with substantially equal but non-infringing concepts, products, designs, equipment, materials, processes, copyrighted material or confidential information; provided, however,

(1)	That any such substituted or modified concepts, products, designs, equipment, material, processes, copyrighted material or confidential information shall meet all the requirements and be subject to all the provisions of this Soil Contract; and

(2)	That such replacement or modification shall not modify or relieve SOIL CONTRACTOR of its obligations under this Soil Contract.

40.2	In the event that any violation or infringement for which SOIL CONTRACTOR is responsible to indemnify the PURCHASER Group as set forth in GC-39.1 and 40.1 above results in any suit, claim, temporary restraining order or preliminary injunction SOIL CONTRACTOR shall, in addition to its obligations under GC-39 and GC-40.1, make every reasonable effort, by giving a satisfactory bond or otherwise, to secure the suspension of the injunction or restraining order. If, in any such suit or claim, the Work, the Phase 2 Facility, or any part, combination or process thereof, is held to constitute an infringement and its use is preliminarily or permanently enjoined, SOIL CONTRACTOR shall promptly make every reasonable effort to secure for PURCHASER a license, at no cost to PURCHASER, authorizing continued use of the infringing Work. If SOIL CONTRACTOR is unable to secure such a license within a reasonable time, SOIL CONTRACTOR shall, at its own expense and without impairing performance requirements, either replace the affected Work, in whole or part, with non-infringing components or parts or modify the same so that they become non-infringing.

40.3	The foregoing obligation shall not apply to any concept, product, design, equipment, material, process, copyrighted material or confidential information the detailed design of which (excluding rating and/or performance specifications) has been furnished in writing by PURCHASER to SOIL CONTRACTOR.

GC-41 RIGHT TO WORK PRODUCT

41.1	PURCHASER and its Affiliates shall have, and SOIL CONTRACTOR hereby grants PURCHASER and its Affiliates, a permanent, assignable, non-exclusive, royalty-free license to use on the Project or any other project of PURCHASER, or any of its Affiliates, any concept, product, process (patentable or otherwise), copyrighted material (including without limitation documents, specifications, calculations, maps, sketches, notes, reports, data, models, samples, drawings, designs, and electronic software), and confidential information (i) owned by SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor upon commencement of the Work under this Soil Contract and used by SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor in connection with the Project or (ii) furnished or supplied to PURCHASER by SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor in the course of performance under this Soil Contract in connection with the Project and other projects (collectively the “Work Product”).

41.2	Any concept, product, process (patentable or otherwise), copyrightable material (including without limitation documents, specifications, calculations, maps, sketches, notes, reports, data, models, samples, drawings, designs and electronic software) or confidential information first developed, produced or reduced to practice by SOIL CONTRACTOR or any of its employees in the performance of this Soil Contract (collectively, with the definition in GC-41.1, the “Work Product”) shall be the property of PURCHASER upon creation, whether or not delivered to PURCHASER at the time of creation, and shall upon request by PURCHASER (but in no event later than thirty (30) Days from Provisional Acceptance of the Work) be delivered to PURCHASER. Upon request by PURCHASER from time to time, SOIL CONTRACTOR agrees to do all things reasonably necessary, at PURCHASER’s expense and as PURCHASER directs, to obtain patents or copyrights on any portion of such Work Product, to the extent the same may be patentable or copyrightable. SOIL CONTRACTOR further agrees to execute and deliver or cause to be executed and delivered such documents, including in particular instruments of assignment, as PURCHASER may in its discretion deem necessary or desirable to assign and transfer title to such Work Product to PURCHASER and to carry out the provisions of this clause.

41.3	SOIL CONTRACTOR shall identify portions of the Work Product, which contain Third Party Proprietary Work Product for which PURCHASER shall need to obtain permission from the appropriate owners of such Third Party Proprietary Work Product for use by PURCHASER or its Affiliates on projects other than the Project. Notwithstanding anything to the contrary in this Soil Contract, no license is granted to PURCHASER with respect to the use of any SOIL CONTRACTOR proprietary software or systems.

41.4	All Work Product, and all copies thereof, shall be returned or delivered to PURCHASER upon the earlier of expiration of the Defect Correction Period and termination of this Soil Contract, except that (i) SOIL CONTRACTOR may, subject to its confidentiality obligations set forth in General Condition 43, titled NONDISCLOSURE, retain one record set of the Work Product and may use and modify such Work Product, and (ii) Subcontractors and Sub-subcontractors may retain any Work Product generated by them so long as PURCHASER has been provided the following copies of such Work Product: six (6) hard copies; two (2) reproducible Drawings, where applicable; and two (2) sets each of fully editable and operable native and .pdf files of documents on CD for all such drawings and specifications.

41.5	All written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by PURCHASER or any of PURCHASER’s other consultants or contractors shall at all times remain the property of PURCHASER, and SOIL CONTRACTOR shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to PURCHASER upon the earlier of expiration of the Defect Correction Period and termination of this Soil Contract, except that SOIL CONTRACTOR may, subject to its confidentiality obligations as set forth in GC-43, retain one record set of such documents or other media.

GC-42 ASSIGNMENTS AND SUBCONTRACTS

42.1	Any SOIL CONTRACTOR assignment of this Soil Contract or rights hereunder, in whole or part, without the prior written consent of PURCHASER shall be void, except that upon ten (10) Days written notice to PURCHASER, SOIL CONTRACTOR may assign monies due or to become due under this Soil Contract, provided that any assignment of monies shall be subject to proper set-offs in favor of PURCHASER and any deductions provided for in this Soil Contract.

42.2	SOIL CONTRACTOR shall not subcontract with any Person for the performance of all or any portion of the Work without the advance written approval of PURCHASER. All Subcontracts and Sub-subcontracts must include provisions to secure all rights and remedies of PURCHASER provided under this Soil Contract, and must impose upon the Subcontractors and Sub-subcontractors all of the duties and obligations required to fulfill this Soil Contract.

42.3	All Subcontracts and Sub-subcontracts shall, so far as reasonably practicable, be consistent with the terms or provisions of this Soil Contract. No Subcontractor or Sub-subcontractor is intended to be or shall be deemed a third-party beneficiary of this Soil Contract.

42.4	SOIL CONTRACTOR shall (i) notify PURCHASER of any proposed Major Subcontractor or Major Sub-subcontractor as soon as reasonably practicable during the selection process and furnish to PURCHASER all information reasonably requested with respect to SOIL CONTRACTOR’s selection criteria, and (ii) notify PURCHASER no less than ten (10) Business Days prior to the execution of a Major Subcontract or Major Sub-subcontract with a Major Subcontractor or Major Sub-subcontractor. PURCHASER shall have the discretion, not to be unreasonably exercised, to reject any proposed Major Subcontractor or Major Sub-subcontractor for a Major Subcontract or Sub-subcontract. SOIL CONTRACTOR shall not enter into any Major Subcontract or Major Sub-subcontract with a proposed Major Subcontractor or Major Sub-subcontractor that is rejected by PURCHASER in accordance with the preceding sentence. PURCHASER shall undertake in good faith to review the information provided by SOIL CONTRACTOR, expeditiously and shall notify SOIL CONTRACTOR of its decision to accept or reject a proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable after such decision is made. Failure of PURCHASER to accept or reject a proposed Major Subcontractor or Major Sub-subcontractor within twenty (20) Business Days shall be deemed to be an acceptance of such Major Subcontractor or Major Sub-subcontractor, but PURCHASER’s acceptance of a proposed Major Subcontractor or Major Sub-subcontractor shall in no way relieve SOIL CONTRACTOR of its responsibility for performing the Work in compliance with this Soil Contract.

42.5	For any Subcontractor or Sub-subcontractor having a Subcontract or Sub-subcontract value in excess of One Million U.S. Dollars (US $1,000,000), SOIL CONTRACTOR shall, within fifteen (15) Business Days after the execution of any such Subcontract or Sub-subcontract, notify PURCHASER in writing of the selection of such Subcontractor or Sub-subcontractor and inform PURCHASER generally what portion of the Work such Subcontractor or Sub-subcontractor is performing.

42.6	Within ten (10) Days of PURCHASER’s request, SOIL CONTRACTOR shall furnish PURCHASER with a copy of any Subcontract or Sub-subcontract, excluding provisions regarding pricing, discount or credit information, payment terms, payment schedules, retention, performance security, bid or proposal data, and any other information which SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor reasonably considers to be commercially sensitive information.

42.7	In addition to the requirements above and without in any way relieving SOIL CONTRACTOR of its full responsibility to PURCHASER for the acts and omissions of Subcontractors and Sub-subcontractors, each Major Subcontract and Major Sub-subcontract shall contain the following provisions:

“This Subcontract [Sub-subcontract] and any subcontract between Subcontractor [Sub-subcontractor] and any of its lower-tier subcontractors may be assigned to PURCHASER without the consent of Subcontractor [Sub-subcontractor] or any of its lower-tier subcontractors provided, however, with respect to each construction equipment rental or lease agreement, Subcontractor [Sub-subcontractor] shall only be obligated to use its best efforts to include a provision that such agreement may be assigned to PURCHASER without the consent of the respective construction equipment lessor; and so far as reasonably practicable, the Subcontractor [Sub-subcontractor] shall comply with all requirements and obligations of SOIL CONTRACTOR to PURCHASER under their agreement, as such requirements and obligations are applicable to the performance of the Work under the respective Subcontract [Sub-subcontract].”

42.8	PURCHASER may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Soil Contract to any Lender without SOIL CONTRACTOR’s consent. When duly assigned in accordance with the foregoing, this Soil Contract shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by PURCHASER pursuant to this GC-42.8 shall not relieve PURCHASER of any of its obligations or liabilities under this Soil Contract.

42.9	PURCHASER may assign this Soil Contract to any of its Affiliates by providing notice to SOIL CONTRACTOR. When duly assigned in accordance with the foregoing, this Soil Contract shall be binding upon and shall inure to the benefit of the assignee, and all obligations of PURCHASER become obligations of the assignee. No such assignment shall relieve PURCHASER of any of its obligations or liabilities under this Soil Contract, unless SOIL CONTRACTOR consents in writing to such assignment.

42.10	This Soil Contract may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that PURCHASER may assign this Soil Contract to any of its Affiliates by providing notice to SOIL CONTRACTOR. Furthermore, PURCHASER may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Soil Contract to any Lender without SOIL CONTRACTOR’s consent. When duly assigned in accordance with the foregoing, this Soil Contract shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by SOIL CONTRACTOR shall not relieve SOIL CONTRACTOR of any of its obligations or liabilities under this Soil Contract. Any assignment not in accordance with this GC-42 shall be void and without force or effect, and any attempt to assign this Soil Contract in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Soil Contract at its option for default.

42.11	This Soil Contract shall be binding upon the Parties hereto, their successors and permitted assigns.

42.12	If the Soil Contract is assigned by PURCHASER, the term “PURCHASER Group” shall nevertheless include (i) Sabine Pass LNG, L.P. and its parent, Lender and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above.

GC-43 NONDISCLOSURE

43.1	Subject to GC-43.4, SOIL CONTRACTOR agrees not to divulge to any Persons, without the written consent of PURCHASER, any information obtained from or through PURCHASER or its Affiliates in connection with the performance of this Soil Contract unless;

(1)	The information is known to SOIL CONTRACTOR prior to obtaining the same from PURCHASER;

(2)	The information is, at the time of disclosure by SOIL CONTRACTOR, then in the public domain; or

(3)	The information is obtained by SOIL CONTRACTOR from a Third Party who did not receive same, directly or indirectly from PURCHASER and who has no obligation of secrecy with respect thereto.

43.2	Subject to GC-43.4, SOIL CONTRACTOR further agrees that it will not, without the prior written consent of PURCHASER, disclose to any Person any information developed or obtained by SOIL CONTRACTOR in the performance of this Soil Contract except to the extent that such information falls within one of the categories described in (1) through (3) of GC-43.1 above.

43.3	If so requested by PURCHASER, SOIL CONTRACTOR further agrees to require its employees to execute a nondisclosure agreement prior to performing any Work under this Soil Contract.

43.4	SOIL CONTRACTOR hereby covenants and warrants that SOIL CONTRACTOR and its employees and agents shall not (without in each instance obtaining PURCHASER’s prior written consent) disclose, make commercial or other use of, or give or sell to any person, other than to members of the SOIL CONTRACTOR Group, Subcontractors and Sub-subcontractors as necessary to perform the Work, any information conspicuously marked and identified in writing as confidential and relating to the business, products, services, research or development, clients or customers of PURCHASER or any PURCHASER Affiliate, or relating to similar information of a Third Party who has entrusted such information to PURCHASER or any of its Affiliates (hereinafter individually or collectively, “PURCHASER’s Confidential Information”). Prior to disclosing any information that is covered by the confidentiality obligations in this GC-43 to any Subcontractor or Sub-subcontractor as necessary to perform the Work, SOIL CONTRACTOR shall bind such Subcontractor or Sub-subcontractor to the confidentiality obligations contained in this GC-43. Nothing in GC-43 or this Soil Contract shall in any way prohibit SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors from making commercial or other use of, selling, or disclosing any of their respective SOIL CONTRACTOR’s intellectual property or Third Party Proprietary Work Product.

43.5	The Parties acknowledge that in the event of a breach of any of the terms contained in GC-43, PURCHASER would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that PURCHASER shall be entitled to seek equitable relief therefor by injunction, without the requirement of posting a bond.

43.6	The confidentiality obligations of GC-43 shall expire upon the earlier of a period of ten (10) years following (i) the termination of this Soil Contract or (ii) Final Completion.

GC-44 SUSPENSION

44.1	PURCHASER may by written notice to SOIL CONTRACTOR, suspend at any time the performance of all or any portion of the Work to be performed under the Soil Contract. Upon receipt of such notice, SOIL CONTRACTOR shall, unless the notice requires otherwise:

(1)	Immediately discontinue Work on the date and to the extent specified in the notice;

(2)	Place no further orders or subcontracts for material, services, or facilities with respect to suspended Work other than to the extent required in the notice;

(3)	promptly make every reasonable effort to obtain suspension upon terms satisfactory to PURCHASER of all orders, Subcontracts, Sub-subcontracts and rental agreements to the extent they relate to performance of suspended Work;

(4)	continue to protect and maintain the Work including those portions on which Work has been suspended;

(5)	take any other reasonable steps to minimize costs associated with such suspension; and

(6)	PURCHASER shall give SOIL CONTRACTOR instructions during suspension whether to maintain its staff and labor on or near the Phase 2 Site and otherwise be ready to proceed expeditiously with the Work as soon as reasonably practicable after receipt of PURCHASER’s further instructions. Unless otherwise instructed by PURCHASER, SOIL CONTRACTOR shall during any such suspension maintain its staff and labor on or near the Phase 2 Site and otherwise be ready to proceed expeditiously with the Work as soon as reasonably practicable after receipt of PURCHASER’s further instructions.

44.2	Upon receipt of notice to resume suspended Work, SOIL CONTRACTOR shall immediately resume performance under this Soil Contract to the extent required in the notice.

44.3	If SOIL CONTRACTOR intends to assert a claim for equitable adjustment under this clause it must, pursuant to General Condition 32, titled CHANGES and within ten (10) Days after receipt of notice to resume Work, submit the required written notification of claim and within twenty (20) Days thereafter its written proposal setting forth the impact of such claim. This GC-44.3 shall not apply in the event a suspension is ordered by PURCHASER due to a Force Majeure event.

44.4	In no event shall SOIL CONTRACTOR be entitled to any additional profits or damages due to such suspension.

GC-45 TERMINATION FOR DEFAULT

45.1	Notwithstanding any other provisions of this Soil Contract, SOIL CONTRACTOR shall be considered in default of its contractual obligations under this Soil Contract if it:

(1)	Performs Work which fails to conform to the requirements of this Soil Contract;

(2)	Fails to make progress so as to endanger performance of this Soil Contract;

(3)	Abandons or refuses to proceed with any of the Work, including modifications directed pursuant to General Condition 32, titled CHANGES;

(4)	Fails to fulfill or comply with any of the terms of this Soil Contract;

(5)	Fails to commence the Work in accordance with the provisions of this Soil Contract;

(6)	Abandons the Work;

(7)	Fails to maintain insurance required under this Soil Contract;

(8)	Materially disregards Applicable Law or applicable standards and codes;

(9)	Engages in behavior that is dishonest, fraudulent or constitutes a conflict of interest with SOIL CONTRACTOR’s obligations under this Soil Contract; or if

(10)	SOIL CONTRACTOR suffers an Insolvency Event or makes a general assignment for the benefit of creditors.

45.2	Upon the occurrence of any of the foregoing, PURCHASER may notify SOIL CONTRACTOR in writing that SOIL CONTRACTOR is in default of this Soil Contract, and such notice shall include a general description of the nature of SOIL CONTRACTOR’s default. With respect to any default in GC-45.1(1) – (9), (i) if SOIL CONTRACTOR does not cure any such default within forty-eight (48) hours after receipt of notification of such default or (ii) if such default cannot be cured within such forty-eight hour period through the diligent exercise of all commercially practicable efforts and SOIL CONTRACTOR either fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within thirty (30) Days after receipt of such notification of such default, PURCHASER may, by written notice to SOIL CONTRACTOR and without notice to SOIL CONTRACTOR’s sureties, if any, terminate in whole or in part SOIL CONTRACTOR’s right to proceed with the Work and PURCHASER may prosecute the Work to completion by contract or by any other method deemed expedient. If SOIL CONTRACTOR’s default is due to an Insolvency Event as addressed in GC-45.1(10), PURCHASER may, by written notice to SOIL CONTRACTOR and without notice to SOIL CONTRACTOR’s sureties, if any, immediately terminate in whole or in part SOIL CONTRACTOR’s right to proceed with the Work and PURCHASER may prosecute the Work to completion by contract or by any other method deemed expedient. In addition, upon the occurrence of any default by SOIL CONTRACTOR, PURCHASER may take possession of and utilize any data, designs, Work Product, licenses, materials, plant, equipment, and tools, and property of any kind furnished by SOIL CONTRACTOR or Subcontractors or Sub-subcontractors and necessary to complete the Work, hire any or all of SOIL CONTRACTOR’s employees and take assignment of any or all of the Subcontracts and Sub-subcontracts. SOIL CONTRACTOR’s construction equipment and tools shall be returned upon completion of the Work, except to the extent title to such construction equipment and tools passed to PURCHASER under General Condition 34, titled TITLE AND RISK OF LOSS.

45.3	Notwithstanding the preceding subclauses, PURCHASER may immediately terminate this Soil Contract for default if SOIL CONTRACTOR’s breach of its contractual obligations is considered not curable or for failure to cure safety violations.

45.4	SOIL CONTRACTOR and its sureties, if any, shall be liable for all costs in excess of the Unit Prices for such terminated Work reasonably and necessarily incurred in the completion of the Work, including acceleration in order to achieve the Soil Contract Milestone Dates, attorneys’ fees, consultant fees and arbitration expenses and cost of administration of any purchase order or subcontract awarded to others for completion.

45.5	In addition to the amounts recoverable above, PURCHASER shall be entitled to delay damages under this SC-45, which, for this purpose, means (i) liquidated damages,

pursuant to SC-20, owed by SOIL CONTRACTOR to PURCHASER, if any, under this Soil Contract up to the date of termination, and (ii) during the period commencing after termination and ending on the date Tank S-105 Substantial Completion is achieved by a substitute subcontractor, the costs incurred during this period by such substitute subcontractor to accelerate the work in order to achieve the Tank S-105 Substantial Completion Milestone Date.

45.6	Upon termination for default, SOIL CONTRACTOR shall:

(1)	Immediately discontinue Work on the date and to the extent specified in the notice and place no further Subcontracts or Sub-subcontracts to the extent that they relate to the performance of the terminated Work;

(2)	Inventory, maintain and turn over to PURCHASER all data, designs, licenses, equipment, materials, plant, tools, and property furnished by SOIL CONTRACTOR or provided by PURCHASER for performance of the terminated Work;

(3)	Upon PURCHASER’s written instructions, either promptly obtain cancellation upon terms satisfactory to PURCHASER of all Subcontracts, Sub-subcontracts, and any other agreements existing for performance of the terminated Work or assign those agreements as directed by PURCHASER or assign such agreements to PURCHASER in accordance with GC-45.2 above;

(4)	Cooperate with PURCHASER in the transfer of data, designs, licenses and information and disposition of Work in progress so as to mitigate damages;

(5)	Comply with other reasonable requests from PURCHASER regarding the terminated Work; and

(6)	Continue to perform in accordance with all of the terms and conditions of this Soil Contract such portion of the Work that is not terminated.

45.7	If, after termination pursuant to this clause, it is determined for any reason that SOIL CONTRACTOR was not in default, the rights and obligations of the Parties shall be the same as if the notice of termination had been issued pursuant to General Condition 46, titled OPTIONAL TERMINATION.

GC-46 OPTIONAL TERMINATION

46.1	PURCHASER may, at its option, terminate for convenience any of the Work under this Soil Contract in whole or in part, at any time, or from time to time, by written notice to SOIL CONTRACTOR. Such notice shall specify the extent to which the performance of the Work is terminated and the effective date of such termination. Upon receipt of such notice SOIL CONTRACTOR shall:

(1)	Immediately discontinue the Work on the date and to the extent specified in the notice and not enter into or place any further Subcontracts or Sub-subcontracts other than as may be required for completion of such portion of the Work that is not terminated;

(2)	Promptly obtain assignment or cancellation upon terms satisfactory to PURCHASER of all Subcontracts and Sub-subcontracts existing for the performance of the terminated Work or assign those agreements as directed by PURCHASER;

(3)	Assist PURCHASER in the maintenance, protection, and disposition of Work in progress, plant, tools, equipment, property, and materials acquired by SOIL CONTRACTOR or furnished by PURCHASER under this Soil Contract; and

(4)	Complete performance of such portion of the Work that is not terminated.

46.2	Upon any such termination, SOIL CONTRACTOR shall waive any claims for damages, including loss of anticipated profits, on account thereof, but as the sole right and remedy of SOIL CONTRACTOR, PURCHASER shall pay in accordance with the following:

(1)	The Unit Prices corresponding to the Work performed in accordance with this Soil Contract prior to such notice of termination (including Change Orders);

(2)	All reasonable costs for Work thereafter performed as specified in such notice;

(3)	Reasonable administrative costs of settling and paying claims arising out of the termination of Work under Subcontracts or Sub-subcontracts;

(4)	Reasonable costs incurred in demobilization and the disposition of residual material, plant and equipment; and

(5)	A sum equal to five percent (5%) of the result obtained by subtracting all previous payments to SOIL CONTRACTOR from Thirty Million US Dollars (US$30,000,000), but such sum shall not in any event exceed One Million U.S. Dollars (US$1,000,000); and

(6)	Less all payments made prior to termination.

46.3	SOIL CONTRACTOR shall submit within thirty (30) Days after receipt of notice of termination, a written statement setting forth its proposal for an adjustment to the Soil Contract Price to include only the incurred costs described in this clause. PURCHASER shall review, analyze, and verify such proposal, and negotiate an equitable adjustment, and the Soil Contract shall be modified accordingly.

GC-47 ACCEPTANCE AND COMPLETION

47.1

SOIL CONTRACTOR shall complete all the Work so that it shall, in every respect, be complete in accordance with the Soil Contract Milestone Dates for Tank S-104 Substantial Completion, Tank S-105 Substantial Completion and Final Completion

contained in Special Condition 8, titled SCOPE, COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK.

47.2	“Tank S-104 Substantial Completion” means that all of the following have occurred: (i) SOIL CONTRACTOR has completed all applicable Work related to Tank S-104, other than punch-list Work, in accordance with the requirements contained in this Soil Contract, (ii) such Work is available to be used by PURCHASER for the purpose and in the manner for which it was intended; and (iii) SOIL CONTRACTOR has delivered to PURCHASER a Notice of Substantial Completion, certifying Tank S-104 Substantial Completion, and PURCHASER has accepted such Notice of Substantial Completion in writing. Such notice shall not be given and shall not be effective unless all Soil Contract requirements have been met or expressly waived in writing, in whole or in part, by PURCHASER.

47.3	“Tank S-105 Substantial Completion” means that all of the following have occurred: (i) SOIL CONTRACTOR has completed all applicable Work related to Tank S-105, other than punch-list Work, in accordance with the requirements contained in this Soil Contract, (ii) such Work is available to be used by PURCHASER for the purpose and in the manner for which it was intended; and (iii) SOIL CONTRACTOR has delivered to PURCHASER a Notice of Substantial Completion, certifying Tank S-105 Substantial Completion, and PURCHASER has accepted such Notice of Substantial Completion in writing. Such notice shall not be given and shall not be effective unless all Soil Contract requirements have been met or expressly waived in writing, in whole or in part, by PURCHASER.

47.4	“Substantial Completion BOP” means that all of the following have occurred: (i) SOIL CONTRACTOR has completed all applicable Work related to the Balance of Plant, other than punch-list Work, in accordance with the requirements contained in this Soil Contract, (ii) such Work is available to be used by PURCHASER for the purpose and in the manner for which it was intended; and (iii) SOIL CONTRACTOR has delivered to PURCHASER a Notice of Substantial Completion, certifying Substantial Completion BOP, and PURCHASER has accepted such Notice of Substantial Completion in writing. Such notice shall not be given and shall not be effective unless all Soil Contract requirements have been met or expressly waived in writing, in whole or in part, by PURCHASER.

47.5	“Final Completion” means that all of the following have occurred: (i) all requirements for Tank S-104 Substantial Completion, Tank S-105 Substantial Completion and Substantial Completion BOP have been met; (ii) all punch-list items and all other obligations of SOIL CONTRACTOR required by this Soil Contract have been fulfilled or waived (excluding SOIL CONTRACTOR’s warranty obligations).

47.6

No acceptance by PURCHASER of any or all of the Work or any other obligations of SOIL CONTRACTOR under this Soil Contract, including acceptance of Tank S-104 Substantial Completion and Tank S-105 Substantial Completion or Final Completion shall in any way release SOIL CONTRACTOR of any obligations or liability pursuant to this Soil Contract, including obligations with respect to unperformed obligations of this

Soil Contract or for any Work that does not conform to the requirements of this Soil Contract, including warranty obligations, any liabilities for which insurance is required or any other responsibility of Soil Contractor. The Parties agree that this provision is not intended to and does not expand SOIL CONTRACTOR’s obligations under this Soil Contract.

GC-48 COOPERATION WITH LENDER

48.1	In addition to other assurances provided in this Soil Contract, SOIL CONTRACTOR acknowledges that PURCHASER intends to obtain project financing associated with the Project and SOIL CONTRACTOR agrees to cooperate with PURCHASER and Lender in connection with such project financing, including entering into direct agreements with Lender, as required by Lender, covering matters that are customary in project financings of this type such as Lender assignment or security rights with respect to this Agreement, direct notices to Lender and its independent engineer, step-in/step-out rights, execution of consent agreements, opinions of counsel, access by Lender’s representative, including its independent engineer, and other matters applicable to such project financing. SOIL CONTRACTOR further agrees to amend this Soil Contract as reasonably requested by Lender. If such cooperation by SOIL CONTRACTOR, under this GC-48.1, causes a change in the Work affecting the Soil Contract Schedule, SOIL CONTRACTOR shall be entitled to an adjustment to the Soil Contract Milestone Dates if and to the extent permitted under General Condition 32, titled CHANGES.

48.2	SOIL CONTRACTOR shall, before issuance of the NTP, enter into mutually acceptable forms of consent and agreement with the Collateral Agent, substantially in the form of Exhibit “F.” SOIL CONTRACTOR shall cooperate in considering appropriate and reasonable amendments to that form of consent and agreement as such amendments may be proposed by Lender or its counsel. SOIL CONTRACTOR shall, within fourteen (14) Days after the Effective Date, provide opinions of counsel reasonably acceptable to the Collateral Agent, including opinions on corporate matters, including due authorization and execution, and enforceability of the Soil Contract. SOIL CONTRACTOR acknowledges and agrees that PURCHASER’s issuance of the NTP is contingent upon obtaining project financing in connection with this Project or other forms of financing.

GC-49 ENGINEERING AND DESIGN RESPONSIBILITIES OF SOIL CONTRACTOR

49.1	See Special Condition 3, titled DRAWINGS AND SPECIFICATIONS.

GC-50 NON-WAIVER

50.1

Failure by PURCHASER to insist upon strict performance of any terms or conditions of this Soil Contract, or failure or delay to exercise any rights or remedies provided herein or by Applicable Law, or failure to properly notify SOIL CONTRACTOR in the event of breach, or the acceptance of or payment for any Work hereunder, or the review or failure to review designs shall not release SOIL CONTRACTOR from any of the warranties or obligations of this Soil Contract and shall not be deemed a waiver of any right of PURCHASER to insist upon strict performance hereof or any of its rights or remedies as to any prior or subsequent default hereunder nor shall any termination of Work under this Soil Contract by PURCHASER operate as a waiver of any of the terms hereof.

GC-51 SEVERABILITY

51.1	The provisions of this Soil Contract are severable. If any provision shall be determined to be illegal or unenforceable, such determination shall have no effect on any other provision hereof, and the remainder of the Soil Contract shall continue in full force and effect so that the purpose and intent of this Soil Contract shall still be met and satisfied.

GC-52 SURVIVAL

52.1	All terms, conditions and provisions of this Soil Contract, which by their nature are independent of the period of performance, shall survive the cancellation, termination, expiration, default or abandonment of this Soil Contract.

GC-53 EQUAL EMPLOYMENT OPPORTUNITY

53.1	SOIL CONTRACTOR is aware of, and is fully informed of SOIL CONTRACTOR’s obligations under Executive Order 11246 and, where applicable, shall comply with the requirements of such Order and all orders, rules, and regulations promulgated thereunder unless exempted therefrom.

53.2	Without limitation of the foregoing, SOIL CONTRACTOR’s attention is directed to 41 Code of Federal Regulations (CFR), Section 60-1.4, and the clause titled “Equal Opportunity Clause” which, by this reference, is incorporated herein.

53.3	SOIL CONTRACTOR is aware of and is fully informed of SOIL CONTRACTOR’s responsibilities under Executive Order No. 11701 “List of Job Openings for Veterans” and, where applicable, shall comply with the requirements of such Order and all orders, rules and regulations promulgated thereunder unless exempted therefrom.

53.4	Without limitation of the foregoing, SOIL CONTRACTOR’s attention is directed to 41 CFR Section 60-250 et seq. and the clause therein titled “Affirmative Action Obligations of Contractors and Subcontractors for Disabled Veterans and Veterans of the Vietnam Era”, which by this reference, is incorporated herein.

53.5	SOIL CONTRACTOR certifies that segregated facilities, including but not limited to washrooms, work areas and locker rooms, are not and will not be maintained or provided for SOIL CONTRACTOR’s employees. Where applicable, SOIL CONTRACTOR shall obtain a similar certification from any of its Subcontractors and Sub-subcontractors performing the Work under this Soil Contract.

53.6	SOIL CONTRACTOR is aware of and is fully informed of SOIL CONTRACTOR’s responsibilities under the Rehabilitation Act of 1973 and the Americans with Disabilities Act and, where applicable, shall comply with the provisions of each Act and the regulations promulgated thereunder unless exempted therefrom.

53.7	Without limitation of the foregoing, SOIL CONTRACTOR’s attention is directed to 41 CFR Section 60-741 and the clause therein titled “Affirmative Action Obligations of Contractors and Subcontractors for Handicapped Workers” which by this reference, is incorporated herein.

GC-54 SMALL, MINORITY AND WOMEN OWNED BUSINESS ENTERPRISES

54.1	SOIL CONTRACTOR shall support PURCHASER’s policy and commitment to maximizing, where practical, business opportunities for small, minority and women owned business enterprises (as identified in the Glossary appended to these General Conditions) by actively identifying, encouraging and assisting in their participation.

GC-55 SUBORDINATION OF LIENS.

55.1	SOIL CONTRACTOR hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by SOIL CONTRACTOR against any or all of the Work, the Phase 2 Site or Facility to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. SOIL CONTRACTOR agrees to comply with reasonable requests of PURCHASER for supporting documentation required by Lender in connection with such subordination, including any necessary lien subordination agreements.

EXHIBIT “A”

APPENDIX A-1

GLOSSARY

SMALL, MINORITY AND WOMEN OWNED BUSINESS ENTERPRISES

Small Business Enterprise (SBE)

A SBE is defined as a business enterprise, including affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding, and qualifies under the U.S. Small Business Administration criteria and size standards for small businesses as specifically defined in the Federal Acquisition Regulations (FAR).

Minority Owned Business Enterprise (MBE)

A MBE is defined as a business enterprise at least 51% owned by one or more individuals, as defined below, or in the case of any publicly owned business, at least 51% of the stock is owned by one or more such individuals; and whose management and daily business operations are controlled by one or more of those individuals.

Minority individuals are defined as African-Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, or Asian-Indian Americans:

(1)	African-Americans are U.S. citizens whose origins are black racial groups in Africa;

(2)	Hispanic Americans are U.S. citizens whose origins are in the Spanish or Portuguese cultures of Mexico, Puerto Rico, Cuba, Central and South America, or the Caribbean;

(3)	Native Americans are U.S. citizens whose origins are in North America: American Indians, Aleuts, Eskimos and Native Hawaiians;

(4)	Asian-Pacific Americans are U.S. citizens whose origins are in Japan, China, the Philippines, Vietnam, Korea, Samoa, Guam, the U.S. Trust Territory of the Pacific Islands, the Northern Mariana Islands, Laos, Cambodia, or Taiwan; and

(5)	Asian-Indian Americans are U.S. citizens whose origins are in India, Pakistan, or Bangladesh.

Woman Owned Business Enterprise (WBE)

A WBE is defined as a business enterprise that is at least 51% owned by a woman or women; or in the case of any publicly-owned business, at least 51% of the stock is owned by one or more women, who are U.S. citizens and whose management and daily business operations are controlled by one or more of those individuals.

SBE/MBE/WBE Identification

Those firms identifying themselves as SBE, MBE or WBE shall certify under the written signature of a duly authorized company officer (preferably the officer signing the contract document) that they meet the above requirements.

Execution Version

SABINE PASS LNG TERMINAL PROJECT (PHASE 2)

ENGINEER, PROCURE AND CONSTRUCT (EPC) UNIT RATE

SOIL IMPROVEMENT CONTRACT

EXHIBIT “B” SPECIAL CONDITIONS

SC	TITLE	PAGE
SC-1	DEFINITIONS	1
SC-2	INSURANCE	10
SC-3	DRAWINGS AND SPECIFICATIONS	18
SC-4	PURCHASER-FURNISHED UTILITIES AND FACILITIES	18
SC-5	PURCHASER-FURNISHED MATERIALS AND EQUIPMENT	19
SC-6	PURCHASER PERMITS	20
SC-7	SOIL CONTRACTOR-FURNISHED DRAWINGS, SPECIFICATIONS, DATA AND SAMPLES	20
SC-8	SCOPE, COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK	25
SC-9	SOIL CONTRACT SCHEDULE	26
SC-10	TEMPORARY ACCESS AND HAUL ROADS	28
SC-11	SAFETY, HEALTH AND SECURITY REQUIREMENTS	29
SC-12	EXPLOSIVES	30
SC-13	LETTER OF CREDIT	30
SC-14	MEASUREMENT FOR PAYMENT	31
SC-15	INVOICING AND PAYMENT	32
SC-16	[NOT USED]	36
SC-17	[NOT USED]	36
SC-18	QUALITY SURVEILLANCE INSPECTIONS	36
SC-19	[NOT USED]	36
SC-20	LIQUIDATED DAMAGES	36
SC-21	APPLICABLE LAW	37
SC-22	CONSTRUCTION MANAGEMENT	37
SC-23	RELEASE OF CONSEQUENTIAL DAMAGES	38
SC-24	NOT USED	38
SC-25	MEASUREMENT SYSTEM	38
SC-26	NOT USED	38
SC-27	KEY PERSONNEL	38
SC-28	LANGUAGE REQUIREMENTS	39
SC-29	NOT USED	39
SC-30	DRUGS, ALCOHOL AND WEAPONS	39
SC-31	ARBITRATION	40
SC-32	NOT USED	40
SC-33	NOT USED	40

SC-34	HAZARDOUS MATERIALS	40
SC-35	HAZARDOUS SUBSTANCE AWARENESS	41
SC-36	HAZARDOUS SUBSTANCE REGULATIONS	41
SC-37	NOT USED	42
SC-38	LABORATORY ANALYSES	42
SC-39	ON-SITE HANDLING AND DISPOSAL OF HAZARDOUS MATERIAL	42
SC-40	OFF-SITE TRANSPORTATION AND DISPOSAL OF HAZARDOUS MATERIALS	42
SC-41	SEC FILINGS	42
SC-42	SOIL CONTRACTOR REGISTRATION	43
SC-43	LOUISIANA SALES AND USE TAXES	43
SC-44	LIMITATION OF LIABILITY	45

APPENDICES

B-1	CERTIFICATE OF INSURANCE

B-2	LIEN AND CLAIM WAIVER FORMS

B-3	PURCHASER PERMITS

B-4	PHASE 2 SITE

B-5	LOUISIANA STATE TAX SCHEDULES C AND CA

B-6	FORM OF LETTER OF CREDIT

ii

EXHIBIT “B” SPECIAL CONDITIONS

SC-1	DEFINITIONS

1.1	“SOIL CONTRACTOR” means Remedial Construction Services, L.P., its authorized representatives, successors, and permitted assigns.

1.2	“PURCHASER” means Sabine Pass LNG, L.P. and its authorized representatives, successors in interest, and permitted assigns.

1.3	“AAA” has the meaning given in Special Condition 31, titled ARBITRATION.

1.4	“AAA Rules” has the meaning given in Special Condition 31, titled ARBITRATION.

1.5	“Affiliates” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

1.6	“Applicable Law” means all laws, statutes, ordinances, orders, decrees, injunctions, licenses, Permits, approvals, rules, codes and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over all or any portion of the siteSite or the Facility or performance of all or any portion of the Work or the operation of the Facility, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder.

1.7	“Balance of Plant” or “BOP” means all Work required to be performed by SOIL CONTRACTOR except Work related to Tank S-104 and Tank S-105.

1.8	“Bechtel” means Bechtel Corporation.

1.9	“Books and Records” has the meaning given in General Condition 36, titled RECORDS AND AUDIT.

1.10	“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

1.11	“Change Order” has the meaning given in General Condition 32, titled CHANGES.

1.12	“Change Order Request” has the meaning given in General Condition 32, titled CHANGES.

1.13

“Changes in Law” means any amendment, modification, superseding act, deletion, addition or change in or to Applicable Law (excluding changes to Tax laws where such Taxes are based upon Contractor’s income or profits/losses) that occurs and takes effect after the Soil Contract Effective Date. A Change in Law shall include any official change in the interpretation or application of Applicable Law (including Applicable Codes and Standards set forth in Applicable Law), provided that such change is expressed in writing by the applicable Governmental Instrumentality.

1.14	“Collateral Agent” means the collateral agent under the credit agreement for the financing of the Project.

1.15	“Confidential Information” means one or both of SOIL CONTRACTOR’s Confidential Information and PURCHASER’s Confidential Information, as the context requires.

1.16	“Corrective Work” shall have the meaning set forth in General Condition 37, titled WARRANTY/DEFECT CORRECTION PERIOD.

1.17	“Day” means a calendar day.

1.18	“Defect” or “Defective” means any work or component thereof, that is not in conformity with any warranty.

1.19	“Defect Correction Period” means the period commencing upon Tank S-105 Substantial Completion or Substantial Completion BOP, whichever is later, and ending the later of 24 months after commencement or 36 Months after commencement where Corrective Work is performed.

1.20	“Disclosing Party” means the Party to whom confidentiality obligations are owed by the Receiving Party.

1.21	“Effective Date” has the meaning given in the Soil Contract Form of Agreement.

1.22	“Environmental Compliance Plan” means the plan required by GC-14.2.

1.23	“Excessive Monthly Precipitation” means that the total precipitation measured at the Phase 2 Site for the calendar month that the event in question occurred has exceeded the probability level of 0.6 for such calendar month for Weather Station 417174 BPT, Port Arthur AP Beaumont TX, as specified in the National Oceanic and Atmospheric Administration publication titled “Climatography of the U.S. No. 81, Supplement No. 1, Monthly Precipitation Probabilities and Quintiles, 1971-2000.”

The Parties recognize that the assessment as to whether or not total precipitation measured at the Phase 2 Site for a given calendar month constitutes Excessive Monthly Precipitation can only be made after the end of the calendar month in question.

1.24	“Facility” means the Phase 1 Facility and the Phase 2 Facility combined.

1.25	“FERC” means the Federal Energy Regulatory Commission.

1.26	“FERC Authorization” means the authorization given by the FERC on June 15, 2006, granting to PURCHASER the approvals requested in that certain application filed by

PURCHASER with the FERC on July 29, 2005, in Docket No. CP05-396-000 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of the FERC.

1.27	“Final Completion” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.28	“Final Completion Certificate” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.29	“Final Conditional Lien and Claim Waiver” means the waiver and release provided to PURCHASER by SOIL CONTRACTOR and Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of SC-15.10, which shall be in the forms of Exhibit “B” Appendix B-2, Form B-2-5 and B-2-7, respectively.

1.30	“Final Invoice” has the meaning given in Special Condition 15, titled INVOICING AND PAYMENT.

1.31	“Final Unconditional Lien and Claim Waiver” means the waiver and release provided to PURCHASER by SOIL CONTRACTOR and Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of SC-15.10, which shall be in the forms of Exhibit “B” Appendix B-2, Form B-2-6 and B-2-8, respectively.

1.32	“Force Majeure” means any act or event that (i) prevents or delays the affected Party’s performance of its obligations in accordance with the terms of this Soil Contract, (ii) is beyond the reasonable control of the affected Party, not due to its fault or negligence and (iii) could not have been prevented or avoided by the affected Party through the exercise of due diligence. Force Majeure may include catastrophic storms or floods, Excessive Monthly Precipitation, lightning, tornadoes, hurricanes, a named tropical storm, earthquakes and other acts of God, wars, civil disturbances, revolution, acts of public enemy, acts of terrorism, credible threats of terrorism, revolts, insurrections, sabotage, riot, plague, epidemic, commercial embargoes, expropriation or confiscation of the Facility, epidemics, fires, explosions, industrial action or strike (except as excluded below), and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party. For avoidance of doubt, Force Majeure shall not include any of the following: (i) economic hardship unless such economic hardship was otherwise caused by Force Majeure; (ii) changes in market conditions unless any such change in market conditions was otherwise caused by Force Majeure; (iii) industrial actions and strikes involving only the employees of SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors, except for industrial actions and strikes involving the employees of the contractor supplying the nickel steel for the Phase 2 Tanks; or (iv) nonperformance or delay by SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors, unless such nonperformance or delay was otherwise caused by Force Majeure.

1.33	“Geotechnical Reports” means the following reports, each prepared by Tolunay-Wong Engineers, Inc. and provided by PURCHASER to SOIL CONTRACTOR prior to the

Effective Date: (i) Geotechnical Investigation Phase 2 Expansion, Sabine LNG Import Terminal, Cameron Parish, Louisiana, TWEI No. 05-H028, dated July 2005; and (ii) Geological Hazard Evaluation, Sabine LNG Terminal, Sabine, Louisiana, dated September 19, 2003.

1.34	“Good Engineering and Construction Practices” or “GECP” means the generally accepted practices, skill, care, methods, techniques and standards employed by the international LNG industry at the time of the Effective Date that are commonly used in prudent engineering, procurement and construction to safely design, construct, pre-commission, commission, start-up and test LNG related facilities of similar size and type as the Phase 2 Facility, in accordance with Applicable Law and applicable codes and standards.

1.35	“Goods” has the meaning given in General Condition 34, titled TITLE AND RISK OF LOSS.

1.36	“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, board or commission having jurisdiction over a Party or any portion of the Work, the Facility or the Site.

1.37	“Hazardous Material(s)” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability for damages, costs or remediation.

1.38	“Indemnified Party” means any member of the PURCHASER Group or SOIL CONTRACTOR Group, or Management Contractor to which an indemnification obligation is owed, as the context requires.

1.39	“Indemnifying Party” means the Party with the indemnification obligation, as the context requires.

1.40	“Insolvency Event” means, in relation to any Party, the bankruptcy, insolvency, liquidation, administration, administrative or other receivership or dissolution of such Party, and any equivalent or analogous proceedings by whatever name known and in whatever jurisdiction, and any step taken (including, without limitation, the presentation of a petition or the passing of a resolution or making a general assignment or filing for the benefit of its creditors) for or with a view toward any of the foregoing.

1.41	“Interim Conditional Lien Waiver” means the conditional waiver and release provided to PURCHASER by SOIL CONTRACTOR and Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of SC-15.4, which shall be in the forms of Exhibit “B” Appendix B-2, Form B-2-1 and B-2-3, respectively.

1.42	“Interim Unconditional Lien Waiver” means the unconditional waiver and release provided to PURCHASER by SOIL CONTRACTOR, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of SC-15.4, which shall be in the forms of Exhibit “B” Appendix B-2, Form B-2-2 and B-2-4, respectively.

1.43	“Invoice” has the meaning given in Special Condition 15, titled INVOICING AND PAYMENT.

1.44	“Key Personnel” (or any one of them as a “Key Person”) shall have the meaning set forth in Special Condition 27, titled KEY PERSONNEL.

1.45	“Landowner” means any landowner that has leased land or provided a right of way or easement to any member of the PURCHASER Group in connection with the Project.

1.46	“Lender” means any entity or entities providing temporary or permanent debt financing to PURCHASER for the Phase 2 Facility.

1.47	“Letter of Credit” has the meaning set forth in Special Condition 13, titled LETTER OF CREDIT.

1.48	“Level III Schedule” means a level of detail in a CPM schedule in which the work breakdown structure is at an area level and shall involve over three hundred (300) activities per Phase 2 Tank. The deliverables by each engineering discipline are captured at this level.

1.49	“Limited Notice to Proceed” or “LNTP” shall have the meaning set forth in SC-8.8.

1.50	“LNG” means liquefied Natural Gas.

1.51	“Louisiana Sales and Use Tax” shall have the meaning set forth in the Special Condition 43 titled LOUSIANA SALES AND USE TAXES.

1.52	“Major Subcontract” means any Subcontract having an aggregate value in excess of One Million U.S. Dollars (US $1,000,000).

1.53	“Major Subcontractor” means any Subcontractor with whom SOIL CONTRACTOR enters, or intends to enter, into a Major Subcontract.

1.54	“Major Sub-subcontract” means any Sub-subcontract having an aggregate value in excess of One Million U.S. Dollars (US $1,000,000).

1.55	“Major Sub-subcontractor” means any Sub-subcontractor that enters, or intends to enter, into a Major Sub-subcontract.

1.56	“Management Contractor” means the construction manager engaged by PURCHASER to manage the Work performed under the Soil Contract and so designated in writing by PURCHASER as “Management Contractor.” Such Management Contractor must be reasonably acceptable to SOIL CONTRACTOR, and for purposes of the foregoing, the Parties agree in advance that Bechtel is reasonably acceptable to SOIL CONTRACTOR.

1.57	“Monthly Quantity Statement” has the meaning given in Special Condition 14, titled MEASUREMENT FOR PAYMENT.

1.58	“Natural Gas” means combustible gas consisting primarily of methane.

1.59	“Notice to Proceed” or “NTP” means the notice given by PURCHASER to SOIL CONTRACTOR authorizing and requiring SOIL CONTRACTOR to begin to perform SOIL CONTRACTOR’s complete Scope of Work.

1.60	“Operating Plant Procedures” means any and all safety, security, operations, maintenance and other procedures for the Facility, the Phase 1 Project, the Phase 2 Project, or any parts thereof, written by PURCHASER for the purpose of or with respect to the operation of the Phase 1 Facility.

1.61	“Party” or “Parties” has the meaning specified in the Soil Contract Form of Agreement.

1.62	“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Facility, the Phase 2 Site or the Work. Permit includes PURCHASER Permits and SOIL CONTRACTOR Permits.

1.63	“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.

1.64	“Phase 1 EPC Agreement” means the Engineering, Procurement and Construction Agreement for the Sabine Pass LNG Terminal by and between Bechtel and Sabine Pass LNG, L.P., dated December 18, 2004.

1.65	“Phase 1 Facility” means the facilities existing or contemplated for the Phase 1 Project, including the LNG receiving, storage and regasification facilities.

1.66	“Phase 1 Project” means the Sabine Pass LNG Terminal, located at Sabine Pass, Louisiana, including the LNG receiving, storage and regasification facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Bechtel for PURCHASER, pursuant to the Phase 1 EPC Agreement.

1.67	“Phase 1 Site” means that portion of Sabine Pass, Louisiana at which the construction activity is being or shall be performed for the Phase 1 Project.

1.68	“Phase 1 Tanks” means the three (3) LNG tanks for the Phase 1 Project, designated as Tanks S-101, S-102, and S-103.

1.69	“Phase 2 Facility” means the facilities existing or contemplated for the Phase 2 Project, including the LNG receiving, storage and regasification facilities.

1.70	“Phase 2 Project” means the expansion of the Sabine Pass LNG Terminal, located at Sabine Pass, Louisiana, including additional LNG receiving, storage and regasification facilities.

1.71	“Phase 2 Site” means that portion of Sabine Pass at which the construction activity is being or shall be performed for the Phase 2 Project.

1.72	“Phase 2 Tanks” means the LNG tanks to be engineered, procured and constructed for the Phase 2 Facility, designated as Tank S-104 and Tank S-105.

1.73	“Project” means the engineering, procurement and construction of the Phase 2 Tanks and other Work covered by this Soil Contract.

1.74	“PURCHASER Group” means (i) PURCHASER, its parent, Lender, and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above. For avoidance of doubt, Management Contractor is not a member of PURCHASER Group.

1.75	“PURCHASER Permits” means the Permits listed in Exhibit “B” Appendix B-3 and any other Permits (not listed in Appendix B-3) necessary for performance of the Work or the operation of the Facility and which are required to be obtained in the name of PURCHASER or its Affiliates pursuant to Applicable Law.

1.76	“Quality Assurance Plan” has the meaning given in General Condition 35, titled QUALITY ASSURANCE PROGRAM.

1.77	“Ready For Cool Down” or “RFCD” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.78	“Receiving Party” means the Party having confidentiality obligations with respect to such Confidential Information.

1.79	“Retainage” has the meaning given in Special Condition 15, titled INVOICING AND PAYMENT.

1.80	“Safety and Health Plan” or “S&H Plan” shall have the meaning given in Special Condition 11, titled SAFETY, HEALTH AND SECURITY REQUIREMENTS.

1.81	“Scope of Work” means the entirety of the Work.

1.82	“Security Plan” shall have the meaning given in Special Condition 11, titled SAFETY, HEALTH AND SECURITY REQUIREMENTS.

1.83	“Site” means the Phase 1 Site and the Phase 2 Site combined.

1.84	“Soil Contract Documents” shall have the meaning set forth in the Soil Contract Form of Agreement.

1.85	“Soil Contract Milestone Date(s)” means the established completion date(s) set forth in Special Condition 8, titled SCOPE, COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK.

1.86	“Soil Contract Price” means the compensation in full to SOIL CONTRACTOR for the full and complete performance of the Work and all of SOIL CONTRACTOR’s other obligations under this Soil Contract. The Soil Contract Price shall be based upon the Unit Prices set forth in Exhibit “C” to this Soil Contract, and the final amount of the Soil Contract Price will be determined upon completion of all of the Work by SOIL CONTRACTOR.

1.87	“Soil Contract Schedule” means the Work execution schedule developed and approved pursuant to Special Condition 9, titled SOIL CONTRACT SCHEDULE.

1.88	“SOIL CONTRACTOR Group” means (i) SOIL CONTRACTOR and its Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above.

1.89	“SOIL CONTRACTOR Permits” means the Permits necessary for the performance of the Work and which are required to be obtained in the name of SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors.

1.90	“Subcontract” means any agreement by and between SOIL CONTRACTOR and a Subcontractor for the performance of any portion of the Work.

1.91	“Subcontractor” means any Person, including an equipment supplier or vendor, who has a direct contract with SOIL CONTRACTOR to manufacture or supply equipment, materials or labor that are portion of the Work, to lease construction equipment to SOIL CONTRACTOR in connection with the Work, or to otherwise perform any portion of the Work.

1.92	“Sub-subcontract” means any agreement by and between a Subcontractor and a Sub-subcontractor or by and between a Sub-subcontractor and another Sub-subcontractor for the performance of any portion of the Work.

1.93	“Sub-subcontractor” means any Person who has a direct or indirect contract with a Subcontractor another Sub-subcontractor to manufacture or supply equipment, materials or labor that are a portion of the Work, to lease construction equipment to a Subcontractor or another Sub-subcontractor in connection with the Work, or to otherwise perform any portion of the Work. For avoidance of confusion, a Sub-subcontractor is any lower tier subcontractor, vendor or labor broker that enters into a contract, receives a purchase order, or otherwise agrees, to perform any portion of the Work.

1.94	“Substantial Completion BOP” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.95	“Substantial Completion Certificate” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.96	“Subsurface Soil Conditions” means subsurface conditions at the Phase 2 Tank Site.

1.97	“Tank S-104” has the meaning set forth in the definition of Phase 2 Tanks.

1.98	“Tank S-105” has the meaning set forth in the definition of Phase 2 Tanks.

1.99	“Tank S-104 Substantial Completion” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.100	“Tank S-105 Substantial Completion” has the meaning given in General Condition 47, titled ACCEPTANCE AND COMPLETION.

1.101	“Taxes” means any and all taxes, assessement, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including Louisiana Sales and Use Taxes, value-added, sales, use, gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

1.102	“Third Party” means any Person other than a member of (i) the PURCHASER Group, (ii) the SOIL CONTRACTOR Group, or (iii) the Management Contractor, if any, or (iv) Subcontractor or Sub-subcontractor or any employee, officer or director of such Management Contractor, Subcontractor or Sub-subcontractor.

1.103	“Third Party IP” means any patent, copyright or trade secret held by a Third Party.

1.104	“Unit Prices” has the meaning specified in Special Condition 14, titled MEASUREMENT FOR PAYMENT.

1.105	“Work” means all the stated or implied activities to be performed by SOIL CONTRACTOR as required by the Soil Contract Documents, including, without limitation, the supply of equipment and materials.

1.106	“Work Product” has the meaning given in General Condition 41, titled RIGHT TO WORK PRODUCT.

The meanings specified in this SC-1 are applicable to both the singular and plural. As used in the Soil Contract, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to the Soil Contract taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof.

SC-2	INSURANCE

2.1	Unless otherwise specified in this Soil Contract, SOIL CONTRACTOR shall, at its sole expense, maintain in effect at all times during the performance of the Work insurance coverage with limits not less than those set forth below with insurers and under forms of policies satisfactory to PURCHASER. SOIL CONTRACTOR shall deliver to PURCHASER no later than ten (10) Days after the Effective Date, but in any event prior to commencing the Work or entering the Phase 2 Site, certificates of insurance or policies as evidence that policies providing such coverage and limits of insurance are in full force and effect. Certificates or policies shall be issued in the form provided by PURCHASER or if none is provided in a form acceptable to PURCHASER and provide that not less than thirty (30) Days advance written notice will be given to PURCHASER prior to cancellation, termination or material alteration of said policies of insurance. Certificates shall identify on their face the Phase 2 Project and the Soil Contract.

2.2	Standard Coverage

(1)	Workers’ Compensation as required by any Applicable Law or regulation.

(2)	If there is an exposure of injury to SOIL CONTRACTOR’s employees under the U.S. Longshoremen’s and Harbor Workers’ Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims.

(3)	Employer’s Liability of not less than:

US $1,000,000 each accident;

US $1,000,000 disease each employee;

and US $1,000,000 disease policy limit.

(4)	Commercial General Liability Insurance

(a)	Coverage

SOIL CONTRACTOR shall carry Commercial General Liability Insurance covering all operations by or on behalf of SOIL CONTRACTOR providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below, subject to a maximum deductible of US $100,000 and including coverage for:

(a.1)	Premises and Operations;

(a.2)	Products and Completed Operations for two (2) years after Tank S-105 Substantial Completion or Substantial Completion BOP, whichever is later;

(a.3)	Contractual Liability insuring the indemnity agreement in the General Condition 39, titled INDEMNITY;

(a.4)	Broad form Property Damage (including Completed Operations);

(a.5)	Explosion, Collapse and Underground Hazards; and

(a.6)	Personal Injury Liability.

The Commercial General Liability insurance shall be the Occurrence Coverage Form.

(b)	Policy Limits

(b.1)	For SOIL CONTRACTOR’s Commercial General Liability Insurance, the limits of liability for bodily injury, property damage, and personal injury shall be not less than:

US $10,000,000 Combined single limit for Bodily Injury and Property Damage each occurrence;

US $10,000,000 Personal Injury Limit each occurrence;

US $10,000,000 Products-Completed Operations Annual Aggregate Limit; and

US $10,000,000 General Annual Aggregate Limit with such limits dedicated to the Project.

(b.2)	If the policy does not have an endorsement providing the General Annual Aggregate limits are as indicated above SOIL CONTRACTOR shall provide an endorsement titled “Amendment of Limits of Insurance (Designated Project or Premises).” Such endorsement shall provide for a Products-Completed Operations Annual Aggregate Limit of not less than US $10,000,000 and a General Annual Aggregate Limit of not less than US $10,000,000. The required limits may be satisfied by a combination of a primary policy and an excess or umbrella policy.

(c)	“Additional Insureds”

(c.1)	All members of the PURCHASER Group and Management Contractor shall be named as Additional Insureds under the Commercial General Liability Insurance policy. Such insurance shall include an insurer’s waiver of subrogation in favor of the Additional Insureds, be primary as regards any other coverage maintained for or by the Additional Insureds, and shall contain a cross-liability or severability of interest clause.

(5)	Commercial Automobile Liability Insurance including coverage for the operation of any vehicle to include, but not limited to, owned, hired and non-owned.

(a)	The combined single limit for Bodily Injury and Property Damage Liability shall be not less than US $1,000,000 for any one accident or loss. The required limits may be satisfied by a combination of a primary policy and an excess or umbrella policy.

(b)	SOIL CONTRACTOR’s Commercial Automobile Liability Insurance shall include coverage for Automobile Contractual Liability and shall be subject to a maximum deductible of US$25,000.

(6)	SOIL CONTRACTOR’s Construction Equipment Floater covering all construction equipment and items (whether owned, rented, or borrowed) of SOIL CONTRACTOR that will not become part of the Phase 2 Facility. It is understood that this coverage shall not be included under the builders risk policy. Notwithstanding anything to the contrary contained herein, SOIL CONTRACTOR shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all such construction equipment. SOIL CONTRACTOR shall require all insurance policies (including policies of SOIL CONTRACTOR, Subcontractors and Sub-subcontractors) in any way relating to such construction equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against all members of the PURCHASER Group and Management Contractor.

2.3	Special Operations Coverage

Should any of the Work:

(1)	Involve marine operations, SOIL CONTRACTOR shall provide or have provided coverage for liabilities arising out of such marine operations, including contractual liability under its Commercial General Liability Insurance or Marine Hull and Machinery Insurance and Protection and Indemnity Insurance. In the event such marine operations involve any SOIL CONTRACTOR owned, hired, chartered, or operated vessels, barges, tugs or other marine equipment, SOIL CONTRACTOR agrees to provide or have provided Marine Hull and Machinery Insurance and Protection and Indemnity Insurance and/or Charterer’s Liability Insurance. The combined limit of the Protection and Indemnity Insurance and/or Charterer’s Liability Insurance shall be no less than the market value of the vessel. The Protection and Indemnity and/or Charterer’s liability and the Hull and Machinery coverages shall include coverage for contractual liability, wreck removal, Tower’s liability if applicable; and full collision coverage and shall be endorsed:

(a)	To provide full coverage to PURCHASER Group and Management Contractor as Additional Insureds without limiting coverage to liability “as owner of the vessel” and to delete any “as owner” clause or other language that would limit coverage to liability of an insured “as owner of the vessel;” and

(b)	To waive any limit to full coverage for the Additional Insureds provided by any applicable liability statute.

All marine insurances provided by SOIL CONTRACTOR shall include an Insurer’s waiver of subrogation in favor of the Additional Insureds.

(2)	Involve the hauling of property in excess of US $300,000, SOIL CONTRACTOR shall also carry “All Risk” Transit Insurance, or “All Risk” Motor Truck Cargo Insurance, or such similar form of insurance that will insure against physical loss or damage to the property being transported, moved or handled by SOIL CONTRACTOR pursuant to the terms of this Soil Contract. Such insurance shall provide a limit of not less than the replacement cost of the highest value being moved, shall insure the interest of SOIL CONTRACTOR, PURCHASER Group, and Management Contractor, as their respective interests may appear and shall include an insurer’s waiver of subrogation rights in favor of them.

(3)	Involve aircraft (fixed wing or helicopter) owned, operated or chartered by SOIL CONTRACTOR, liability arising out of such aircraft shall be insured for a combined single limit not less than US $10,000,000 each occurrence and such limit shall apply to Bodily Injury (including passengers) and Property Damage Liability. Such insurance shall name PURCHASER Group and Management Contractor as Additional Insureds, include an insurer’s waiver of subrogation in favor of the Additional Insureds, state that it is primary insurance as regards the Additional Insureds and contain a cross-liability or severability of interest clause. If the aircraft hull is insured, such insurance shall provide for an insurer’s waiver of subrogation rights in favor of PURCHASER Group and Management Contractor. In the event SOIL CONTRACTOR charters aircraft, the foregoing insurance and evidence of insurance may be furnished by the owner of the chartered aircraft, provided the above requirements are met.

(4)	Involve investigation, removal or remedial action concerning the actual or threatened escape of Hazardous Materials, SOIL CONTRACTOR shall also carry Pollution Liability Insurance in an amount not less than US $2,000,000 per occurrence/annual aggregate. Such insurance shall provide coverage for both sudden and gradual occurrences arising from the Work performed under this Soil Contract. If Completed Operations is limited in the policy, such Completed Operation Coverage shall be for a period of not less than five (5) years. Such insurance shall include a three (3) year extended discovery period and shall name PURCHASER Group and Management Contractor as Additional Insureds.

(5)

Involve inspection, handling or removal of asbestos, SOIL CONTRACTOR shall also carry Asbestos Liability Insurance in an amount not less than US $2,000,000 per occurrence/annual aggregate. The policy shall be written on an “Occurrence

Basis” with no sunset clause. Such insurance shall name PURCHASER Group and Management Contractor as Additional Insureds.

(6)	Involve transporting Hazardous Materials, SOIL CONTRACTOR shall also carry Business Automobile Insurance covering liability arising out of the transportation of Hazardous Materials in an amount not less than US $2,000,000 per occurrence. Such policy shall include Motor Carrier Endorsement MCS-90. PURCHASER GROUP SHALL NOT BE NAMED AN ADDITIONAL INSURED FOR THIS POLICY.

(7)	Involve treatment, storage or disposal of Hazardous Materials, SOIL CONTRACTOR shall furnish an insurance certificate from the designated disposal facility establishing that the facility operator maintains current Environmental Liability Insurance in the amount of not less than US $5,000,000 per occurrence/annual aggregate.

2.4	Related Obligations:

(1)	The requirements contained herein as to types and limits, as well as PURCHASER’s approval of insurance coverage to be maintained by SOIL CONTRACTOR, are not intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by SOIL CONTRACTOR under this Soil Contract.

(2)	The certificates of insurance must provide clear evidence that SOIL CONTRACTOR’s insurance policies contain the minimum limits of coverage and the special provisions prescribed in this clause.

(3)	All insurance required to be obtained by SOIL CONTRACTOR pursuant to this Soil Contract shall be from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated with either an “A-: IX” or better by Best’s Insurance Guide Ratings or “A-” or better by Standard and Poor’s.

(4)	The following insurance policies provided by SOIL CONTRACTOR shall include PURCHASER Group and Management Contractor as Additional Insureds: employer’s liability, commercial automobile liability, aircraft liability, marine hull and machinery, charterer’s liability, asbestos liability, protection and indemnity, commercial general liability and pollution liability insurance.

(5)	All policies of insurance provided by SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor pursuant to this Soil Contract shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against all members of the PURCHASER Group and Management Contractor.

(6)	The insurance policies of SOIL CONTRACTOR and any Subcontractor or Sub-subcontractor shall state that such coverage is primary and non-contributory to any other insurance or self-insurance available to or provided by the PURCHASER Group.

(7)	All policies (other than in respect to worker’s compensation insurance) shall insure the interests of the PURCHASER Group regardless of any breach or violation by SOIL CONTRACTOR or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of PURCHASER Group or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

(8)	At the request of PURCHASER, SOIL CONTRACTOR shall promptly provide PURCHASER with certified copies of each of the insurance policies maintained by SOIL CONTRACTOR, or if the policies have not yet been received by SOIL CONTRACTOR, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages effect.

(9)	All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

(10)	SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by PURCHASER or SOIL CONTRACTOR or any Subcontractors or Sub-subcontractors hereunder. SOIL CONTRACTOR shall promptly give PURCHASER and Lender notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work. In addition, SOIL CONTRACTOR shall ensure that PURCHASER is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

(11)	SOIL CONTRACTOR’s certificate of insurance form, completed by SOIL CONTRACTOR’s insurance agent, broker or underwriter, shall reflect all of the insurance required by SOIL CONTRACTOR, the recognition of additional insured status, waivers of subrogation, and primary/non-contributory insurance requirements contained in this Soil Contract.

(12)	Prior to the commencement of any Work, SOIL CONTRACTOR shall deliver to PURCHASER certificates of insurance reflecting all of the insurance required of SOIL CONTRACTOR under this Soil Contract. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Soil Contract.

(13)

Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Soil Contract shall be endorsed so that if at any time they are canceled, or their coverage is reduced (by any party including the insured) so as to affect the interests of PURCHASER Group, such cancellation or reduction shall not be effective as to PURCHASER Group for sixty (60) Days after receipt by PURCHASER Group of written notice from such insurer of such cancellation or reduction.

(14)	Reports: SOIL CONTRACTOR will advise PURCHASER in writing promptly of (1) any material changes in the coverage or limits provided under any policy required by this Soil Contract and (2) any default in the payment of any premium and of any other act or omission on the part of SOIL CONTRACTOR which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by SOIL CONTRACTOR pursuant to this Soil Contract.

(15)	Lender Requirements: SOIL CONTRACTOR agrees to cooperate with PURCHASER and as to any changes in or additions to the foregoing insurance provisions made necessary by requirements imposed by Lender (including additional insured status, notice of cancellation, certificates of insurance).

(16)	SOIL CONTRACTOR shall provide evidence, reasonably satisfactory to PURCHASER, evidencing insurance to cover the risk of loss for materials and Goods while in SOIL CONTRACTOR’s facilities or in transit.

(17)	SOIL CONTRACTOR shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by SOIL CONTRACTOR pursuant to this Soil Contract, or by insurance procured by a Subcontractor or Sub-subcontractor. Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, SOIL CONTRACTOR shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of SOIL CONTRACTOR under this Soil Contract and shall be required to comply with all of the requirements imposed on SOIL CONTRACTOR with respect to such SOIL CONTRACTOR-provided insurance on the same terms as SOIL CONTRACTOR, except that SOIL CONTRACTOR shall have the sole responsibility for determining the limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices. All such insurance shall be provided for at the sole cost of SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors. Failure of Subcontractors or Sub-subcontractors to procure and maintain such insurance coverage shall not relieve SOIL CONTRACTOR of its responsibilities under the Soil Contract.

2.5	PURCHASER Furnished Insurance:

PURCHASER shall provide the following insurances:

(1)	Builder’s Risk Insurance: Property damage insurance on an “all risk” basis insuring SOIL CONTRACTOR, PURCHASER and Lender, as their interests may appear, including coverage against loss or damage from the perils of startup and testing.

(a)	Sum Insured: The insurance policy shall, subject to form exclusions, (i) be on a completed value form, with no periodic reporting requirements, (ii) insure one hundred percent (100%) of the Phase 2 Facility’s insurable values, except that for property loss and damage caused by flood and windstorm, such policy shall have a sub-limit not less than US $400,000,000 for the Facility, and for property loss and damage caused by strikes, riots and civil commotion, such policy shall have a sub-limit not less than US $100,000,000 for the Facility, and (iii) value losses at replacement cost, without deduction for physical depreciation or obsolesce including custom duties, Taxes and fees.

Category of Builders Risk	Deductible

(i.) Windstorm & Flood	2% of values at risk at time of loss subject to a minimum of US$ 1,000,000 each and every loss and a maximum of US $5,000,000 each and every loss

(ii.) Other natural perils	US$ 500,000 each and every loss

(iii.) Loss or damage to Wet Works (defined as works in on or over river or tidal waters)	US$ 1,000,000 each and every loss

(iv.) Loss of or damage arising from commissioning/testing and tank fill and LEG 3/96	US$ 500,000 each and every loss

(v.) All other losses	US$ 100,000 each and every loss

2.6	Notifications:

In accordance with the submittal requirements outlined above, SOIL CONTRACTOR shall deliver the original and two (2) copies of the certificate(s) of insurance or individual insurance policies required by this clause and all subsequent notices of cancellation, termination and alteration of such policies to:

PURCHASER:	Sabine Pass LNG, L.P.

Address:	717 Texas Avenue Suite 3100 Houston, TX 77002

Attention:	Ed Lehotsky

Telephone:	713-265-0206

Facsimile:	713-659-5459

With copy to:	Sabine Pass LNG, L.P.

Address:	717 Texas Avenue Suite 3100 Houston, TX 77002

Attention:	David Mitchell

Telephone:	832-204-2293

Facsimile:	713-659-5459

SC-3 DRAWINGS AND SPECIFICATIONS

3.1	PURCHASER will furnish design criteria specifications and prints of engineering design criteria drawings for each part of the Work under this Soil Contract. Such drawings will give information required for the preparation of detail design and/or shop detail drawings by SOIL CONTRACTOR.

3.2	SOIL CONTRACTOR shall, immediately upon receipt thereof, check all specifications and drawings furnished and shall promptly notify PURCHASER of any omissions or discrepancies in such specifications or drawings.

3.3	SOIL CONTRACTOR shall perform the Work only in accordance with “Issued for Construction” (IFC) drawings and any subsequent revisions thereto submitted by SOIL CONTRACTOR and reviewed by PURCHASER in accordance with the Special Condition 7, titled SOIL CONTRACTOR-FURNISHED DRAWINGS, DATA AND SAMPLES.

3.4	Two (2) copies of such specifications and one (1) full size reproducible copy and three (3) full size prints of such drawings will be furnished to SOIL CONTRACTOR without charge. Any additional copies of such specifications and drawings will, upon SOIL CONTRACTOR’s request, be furnished to SOIL CONTRACTOR at actual cost.

SC-4 PURCHASER-FURNISHED UTILITIES AND FACILITIES

4.1	Utilities

The utilities listed below will be furnished by PURCHASER without cost to SOIL CONTRACTOR, provided that all such utilities will be furnished at outlets existing on the Phase 2 Site and SOIL CONTRACTOR shall, at its expense, extend such utilities from said outlets to points of use and at completion of all the Work remove all materials and equipment used for such extensions.

(1)	telephone line cabling with drop at pole; and

(2)	electrical power: for office and at lay down area.

4.2	Access, storage, and other areas (Refer to Exhibit “B” Appendix B-4).

The access, storage, parking, office areas and other items listed below will be furnished by PURCHASER. Such areas may be used by SOIL CONTRACTOR without charge, provided that any such use will be subject to written approval of PURCHASER, and provided further that Bechtel agrees to SOIL CONTRACTOR’s use of such areas and that any such use does not hinder or interfere with any operations or construction activity or work being performed at the Phase 1 Site or on the Phase 1 Project.

(1)	construction dock, including offloading dock crane, with crane operator;

(2)	access roads in accordance with Exhibit “D”;

(3)	construction storage laydown area;

(4)	parking lot; and

(5)	office trailer area.

SC-5 PURCHASER-FURNISHED MATERIALS AND EQUIPMENT

5.1	PURCHASER will furnish to SOIL CONTRACTOR, at PURCHASER’s designated warehouse or Phase 2 Site storage area, the items listed below to be incorporated into or used in performance of the Work under this Soil Contract. Such items will be furnished, without cost to SOIL CONTRACTOR, provided that SOIL CONTRACTOR shall, at its expense, accept delivery thereof, load, unload, transport to points of use, and care for such items until final disposition thereof. At time of acceptance of any such item from PURCHASER, SOIL CONTRACTOR shall sign a receipt therefore. Signing of such receipt without reservation therein shall preclude any subsequent claim by SOIL CONTRACTOR that any such items were received from PURCHASER in a damaged condition or with shortages. If at any time after acceptance of any such item from PURCHASER any such item is damaged, lost, stolen or destroyed, such item shall be repaired or replaced at the expense of SOIL CONTRACTOR. Items required to be replaced may, at its option, be furnished by PURCHASER. Upon completion of all the Work under this Soil Contract, SOIL CONTRACTOR shall, at its expense, return all surplus and unused items to PURCHASER’s designated warehouse or Phase 2 Site storage area.

5.2	PURCHASER will exert every reasonable effort to make delivery of such materials and equipment so as to avoid delay in the progress of the Work. However, should PURCHASER, for any reason, fail to make delivery of any such item and a delay results, SOIL CONTRACTOR shall be entitled to seek relief in accordance with General Condition 32, titled CHANGES. SOIL CONTRACTOR shall take all appropriate action to mitigate the consequences of such delay.

5.3	Materials to be furnished by PURCHASER:

As Stated In Exhibit “D.”

SC-6 PURCHASER PERMITS

6.1	General Condition 8, titled PERMITS, notwithstanding, PURCHASER will without cost to SOIL CONTRACTOR, obtain or furnish the PURCHASER Permits; however, SOIL CONTRACTOR shall, as necessary, provide PURCHASER with assistance in obtaining such Permits. SOIL CONTRACTOR shall otherwise act in accordance with General Condition 8, titled PERMITS. All such PURCHASER Permits are available for examination at the office of PURCHASER during regular business hours.

SC-7 SOIL CONTRACTOR-FURNISHED DRAWINGS, SPECIFICATIONS, DATA AND SAMPLES

7.1	Review and permission to proceed by PURCHASER as stated in this Special Condition 7, titled SOIL CONTRACTOR-FURNISHED DRAWINGS, SPECIFICATIONS, DATA AND SAMPLES, does not constitute acceptance or approval of the materials and documents developed or selected by SOIL CONTRACTOR and any approval by PURCHASER shall only constitute permission to proceed and shall not relieve SOIL CONTRACTOR from its obligations under the Soil Contract nor shall such approval create any PURCHASER responsibility for the accuracy of such materials and documents. The drawings and specifications shall be based on the requirements of this Soil Contract, including the Scope of Work, drawings, specifications, applicable codes and standards and Applicable Law, and all drawings and specifications shall be signed and stamped, as required, by design professionals licensed in accordance with Applicable Law.

7.2	Those drawings and record drawings specified in this Soil Contract and prepared by SOIL CONTRACTOR or Subcontractor or Sub-subcontractor under this Soil Contract shall be prepared using computer aided design (“CAD”). SOIL CONTRACTOR shall provide drawings, including record drawings, in their native formats as set forth in Exhibit “D.”

7.3	In accordance with the General Condition 41, titled RIGHT TO WORK PRODUCT, PURCHASER shall have the right to use all materials and documents developed by SOIL CONTRACTOR without any obligation of any kind to SOIL CONTRACTOR or its Subcontractors, Sub-subcontractors or licensor(s) for any purpose with respect to the Facility.

7.4	SOIL CONTRACTOR’s design, drawings, specifications, samples, certificates and data shall be submitted as set forth below or in accordance with the Soil Contract “Drawings and Data Requirements” form(s) described in Exhibit “D.”

(1)	Drawing Submittals

(a)	All drawings shall be submitted by and at the expense of SOIL CONTRACTOR before each design phase, fabrication, installation or further work performance is commenced, allowing at least thirty (30)

Days for review by PURCHASER unless otherwise shown on the Soil Contract Schedule.

(b)	All drawings submitted by SOIL CONTRACTOR shall be certified by SOIL CONTRACTOR to be correct, shall show that they are for the Phase 2 Project, and shall be furnished in accordance with the Soil Contract Drawings and Data Requirements form(s). PURCHASER will conduct a review of SOIL CONTRACTOR’s drawings and a reproducible drawing marked with one of the following codes will be returned to SOIL CONTRACTOR within the thirty (30) Day period outlined above.

Code	Notation.
1	Work may proceed.

2	Revise and Resubmit. Work may proceed subject to resolution of indicated comments.

3	Revise and Resubmit. Work may not proceed.

4	Review not required. Work may proceed.

(c)	Although Work may proceed on receipt of a drawing with a Code 2 notation, SOIL CONTRACTOR must resolve the comments indicated, resubmit and obtain a Code 1 notation before release for further design development, equipment or material shipment, installation, or completion of the affected Work.

(d)	Drawings returned marked code 2 or 3 shall be resubmitted not later than fifteen (15) Days after transmittal by PURCHASER.

(e)	If PURCHASER does not issue any comments, proposed changes or written disapprovals within the applicable time period noted above, SOIL CONTRACTOR may proceed with the development of such drawings and any construction relating thereto, but PURCHASER’s lack of comments or disapproval, if applicable, shall in no event constitute an approval of the matters received by PURCHASER.

(2)	Design, Drawings and Specifications

(a)	SOIL CONTRACTOR shall prepare its design, drawings, and specifications using the technical documents of Exhibit “D” as a basis. Construction will not commence until the submittal and approval process under this SC-7.4 has occurred.

(b)	SOIL CONTRACTOR shall complete its design in phases as indicated in the Soil Contract Schedule submitted in accordance with Special Condition 9, titled SOIL CONTRACT SCHEDULE. The information submitted for each phase of the design must contain sufficient detail on the other phases to permit comprehensive review of the proposed design.

(c)	When required by PURCHASER, SOIL CONTRACTOR shall, without charge, provide qualified technical personnel to participate in on-site design reviews.

(d)	Subject to this SC-7.4, PURCHASER will review the design as it is completed and shall transmit comments to SOIL CONTRACTOR. SOIL CONTRACTOR shall promptly resolve these comments and resubmit the documents. On resubmittal, SOIL CONTRACTOR shall direct specific attention, in writing, to revisions other than those proposed by PURCHASER on the previous submittal.

(e)	When the drawings and specifications have been satisfactorily completed, SOIL CONTRACTOR shall carry out fabrication, manufacture or construction in accordance therewith and shall make no further changes therein except upon review by and written approval from PURCHASER.

(f)	Design drawings shall be submitted as specified in SC-7.4 (1) above.

(3)	Construction Drawings

(a)	SOIL CONTRACTOR shall prepare complete construction drawings necessary to execute the Work and shall be fully responsible for the coordination of all elements of the detail design such as civil, architectural, structural, electrical, and mechanical, etc., so that full details are shown on its construction drawings to permit SOIL CONTRACTOR to order its equipment and materials and for its field forces to construct the facilities covered in the Soil Contract. SOIL CONTRACTOR shall also provide design calculations when requested.

(b)	For the purpose of this clause, construction drawings shall include those prepared for the construction of permanent facilities as well as temporary structures such as temporary bulkheads, excavation support, ground water control systems, and for such other temporary work as may be required for construction.

(c)	Construction drawings shall be submitted as specified in SC-7.4 (1) above.

(4)	Shop Drawings

(a)

Shop drawings shall be complete and detailed. For the purpose of this clause, shop drawings shall include but not be limited to detail design; detail, fabrication, assembly, erection and setting drawings; schedule drawings; manufacturer’s scale drawings; wiring and control diagrams; cuts or entire catalogs, pamphlets, and descriptive literature; and performance and test data.

(b)	Shop drawings shall be checked and coordinated by SOIL CONTRACTOR with the work of all disciplines involved before they are submitted to PURCHASER, and SOIL CONTRACTOR’s approval seal shall provide evidence of such checking and coordination.

(c)	Drawings of a specific piece of equipment shall identify components with the manufacturer’s part number or reference drawing number clearly indicated. If reference drawing numbers are used, the review data of such drawings shall be included. Drawings shall indicate design dimensions, maximum and minimum allowable operating tolerances on all major wear fits, i.e., rotating, reciprocating or intermittent sliding fits between shafts or stems and seals, guides and pivot pins. The sequence of submission of all drawings shall be such that all information is available for reviewing each drawing when it is received.

(d)	Shop drawings shall be submitted as specified in SC-7.4(1) above.

(5)	Samples

(a)	Where samples are required, they shall be submitted by and at the expense of SOIL CONTRACTOR. Such submittals shall be made not less than thirty (30) Days prior to the time that the materials represented by such samples are needed for incorporation into the Work. Samples shall be subject to review and materials represented by such samples shall not be manufactured, delivered to the Phase 2 Site or incorporated into the Work without such review.

(b)	Each sample shall bear a label identifying this Soil Contract and showing SOIL CONTRACTOR’s name, Phase 2 Project name, name of the item, manufacturer’s name, brand name, model number, supplier’s name, and reference to the appropriate drawing number, technical specification section and paragraph number, all as applicable.

(c)	Samples that have been reviewed, may, at PURCHASER’s option, be returned to SOIL CONTRACTOR for incorporation into the Work.

(6)	Certificates and Data

(a)

Where certificates are required, four (4) copies of each such certificate shall be submitted by and at the expense of SOIL CONTRACTOR. Such submittal shall be made not less than thirty (30) Days prior to the time that the materials represented by such certificates are needed for incorporation into the Work. Certificates shall be subject to review and material represented by such certificates shall not be fabricated, delivered to the Phase 2 Site or incorporated into the Work without such review.

(b)	Certificates shall clearly identify the material being certified and shall include but not be limited to providing the following information: SOIL CONTRACTOR’s name, Phase 2 Project name, reference to this Soil Contract, name of the item, manufacturer’s name, and reference to the appropriate drawing, technical specification section and paragraph number, all as applicable.

(c)	All other data shall be submitted as required by the Soil Contract Documents.

(7)	As-Built Drawings and Specifications

(a)	Drawings:

(a.1)	Progress As-Builts. During construction, SOIL CONTRACTOR shall keep a marked-up-to-date set of as-built blueline drawings on the Phase 2 Site as an accurate record of all deviations between Work as shown and Work as installed. These drawings shall be available to PURCHASER and Management Contractor for inspection at any time during regular business hours.

(a.2)	Final As-Builts. SOIL CONTRACTOR shall at its expense and not later than thirty (30) Days after Tank S-105 Substantial Completion or Substantial Completion BOP, whichever is later, furnish to PURCHASER a complete set of marked-up as-built reproducible drawings with “AS-BUILT” clearly printed on each sheet. SOIL CONTRACTOR shall accurately and neatly transfer all deviations from progress as-builts to final as-builts. As-built drawings shall be provided where specified and as required to reflect as-built conditions.

(b)	Specifications:

(b.1)	Progress As-Builts. During construction, SOIL CONTRACTOR shall keep a marked-up-to-date set of as-built specifications on the Phase 2 Site annotated to clearly indicate all substitutions that are incorporated into the Work. Where selection of more than one product is specified, annotation shall show which product was installed. These specifications shall be available to PURCHASER and Management Contractor for inspection at any time during regular business hours.

(b.2)	Final As-Builts. SOIL CONTRACTOR shall at its expense and not later than thirty (30) Days after Tank S-105 Substantial Completion or Substantial Completion BOP, whichever is later,

furnish to PURCHASER a complete set of marked-up as-built specifications with “AS-BUILT” clearly printed on the cover. SOIL CONTRACTOR shall accurately and neatly transfer all annotations from progress as-builts to final as-builts.

(c)	Endorsement:

SOIL CONTRACTOR shall sign each final as-built drawing and the cover of the as-built specifications and shall note thereon that the recording of deviations and annotations is complete and accurate.

SC-8 SCOPE, COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK

8.1	The Work shall be performed on a turnkey basis and shall include all of the Work required to achieve Tank S-104 Substantial Completion, Tank S-105 Substantial Completion, Substantial Completion BOP and Final Completion in accordance with the requirements of this Soil Contract. SOIL CONTRACTOR shall perform the Work in accordance with GECP, Applicable Law, applicable codes and standards, and all other terms and provisions of this Soil Contract. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as necessary in accordance with GECP, Applicable Law, applicable codes and standards, and all other terms and provisions of this Soil Contract, excluding only those items which PURCHASER has specifically agreed to provide under the terms of this Soil Contract. Without limiting the generality of the foregoing, the Work is more specifically described below and in Exhibit “D.”

8.2	SOIL CONTRACTOR shall not commence performance of the Work (other than any Work under a LNTP) until PURCHASER issues the full Notice to Proceed (NTP) authorizing the same pursuant to the terms and conditions of this Soil Contract. Upon SOIL CONTRACTOR’s receipt of the NTP, SOIL CONTRACTOR shall promptly commence with the performance of the Work.

8.3	SOIL CONTRACTOR shall complete the Work under the Soil Contract to meet the following Soil Contract Milestone Dates:

Soil Contract Milestone	Soil Contract Milestone Date

Tank S-104 Substantial Completion	February 15, 2009

Tank S-105 Substantial Completion	April 30, 2009

Final Completion	June 30, 2009

8.4	The Soil Contract Milestone Dates are dependent upon SOIL CONTRACTOR being released to begin closing the Phase 2 Tank containment dikes no later than September 1, 2008. If PURCHASER does not release SOIL CONTRACTOR to begin this Work by such date, SOIL CONTRACTOR shall be entitled to seek relief pursuant to General Condition 32, titled CHANGES.

8.5	PURCHASER shall not issue an NTP until PURCHASER has furnished to SOIL CONTRACTOR reasonable documentation that demonstrates that PURCHASER (i) has sufficient funds to fulfill its payment obligations under this Soil Contract, or (ii) has obtained financing from one or more Lenders to fulfill its payment obligations hereunder, and provided evidence of the execution of the credit agreement with respect to such financing.

8.6	SOIL CONTRACTOR shall give PURCHASER full information in advance as to its plans for performing each part of the Work. If at any time, SOIL CONTRACTOR’s actual progress is inadequate to meet the requirements of this Soil Contract, PURCHASER may notify SOIL CONTRACTOR to provide a plan necessary to improve its progress. If, within a reasonable period as determined by PURCHASER, SOIL CONTRACTOR does not improve performance to meet the Soil Contract Milestone Dates set forth above, PURCHASER may require an increase in SOIL CONTRACTOR’s labor force, the number of shifts, overtime operations, additional days of work per week, expedited shipment(s) of equipment and materials, and an increase in the amount of construction plant and equipment, all without additional cost to PURCHASER. Neither such notice nor PURCHASER’s failure to issue such notice shall relieve SOIL CONTRACTOR of its obligation to achieve the quality of work and rate of progress required by this Soil Contract.

8.7	Noncompliance with PURCHASER’s instructions shall be grounds for PURCHASER’s determination that SOIL CONTRACTOR is not prosecuting the Work with such diligence as will assure completion within the times specified. Upon such determination, PURCHASER may terminate this Soil Contract pursuant to General Condition 45, titled TERMINATION FOR DEFAULT.

8.8	Prior to issuing a NTP, PURCHASER may authorize SOIL CONTRACTOR to perform a portion of the Work under a limited notice to proceed (“LNTP”). The Parties shall agree upon the scope of Work to be performed under the LNTP. Any amounts paid under the LNTP for performance of any portion of the Work shall be based on Unit Prices as set forth in Special Condition 14, titled MEASUREMENT FOR PAYMENT.

SC-9 SOIL CONTRACT SCHEDULE

9.1

Within sixty (60) Days after Notice to Proceed, SOIL CONTRACTOR shall submit to PURCHASER for its written approval a Level III Schedule, which once approved by PURCHASER shall be the “Soil Contract Schedule.” The schedule shall consist of a precedence network diagram using the critical path method (CPM) to show each individual essential activity in sequence to meet the Soil Contract Milestone Dates. The diagram shall show durations and dependencies including off-Site activities such as design, fabrication of equipment, procurement, delivery of materials, and items to be furnished by PURCHASER. It shall show total float and free-float times. Float shall not be considered to be for the exclusive benefit of either PURCHASER or SOIL CONTRACTOR. Extensions of time for performance required under other Soil Contract clauses shall be made only to the extent that equitable time adjustments for affected activities exceed the total float available along their paths.

9.2	SOIL CONTRACTOR shall utilize Primavera software to produce schedules and shall adhere to the work breakdown structure, activity code structure and calendars utilized by PURCHASER.

9.3	The activity listing shall show the following information for each activity on the diagram: Identification by node number; Description of the task or event; Duration; Personnel by craft; Equipment; earliest start and finish dates and latest start and finish dates.

9.4	In addition SOIL CONTRACTOR shall submit a complementary and detailed narrative description of its plan for performing the Work. The narrative description shall detail the equipment and personnel requirements by craft to complete a resource loaded schedule.

9.5	SOIL CONTRACTOR shall promptly inform PURCHASER of any proposed change in the Soil Contract Schedule and narrative and shall furnish PURCHASER with a revised Soil Contract Schedule and narrative within ten (10) Days after approval by PURCHASER of such change. The Soil Contract Schedule and narrative shall be kept up to date, taking into account the actual Work progress and shall be revised, if necessary, every thirty (30) Days. The revised Soil Contract Schedule and narrative shall, as determined by PURCHASER, be sufficient to meet the requirements for completion of any separable part and all of the Work as set forth in this Soil Contract.

9.6	During the performance of the Work, SOIL CONTRACTOR shall submit to PURCHASER periodic reports on the actual progress. Such progress reports shall include the following:

1.	Monthly	A copy of the Soil Contract Schedule showing actual progress to date for the major parts of the Work, as compared to planned progress;

2.	Monthly	SOIL CONTRACTOR will submit a summary of actual hours expended performing the Work. Jobhours will be categorized by non-manual and manual and will be utilized to publish safety statistics. Manual are craft labor including foremen (e.g. pipe fitters, welders, electricians, laborers, carpenters, ironworkers) whereas non-manual are non-craft labor (e.g. field engineers, superintendents, safety representatives, accountants);

3.	Monthly	A jobhour comparison by craft of actual versus planned staffing;

4.	Weekly	A three-week look-ahead personnel forecast by craft. Variation from approved schedules and plans shall be noted and rationalized;

5.	Weekly	A rolling four-week schedule showing one week actual progress and a three-week look-ahead forecast. Variation from approved schedules and plans shall be noted and rationalized;

6.	Weekly	A weekly report of quantities installed versus total quantities on items of the Work selected by PURCHASER;

7.	Weekly	A weekly report of labor productivity comparing actual versus planned jobhours on items of the Work selected by PURCHASER. Variation from approved schedules and plans shall be noted and rationalized; and

8.	Daily	A daily force report listing all personnel by craft and work assignment; and equipment utilized in the Work.

9.7	Schedules and reports shall be furnished in hardcopy and/or native electronic files as specified by PURCHASER.

SC-10 TEMPORARY ACCESS AND HAUL ROADS

10.1	SOIL CONTRACTOR shall, at its expense, construct and maintain temporary access and haul roads, except as provided in Special Condition 4, titled PURCHASER-FURNISHED UTILITIES AND FACILITIES, as may be necessary for the proper performance of this Soil Contract. SOIL CONTRACTOR shall submit a layout of all proposed roads prior to road construction. The layout shall show widths of roads, direction of traffic, curves, grades and related information in sufficient detail for review by PURCHASER. Roads constructed on PURCHASER’s land or rights-of-way shall be subject to PURCHASER’s approval.

10.2	ACCESS TO PHASE 2 SITE

(1)

SOIL CONTRACTOR shall coordinate its Work on and access to and from the Phase 2 Site to ensure that SOIL CONTRACTOR does not interfere with the construction or operation of the Phase 1 Facility, the remainder of the Phase 2 Facility, or any of PURCHASER’s other contractors at the Phase 1 and Phase Facilities. SOIL CONTRACTOR agrees to coordinate the performance of the Work with PURCHASER’s other contractors or subcontractors performing work at the Phase 2 Site so as not to materially interfere with any of PURCHASER’S other contractors or subcontractors performing work at the Phase 2 Site. SOIL CONTRACTOR shall not access any portion of the Site, the Phase 1 Site or portions of the Phase 2 Site not necessary for its Work, without express written permission from PURCHASER, if such access would interfere with or hinder the construction or operation of the Phase 1 Facility or the remainder of the Phase 2 Facility. During the performance of the Work or SOIL CONTRACTOR’s other obligations under this Soil Contract, if an unforeseen situation arises that could potentially interfere with the construction or operation of the Phase 1 Facility, SOIL CONTRACTOR shall provide to PURCHASER, as soon as possible but no later than seven (7) Days prior to the time that SOIL CONTRACTOR intends to perform such Work, a written plan listing the potentially interfering Work and proposing in detail how such Work will be performed to avoid interference with the construction or operation of the Phase 1 Facility. Prior to performing such Work, PURCHASER and SOIL CONTRACTOR shall mutually agree upon a plan, including an applicable schedule for performance, for SOIL CONTRACTOR to execute such Work. If the unforeseen situation was not caused by SOIL CONTRACTOR and was not an item for which SOIL CONTRACTOR assumed responsibility, and SOIL CONTRACTOR’s compliance with this SC-10.2(1) causes a change in the Work affecting the cost or the Soil Contract Schedule, SOIL CONTRACTOR shall be entitled to seek relief in accordance with General Condition 32, titled CHANGES.

SC-11 SAFETY, HEALTH AND SECURITY REQUIREMENTS

11.1	In the development and implementation of its Safety and Health Plan (S&H Plan) and performance of the Work, SOIL CONTRACTOR shall conform and comply with safety and health standards issued by PURCHASER or Management Contractor, which shall be substantially similar to those for the Phase 1 Project, and with any subsequent safety and health standards issued by PURCHASER or Management Contractor, including any such standards issued in Operating Plant Procedures.

11.2	SOIL CONTRACTOR shall not, without prior written approval of PURCHASER, subcontract with any entity whose safety ratings for the previous year exceed the following:

Interstate EMR:	1.0
State EMR:	1.0
LWDC:	2.5
OSHA Recordable:	3.5

11.3	In performance of the Work under this Soil Contract, SOIL CONTRACTOR shall comply with the Security Plan prepared and implemented for the Phase 1 Project, with modifications as necessary made for the Phase 2 Project. The modified plan shall include:

(1)	Controlled access to office, warehouse, material and equipment sites.

(2)	Physical security of office, warehouse, material and equipment sites, to include periodic security checks of all work areas assigned to SOIL CONTRACTOR.

(3)	Control of material and equipment packaging, transportation, and delivery to the Phase 2 Site.

(4)	Accountability procedures for storage, requisition and issue of material and equipment.

(5)	Personnel security to include, but not limited to, compliance with Project work rules (access, badging, prohibited activities and items, etc.).

(6)	Communications security to include, but not limited to, use of radios, radio finders, beacons, etc.

(7)	Compliance with the Project emergency response plan, submitted to FERC, to include, but not limited to, emergency notification lists, personnel accountability procedures, etc. The project emergency response plan may be updated or supplemented after the Effective Date from time to time, including when PURCHASER issues Operating Plant Procedures, and SOIL CONTRACTOR agrees to comply with any such updates and supplements. If SOIL CONTRACTOR’s compliance with any such updates causes a change in the Work affecting the cost or the Soil Contract Schedule, SOIL CONTRACTOR shall be entitled to seek relief in accordance with General Condition 32, titled CHANGES.

(8)	Compliance with all Phase 1 and Phase 2 Project security programs and the coordination measures, with PURCHASER and others on the Phase 2 Site, established for that purpose.

(9)	Prompt reporting of incidents of loss, theft or vandalism to PURCHASER, subsequently detailed and provided in writing.

SOIL CONTRACTOR’s Security Plan shall be added as an appendix to its S&H Plan.

SC-12 EXPLOSIVES

12.1	Explosives shall be transported to the Phase 2 Site only when required to perform the Work under this Soil Contract and with prior notice to and written approval of PURCHASER. SOIL CONTRACTOR shall be responsible for properly purchasing, transporting, storing, safeguarding, handling and using explosives required to perform the Work. SOIL CONTRACTOR shall employ competent and qualified personnel for the use of explosives and, notwithstanding any other provision in the Soil Contract to the contrary, shall assume full responsibilities for the cost of any incidental or consequential damages caused by the improper use of explosives. Residual surplus explosives shall be promptly removed from the Phase 2 Site and properly disposed of by SOIL CONTRACTOR.

SC-13 LETTER OF CREDIT

13.1

At SOIL CONTRACTOR’s receipt of Notice to Proceed, SOIL CONTRACTOR shall furnish an irrevocable standby letter of credit, in the amount Two Million Eight Hundred Fifty Thousand US Dollars (US$2,850,000), naming PURCHASER as a beneficiary (“Letter of Credit”), substantially in the form attached hereto as Exhibit “B,” Appendix

B-6. PURCHASER shall reimburse SOIL CONTRACTOR for the actual net cost of the Letter of Credit, without any markup for profit, overhead or otherwise.

13.2	The Letter of Credit must be issued by a bank acceptable to PURCHASER, and such Letter of Credit shall remain in effect until PURCHASER issues a Final Completion Certificate. If the estimated cost of the Work performed by SOIL CONTRACTOR increases by more than ten percent (10%) of the estimate set forth in Exhibit C, and upon a written request from PURCHASER, SOIL CONTRACTOR agrees to increase the amount of the Letter of Credit to ten percent (10%) of the new estimated cost of the Work. The actual, net cost of such increase in the value of the Letter of Credit shall be reimbursed by PURCHASER.

SC-14 MEASUREMENT FOR PAYMENT

14.1	Payment to SOIL CONTRACTOR shall be measured on the basis of unit prices. To establish a basis for payment, Exhibit “C,” Forms A-1, A-2, A-3 and A-4 set forth the unit prices (“Unit Prices”) for the various categories of Work to be performed by SOIL CONTRACTOR and for certain additional labor and equipment that may be required to perform the Work. The Unit Prices include all costs and charges for performance of the Work on a unit basis, including those costs and charges for labor, supervision, materials, supplies, equipment, transportation, tools, taxes, services, overhead and profit. SOIL CONTRACTOR shall not be entitled to any percentage fee or markup, for overhead, profit or otherwise, on the Unit Prices. Furthermore, SOIL CONTRACTOR agrees that quantities of Work on the Phase 2 Project are subject to variation and that the Unit Prices are not based on any expected or maximum or minimum quantities of Work on the Phase 2 Project. SOIL CONTRACTOR shall not be entitled to any adjustment of the Unit Prices based on any claim or assertion that the actual quantities of Work were greater or less than those expected by SOIL CONTRACTOR or the Parties.

14.2	For the purposes of making funds available for payment under this Soil Contract, SOIL CONTRACTOR shall provide estimates of anticipated quantities of Work, broken down by the categories of the Unit Prices, as reasonably requested by Management Contractor and as required in Exhibit “E.”

14.3	By the second (2nd) Day of each calendar month, SOIL CONTRACTOR shall submit to PURCHASER a written statement (“Monthly Quantity Statement”), supported by information and documentation required under this Soil Contract, with a list of the actual net quantities of Work performed by SOIL CONTRACTOR during the immediately preceding calendar month for each category of Unit Prices set forth in Exhibit C. SOIL CONTRACTOR shall not include in such list any quantities that were not complete at the end of the immediately preceding calendar month.

14.4

SOIL CONTRACTOR shall make all measurements and surveys necessary for determining all quantities of Work to be paid under this Soil Contract, and such measurements shall be in the units and according to any procedures set forth in Exhibit C, and SOIL CONTRACTOR shall make such other measurements and computations as are reasonably requested by PURCHASER. Copies of field notes, computations, receipts, delivery records and other records made by SOIL CONTRACTOR for the purpose of determining quantities shall be furnished to PURCHASER upon request. SOIL CONTRACTOR shall notify PURCHASER prior to the time such measurements or surveys are made. PURCHASER, at its sole discretion, may witness and verify such measurements and surveys. The dividing limits, lines or planes between adjacent items or classes of excavation, concrete, or other types of work where not definitely indicated on the drawings or in the specifications shall be as determined by PURCHASER.

SC-15 INVOICING AND PAYMENT

15.1	Upon the issuance of the Notice to Proceed by PURCHASER and receipt by PURCHASER of an Invoice, PURCHASER shall make an initial payment to SOIL CONTRACTOR in the amount of Two Million Eight Hundred Fifty Thousand US Dollars (US$2,850,000).

15.2	Based on the and in conjunction with the Monthly Quantity Statement, SOIL CONTRACTOR shall submit an invoice (“Invoice”) by the second (2nd) Day of each calendar month for the actual net quantities of Work completed through the end of the previous calendar month.

15.3	SOIL CONTRACTOR shall certify in each Invoice that there are no known outstanding mechanic’s or materialmen’s liens, and that all due and payable bills have been paid or are included in the Invoice.

15.4

As a condition of payment, each Invoice received by PURCHASER prior to Tank S-105 Substantial Completion or Substantial Completion BOP, whichever is later, shall be accompanied by a fully executed (i) Interim Conditional Lien Waiver from SOIL CONTRACTOR in the form of Exhibit “B” Appendix B-2 Form B-2-1 for all Work performed through the date of the Invoice for which payment is requested and (ii) Interim Unconditional Lien Waiver from SOIL CONTRACTOR in the form of Exhibit “B” Appendix B-2 Form B-2-2 for all Work performed through the date of the last Invoice submitted by SOIL CONTRACTOR. In addition, as a condition of payment, SOIL CONTRACTOR shall also provide (i) fully executed Interim Conditional Lien Waivers in the form of Exhibit “B” Appendix B-2 Form B-2-3 from each Major Subcontractor whose invoice is received by SOIL CONTRACTOR in the calendar month covered by SOIL CONTRACTOR’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Subcontractor through the date of such Major Subcontractor’s invoice), together with fully executed Interim Unconditional Lien Waivers in the form set forth in Exhibit “B” Appendix B-2 Form B-2-4 from each Major Subcontractor for all Work performed by such Major Subcontractor through the date of each such Major Subcontractor’s preceding invoice; (ii) fully executed Interim Conditional Lien Waivers in the form of Exhibit “B” Appendix B-2 Form B-2-3 from each Major Sub-subcontractor whose invoice is received by SOIL CONTRACTOR in the calendar month covered by SOIL CONTRACTOR’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Sub-subcontractor through the date of such Major Sub-subcontractor’s invoice), together with fully executed Interim Unconditional Lien Waivers from each Major Sub-subcontractor in the form set forth in Exhibit “B” Appendix B-2 Form B-2-4 for all Work performed by such Major Sub-subcontractor through the date of each such Major Sub-subcontractor’s preceding invoice; provided that if SOIL CONTRACTOR fails to provide to PURCHASER an Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver from a Major Subcontractor or Major Sub-subcontractor as required, PURCHASER’s right to withhold payment for the failure to provide any such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver.

15.5	SOIL CONTRACTOR hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by SOIL CONTRACTOR against any or all of the Work, the Facility or the Site to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. SOIL CONTRACTOR agrees to comply with reasonable requests of PURCHASER for supporting documentation required by Lender in connection with such subordination, including any necessary lien subordination agreements. Nothing in this SC-15.5 shall be construed as a limitation on or waiver by SOIL CONTRACTOR of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Facility as security for any undisputed payments owed to it by PURCHASER hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of Lenders.

15.6	Within thirty (30) Days after receipt of a correct Invoice, PURCHASER will pay SOIL CONTRACTOR ninety percent (90%) of the approved Invoice amount, including the quantities approved by PURCHASER, retaining the balance (“Retainage”). Subject to the terms of the Soil Contract (including the right to withhold payment for Defective Work), seventy-five percent (75%) of the Retainage shall be paid to SOIL CONTRACTOR upon SOIL CONTRACTOR’s completion of all Work except for closure of the Phase 2 Tank containment dikes and related puchlist Work, and the remaining Retainage shall be paid to SOIL CONTRACTOR upon Final Completion.

15.7	Amounts otherwise payable under this Soil Contract may be withheld, in whole or in part, if:

(1)	SOIL CONTRACTOR is in default of any Soil Contract condition including, but not limited to, the schedule, quality assurance and health and safety requirements; or

(2)	SOIL CONTRACTOR has not submitted:

(a)	The Soil Contract Schedule, including any revisions or updates, as required by Special Condition 9, titled “SOIL CONTRACT SCHEDULE”;

(b)	Proper insurance certificates, or not provided proper coverage or proof thereof;

(c)	The Letter of Credit; and

(d)	Interim Lien Waivers from SOIL CONTRACTOR and Major Subcontractors and Sub-subcontractors.

(3)	Adjustments are due from previous overpayment or audit results.

15.8	PURCHASER will make payments of such amounts withheld in accordance with SC-15.7 above if SOIL CONTRACTOR cures all defaults in the performance of this Soil Contract.

15.9	If claims filed against SOIL CONTRACTOR connected with performance under this Soil Contract, for which PURCHASER may be held liable if unpaid (e.g., unpaid withholding and back Taxes), are not promptly removed by SOIL CONTRACTOR within seven (7) Days after receipt of written notice from PURCHASER to do so, PURCHASER may remove such claims and deduct all costs in connection with such removal from withheld payments or other monies due, or which may become due, to SOIL CONTRACTOR. If the amount of such withheld payment or other monies due SOIL CONTRACTOR under this Soil Contract is insufficient to meet such costs, or if any claim against SOIL CONTRACTOR is discharged by PURCHASER after final payment is made, SOIL CONTRACTOR and its surety or sureties, if any, shall promptly pay PURCHASER all costs incurred thereby regardless of when such claim arose or whether such claim imposed a lien upon the Work, the Facility or the Site.

15.10

Upon receipt by SOIL CONTRACTOR of PURCHASER’s Final Completion Certificate, SOIL CONTRACTOR shall prepare and submit its final invoice (“Final Invoice”), together with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders; (ii) an affidavit that all payrolls, Taxes, bills for material and equipment, and any other indebtedness connected with the Work for which SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors are liable (excluding Corrective Work) have been paid; (iii) fully executed Final Conditional Lien and Claim Waiver from SOIL CONTRACTOR in the form of Exhibit “B” Appendix B-2 Form B-2-5, (iv) fully executed Final Conditional Lien and Claim Waivers from each Major Subcontractor and each Major Sub-subcontractor in the form set forth in Exhibit “B” Appendix B-2 Form B-2-7. No later than thirty (30) Days after receipt by PURCHASER of such Final Invoice and all required and reasonably requested documentation, PURCHASER shall, subject to its rights to withhold payment under this Soil Contract, pay SOIL CONTRACTOR the balance of the Soil Contract Price (including any remaining Retainage), provided that SOIL CONTRACTOR provides to PURCHASER at or before the time of such payment the following: (i) fully executed Final Unconditional Lien and Claim Waiver from SOIL CONTRACTOR in the form of Exhibit “B” Appendix B-2 Form B-2-6 and (ii) fully executed Final Unconditional Lien and Claim Waivers from each Major Subcontractor and each Major Sub-subcontractor in the form of

Exhibit “B” Appendix B-2 Form B-2-8. Notwithstanding the above, PURCHASER shall not withhold from final payment an amount greater than the amount(s) in dispute.

15.11	After issuance of the Final Completion Certificate, PURCHASER shall give notice to the issuing bank to release the Letter of Credit.

15.12	No payments of Invoices or portions thereof shall at any time constitute approval or acceptance of any Work under this Soil Contract, nor be considered a waiver by PURCHASER of any of the terms of this Soil Contract. Title to all equipment and materials which has vested in PURCHASER pursuant to General Condition 34, titled “TITLE AND RISK OF LOSS,” however, shall not be part of SOIL CONTRACTOR’s property or estate, unless otherwise specified by Applicable Law, in the event SOIL CONTRACTOR is adjudged bankrupt or makes a general assignment for the benefit of creditors, or if a receiver is appointed on account of SOIL CONTRACTOR’s insolvency, or if all or any portion of this Soil Contract is terminated.

15.13	SOIL CONTRACTOR shall submit all Invoices in original and two (2) copies to:

PURCHASER:	Sabine Pass LNG, L.P.	with copy to:	Sabine Pass LNG, L.P.

Address:	717 Texas Avenue Suite 3100 Houston, TX 77002	Address:	717 Texas Avenue Suite 3100 Houston, TX 77002

Attention:	Accounts Payable	Attention:	Ed Lehotsky

Facsimile:	713-659-5459	Telephone:	713-265-0206

		Facsimile:	713-659-5459

and with copy to:	Sabine Pass LNG, L.P.

Address:	717 Texas Avenue Suite 3100 Houston, TX 77002

Attention:	David Mitchell

Telephone:	832-204-2293

Facsimile:	713-659-5459

15.14

Any amounts due but not paid hereunder, any amounts withheld from SOIL CONTRACTOR but later finally determined in accordance with the dispute resolution procedure set forth in GC-33 and SC-31 to have been improperly withheld, or any amounts collected by PURCHASER on the Letter of Credit but later finally determined in accordance with the dispute resolution procedure set forth in GC-33 and SC-31 to have been improperly collected, shall bear interest at the lesser of (i) an annual rate equal to the prime rate set from time to time by Citibank, N.A., or (ii) the maximum rate permitted under Applicable Law.

SC-16 [NOT USED]

SC-17 [NOT USED]

SC-18 QUALITY SURVEILLANCE INSPECTIONS

PURCHASER designated equipment or materials furnished by SOIL CONTRACTOR shall not be deemed accepted until inspected by PURCHASER or PURCHASER’s representative in accordance with PURCHASER’s requirements for quality, which shall be substantially similar to those for the Phase 1 Project.

SC-19 [NOT USED]

SC-20 LIQUIDATED DAMAGES

20.1	The Parties hereby agree that the damages which PURCHASER will sustain as a result of SOIL CONTRACTOR’s failure to meet the Soil Contract Milestone Dates are difficult or impossible to determine with certainty and, therefore, have in good faith estimated as fair compensation the liquidated damages as set forth below. If SOIL CONTRACTOR fails to perform the Work within the time frames specified in the Soil Contract for the Soil Contract Milestone Dates listed below, or any extensions evidenced by a Change Order or duly executed Soil Contract amendment, SOIL CONTRACTOR shall pay to PURCHASER as fixed, agreed and liquidated damages for each Day of delay the sum(s) specified below, which amounts shall be independently calculated for each Soil Contract Milestone indicated:

LIQUIDATED DAMAGES

MILESTONE DESCRIPTION	LIQUIDATED DAMAGE AMOUNT PER DAY

Tank S-104 Substantial Completion	— US$21,000 per Day for each Day after the Soil Contract Milestone Date for Tank S-104 Substantial Completion

Tank S-105 Substantial Completion	— US$21,000 per Day for each Day after the Soil Contract Milestone Date for Tank S-105 Substantial Completion

Final Completion	— US$21,000 per Day for each Day after the Soil Contract Milestone Date for Final Completion

20.2	The application of liquidated damages shall not effect a change in the Soil Contract Milestone Dates or relieve SOIL CONTRACTOR of its obligation to improve its progress, pursuant to Special Condition 8, titled SCOPE, COMMENCEMENT, PROGRESS AND COMPLETION OF THE WORK, and to achieve or mitigate the failure to achieve any Soil Contract Milestone Dates.

20.3	Payments of liquidated damages shall become due immediately upon failure to achieve a Soil Contract Milestone Date. PURCHASER shall be entitled to withhold from payments due, offset against other obligations, deduct from Retainage, and draw down on Letter(s) of Credit any and all liquidated damages due from SOIL CONTRACTOR.

20.4	The cumulative total of all liquidated damages will not exceed Three Million US Dollars (US$3,000,000).

20.5	Except as set out in Special Condition 8, titled SCOPE, COMMENCMENT, PROGRESS AND COMPLETION OF THE WORK, where PURCHASER may require SOIL CONTRACTOR to accelerate to recover lost schedule and General Condition 45, titled TERMINATION FOR DEFAULT, SOIL CONTRACTOR shall have no further liability to PURCHASER for delay as a result of the liquidated damages provided within this SC-20.

SC-21 APPLICABLE LAW

This Soil Contract shall be governed by and interpreted under the laws of the State of Texas (without giving effect to the principles thereof relating to conflicts of law). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Soil Contract and shall be disclaimed in and excluded from any Subcontracts entered into by SOIL CONTRACTOR in connection with the Work or the Project.

SC-22 CONSTRUCTION MANAGEMENT

22.1	PURCHASER will engage a Management Contractor to manage the Work under this Soil Contract. SOIL CONTRACTOR agrees to submit all Invoices to Management Contractor, with copy to PURCHASER; provide all notices, including without limitation notices related to changes to the Work, delays and Force Majeure, to Management Contractor, with copy to PURCHASER; treat, comply with, and abide by all communications, directives, notices and instructions from Management Contractor as if coming directly from PURCHASER under this Soil Contract. Notwithstanding anything to the contrary, Management Contractor shall not have the authority to amend this Soil Contract (by Change Order or otherwise) or otherwise contractually bind PURCHASER without PURCHASER’s express consent or ratification in writing. Management Contractor shall have the authority to act as PURCHASER’s authorized representative as set forth in Exhibit E.

22.2

SOIL CONTRACTOR shall submit to Management Contractor copies of all documents, invoices, information, forms, policies, procedures, plans, test information, test data, and other data and information submitted or required to be submitted to PURCHASER under this Soil Contract, including all Exhibits and Appendices hereto. The address for Management Contractor for purposes of this Section is:

Bechtel Corporation

3000 Post Oak Boulevard

Houston, TX 77056

Facsimile: 713-235-1610

PURCHASER shall specify the Person at Management Contractor to whom items should be addressed.

SC-23 RELEASE OF CONSEQUENTIAL DAMAGES

23.1	TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN ANY OTHER PROVISIONS OF THIS SOIL CONTRACT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL LOSS OR DAMAGES RESULTING FROM OR ARISING OUT OF THIS SOIL CONTRACT. THE PARTIES AGREE THAT THIS SC-23 SHALL NOT APPLY TO ANY LIQUIDATED DAMAGES PAYABLE UNDER SC-20, IF ANY.

SC-24 NOT USED

SC-25 MEASUREMENT SYSTEM

25.1	SOIL CONTRACTOR shall use the “English Standard” system of measurement for all designs, specifications, drawings, plans and Work except as otherwise directed in writing by PURCHASER.

SC-26 NOT USED

SC-27 KEY PERSONNEL

27.1	SOIL CONTRACTOR shall not reassign or remove the Key Personnel listed below without the prior written authorization of PURCHASER.

Name	Title/Position
Tommy Breaux	Project Manager
Larry Weathers	Superintendent
Steve Oller	Site Safety Officer

27.2	SOIL CONTRACTOR shall ensure that Key Personnel continue to perform the part of the Work assigned to them for as long as necessary to achieve the Soil Contract requirements. SOIL CONTRACTOR shall not remove any Key Personnel from the Work without prior written approval of PURCHASER. SOIL CONTRACTOR shall allow a minimum of twenty-one (21) Days notice of its desire to remove any Key Personnel from the Soil Contract Work.

SC-28 LANGUAGE REQUIREMENTS

28.1	The Soil Contract Documents and all notices, communications and submittals between the Parties pursuant to the implementation of this Soil Contract shall be in the English language, unless otherwise directed in writing by PURCHASER. All translation services, to include the physical presence of qualified translators in both office and field, necessary for written or oral communications with PURCHASER and all members of SOIL CONTRACTOR’s work force or in the course of routine Phase 2 Site coordination of any nature, shall be provided by SOIL CONTRACTOR. SOIL CONTRACTOR warrants these services and their staffing shall fully meet the standards and requirements established by PURCHASER.

SC-29 NOT USED

SC-30 DRUGS, ALCOHOL AND WEAPONS

30.1	SOIL CONTRACTOR’s personnel shall not bring onto the Phase 2 Site, or any other location where the provisions of this Soil Contract apply:

(1)	Any firearm of whatsoever nature, knife with a blade exceeding four (4) inches (100 millimeters) in length or any other object which in the sole judgment of PURCHASER is determined to be a potential weapon.

(2)	Alcoholic beverages of any nature.

(3)	Illegal or PURCHASER-prohibited non-prescription drugs of any nature without exception.

30.2	SOIL CONTRACTOR shall abide by and enforce the requirements of this clause to include the immediate removal from the Work under this Soil Contract of any employee who has violated the requirements of this clause or who PURCHASER, in its sole judgment, determines has violated the requirements of this clause.

30.3	SOIL CONTRACTOR shall be subject to the Phase 1 and Phase 2 Project’s drug and alcohol policy, which shall be provided by PURCHASER or Management Contractor. Pre-employment drug and alcohol screening shall be required of all SOIL CONTRACTOR’s employees. All SOIL CONTRACTOR’s employees shall be subject to random drug and alcohol testing.

SC-31 ARBITRATION

31.1	Any arbitration held under this Soil Contract shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this SC-31, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 1, et seq. Issues concerning the arbitrability of a matter in dispute shall be decided by the arbitrator(s). The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, SOIL CONTRACTOR’s surety (if any) and the successors and permitted assigns of any of them. The Parties may join any other Person as an additional party to any arbitration conducted under this SC-31, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

SC-32 NOT USED

SC-33 NOT USED

SC-34 HAZARDOUS MATERIALS.

34.1	SOIL CONTRACTOR shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Phase 2 Site and shall bear all responsibility and liability for such materials; provided, however, that SOIL CONTRACTOR may bring onto the Phase 2 Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, applicable codes and standards, and SOIL CONTRACTOR’s S&H Plan, and SOIL CONTRACTOR shall remain responsible and liable for all such Hazardous Materials.

34.2	If SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor encounter pre-existing Hazardous Materials at the Phase 2 Site, and SOIL CONTRACTOR or any Subcontractor or Sub-subcontractor knows or suspects that such material is Hazardous Material, SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors shall promptly stop Work in the affected area and notify PURCHASER. If under such circumstances SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify, SOIL CONTRACTOR shall be responsible and liable to PURCHASER for all damages, costs, losses and expenses to the extent attributable to such failure.

34.3	PURCHASER shall remove, transport and, as appropriate, dispose of any Hazardous Materials discovered or released at the Phase 2 Site, including any Hazardous Materials brought on the Phase 2 Site or generated by Third Parties, but excluding any Hazardous Materials brought on to the Phase 2 Site or generated by SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors.

SC-35 HAZARDOUS SUBSTANCE AWARENESS

35.1	The nature of the Work to be performed under this Soil Contract involves inherent risks. SOIL CONTRACTOR agrees that it will inform its officers, employees, agents, Subcontractors and Sub-subcontractors, and any other parties which may come into contact with any Hazardous Materials as a result of SOIL CONTRACTOR’s activities hereunder of the nature of such materials and any health or environmental risks associated with such materials.

35.2	SOIL CONTRACTOR warrants that SOIL CONTRACTOR’s personnel and personnel of its Subcontractors and Sub-subcontractors, assigned to or regularly entering the Phase 2 Site, have or will receive training as specified in OSHA 29 CFR 1910.120 (e) in relation to this Soil Contract prior to their assignment to field duty. Supervisory personnel of any tier will also receive, as a minimum, eight hours additional specialized training in the management of Hazardous Material operations. Such training shall be at SOIL CONTRACTOR’s expense. SOIL CONTRACTOR personnel assigned to the Phase 2 Site may also be required to attend specialized training classes specific to the Phase 2 Site as presented by PURCHASER.

SC-36 HAZARDOUS SUBSTANCE REGULATIONS

36.1	SOIL CONTRACTOR shall ensure that all Hazardous Materials with which it deals receive safe and proper handling. SOIL CONTRACTOR confirms that it is aware of and will comply with the requirements of the Comprehensive Environmental Response, Compensation, Liability Act, 42 U.S.C. 9601-9675 (CERCLA) as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901-6992 (RCRA) as amended; the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601-2671; the Clean Water Act (CWA), 33 U.S.C. 1251-1387; Title 40 of the Code of Federal Regulations; the Department of Transportation (DOT) regulations applicable to Hazardous Materials, and any other Applicable Law related to working with or near Hazardous Materials.

SC-37 NOT USED

SC-38 LABORATORY ANALYSES

38.1	When chemical, radiological or physical analyses of Hazardous Materials, which are the responsibility of SOIL CONTRACTOR, are required for their disposal, treatment, or recycling, and such analyses are not listed below as PURCHASER provided, SOIL CONTRACTOR shall cause such analyses to be performed by an appropriately qualified laboratory. SOIL CONTRACTOR shall identify the analyses to be performed and submit the name, qualifications, and procedures of the proposed laboratory(ies) to PURCHASER for review prior to performing any analyses. Such analyses shall be at SOIL CONTRACTOR’s expense. The following laboratory analyses will be provided by PURCHASER:

NONE.

SC-39 ON-SITE HANDLING AND DISPOSAL OF HAZARDOUS MATERIAL

39.1	If the Work under this Soil Contract includes any intrusive site or structural drilling, boring, coring or sampling, debris may be produced as a result of these efforts. This debris could include solids or liquids drawn from site wells for sampling purposes. All such debris shall be treated by SOIL CONTRACTOR as if it were Hazardous Materials regulated under the federal Resource and Conservation Recovery Act of 1976, 42 U.S.C. 6901-6992 (RCRA) as amended, or any more stringent applicable regulations, unless and until SOIL CONTRACTOR has been able to confirm, to the satisfaction of PURCHASER and the appropriate regulatory agencies that the wastes are not regulated as Hazardous Materials.

SC-40 OFF-SITE TRANSPORTATION AND DISPOSAL OF HAZARDOUS MATERIALS

40.1	SOIL CONTRACTOR shall have no authority or responsibility for the off-site transportation, storage, treatment or disposal of contaminated or potentially contaminated waste materials of any kind, which are directly or indirectly generated at the Phase 2 Site. However, SOIL CONTRACTOR shall handle all materials at the Phase 2 Site with due care, in accordance with work or Phase 2 Site plans and the requirements of this Soil Contract.

SC-41 SEC FILINGS

41.1	SOIL CONTRACTOR acknowledges and agrees that PURCHASER or its Affiliates shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC (including a copy of this Soil Contract) in accordance with applicable securities laws, that PURCHASER believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to SOIL CONTRACTOR, then PURCHASER shall provide as much notice as is practicable to SOIL CONTRACTOR to provide it with an opportunity to comment; provided, however, the final determination shall remain with PURCHASER.

SC-42 SOIL CONTRACTOR REGISTRATION

42.1	Non-resident SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors must register for sales and use Tax purposes with the Louisiana Department of Revenue and the Cameron Parish Police Jury. Prior to commencing Work non-resident SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors shall post a bond in an amount required under Applicable Law. Upon satisfactory completion of the Tax registration and surety bond requirements, SOIL CONTRACTOR shall obtain from the Secretary a certificate of compliance and shall provide a copy to PURCHASER.

SC-43 LOUISIANA SALES AND USE TAXES

43.1	PURCHASER shall participate in the Louisiana Enterprise Zone Program, which shall allow PURCHASER to receive a rebate directly from the State of Louisiana Department of Revenue of the rebatable portion of Louisiana state, parish and local-option sales and use tax (“Louisiana Sales and Use Tax”) incurred and paid by SOIL CONTRACTOR and its Subcontractors or Sub-subcontractors in connection with performance of the Work. SOIL CONTRACTOR shall provide to PURCHASER, for itself and its Subcontractors and Sub-subcontractors, all documentation as may be reasonably requested by PURCHASER and available to SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors in order to allow PURCHASER to secure such rebate. Such documentation shall include invoice documentation supporting all Louisiana Sales and Use Taxes paid by SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors for the purchase of material, equipment and leased or rented construction equipment, in addition to consumables purchased and delivered within the state of Louisiana. Such documentation shall be provided to PURCHASER with each Invoice and shall clearly identify (i) the item of material or equipment purchased, (ii) the amount of Louisiana Sales and Use Tax paid; and (iii) all information (including the Phase 2 Project name and the Phase 2 Project address, which shall be documented on SOIL CONTRACTOR’s Invoice) to properly establish that the material and equipment was used in connection with or incorporated into the Phase 2 Facility. If the equipment was taken from SOIL CONTRACTOR’s or a Subcontractor’s or Sub-subcontractor’s inventory, subject to SC-43.4, SOIL CONTRACTOR shall provide PURCHASER with an invoice, journal vouchers or other similar documentation as may be required to evidence that the applicable Louisiana Sales and Use Tax was paid by SOIL CONTRACTOR or its Subcontractor or Sub-subcontractor on such inventory. PURCHASER’s tax consultant shall assist PURCHASER to secure all available rebates of Louisiana Sales and Use Taxes and is authorized to request and receive information directly from SOIL CONTRACTOR and Subcontractors and Sub-subcontractors on behalf of PURCHASER. No information shall be provided to PURCHASER’s tax consultant until such tax consultant has signed a confidentiality agreement with SOIL CONTRACTOR and any applicable Subcontractor or Sub-subcontractor with terms customary in the audit industry for audits of this kind.

43.2	PURCHASER shall provide SOIL CONTRACTOR with any state and local manufacturing, pollution control or other applicable sales and use Tax exemption certificates that PURCHASER has received and which are valid under Applicable Law, including the governing law specified in SC-21. SOIL CONTRACTOR will reasonably cooperate with PURCHASER to minimize any and all Taxes relating to the Project.

43.3	If SOIL CONTRACTOR or any of its Subcontractors or Sub-subcontractors incurs any sales and use Taxes on any items of material and equipment for which PURCHASER has previously provided SOIL CONTRACTOR with a valid applicable sales and use Tax exemption certificate, SOIL CONTRACTOR shall be responsible for the payment of such sales and use Taxes without reimbursement by PURCHASER.

43.4	PURCHASER shall have the right to have its third party auditors audit the Books and Records of SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors to confirm that all Louisiana Sales and Use Taxes paid by SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors in connection with the Work are properly owed under Applicable Law; provided, however, if the determination of the proper amount of such Louisiana Sales and Use Tax assessed on any one or more items of material and or equipment is dependent upon knowing the actual cost incurred by SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors for such item of equipment or material and the compensation of such item of equipment or material is included in the Soil Contract Price or in any lump sum Change Order, that portion of the audit devoted to reviewing the actual cost incurred by SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors for such item of material and/or equipment shall be performed by PURCHASER’s tax consultant, which shall be retained by PURCHASER at PURCHASER’s sole expense. The Parties agree that (unless the amount of Louisiana Sales and Use Tax properly payable for an item of material and equipment is subject to litigation or arbitration) such tax consultant shall not disclose to PURCHASER the actual cost incurred by SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors for any item of material and equipment included in the Soil Contract Price, but the Parties agree that such tax consultant may report to PURCHASER the proper Louisiana Sales and Use Taxes properly payable under Applicable Law. No access to Books and Records shall be granted to PURCHASER’s third party auditors until such auditors have signed a confidentiality agreement with SOIL CONTRACTOR or any applicable Subcontractor or Sub-subcontractor with terms customary in the audit industry for audits of this kind.

43.5

Included in the Soil Contract Price is an allowance of Two Hundred Thousand US Dollars (US$200,000) for Louisiana Sales and Use Taxes arising in connection with the Work (“Louisiana Sales and Use Tax Allowance”). If the actual amount of Louisiana Sales and Use Taxes paid by SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors in connection with the Work is less than the Louisiana Sales and Use Tax Allowance, PURCHASER shall be entitled to a Change Order reducing the Soil Contract Price by such difference. If the actual amount of Louisiana Sales and Use Taxes paid by SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors in connection with the Work is greater than the Louisiana Sales and Use Tax Allowance, SOIL CONTRACTOR shall be entitled to a Change Order increasing the Soil Contract Price by such difference; provided that SOIL CONTRACTOR shall reasonably cooperate with

PURCHASER to minimize any and all Louisiana Sales and Use Taxes arising in connection with the Work, and provided further that in the event that PURCHASER discovers that it has paid SOIL CONTRACTOR for any improperly assessed Louisiana Sales and Use Taxes, SOIL CONTRACTOR shall reasonably assist PURCHASER in the recovery of such refunds and overpayments.

SC-44 LIMITATION OF LIABILITY

44.1	Notwithstanding any other provisions of this Soil Contract to the contrary, SOIL CONTRACTOR shall not be liable to PURCHASER under this Soil Contract or under any cause of action related to the subject matter of this Soil Contract, whether in contract, warranty, tort (including negligence), strict liability, products liability, professional liability, contribution or any other cause of action, in excess of a cumulative aggregate amount of Seven Million Five Hundred Thousand US Dollars (US$7,500,000), and PURCHASER shall release SOIL CONTRACTOR from any liability in excess thereof; provided that, notwithstanding the foregoing, the limitation of liability set forth in this Special Condition shall not (i) apply in the event of SOIL CONTRACTOR’s intentional misconduct (including intentional and wrongful refusal to perform the Work, intentional and wrongful delay in performing the Work, or wrongful abandonment of the Work) or gross negligence; (ii) apply to SOIL CONTRACTOR’s obligations under General Condition 34.3, 39.1, 39.2, 39.4 or 40.1; or (iii) include the proceeds paid under any insurance policy that SOIL CONTRACTOR or its Subcontractors or Sub-subcontractors are required to obtain pursuant to this Soil Contract, or Subcontract or Sub-subcontract, as the case may be. In no event shall the limitation of liability set forth in this Special Condition be in any way deemed to limit SOIL CONTRACTOR’s obligation to perform all Work required to achieve Tank S-104 Substantial Completion, Tank S-105 Substantial Completion, and Substantial Completion BOP.

Appendix B-1 to Soil Contract

CERTIFICATE OF INSURANCE	ISSUE DATE (MM/DD/YY)

PRODUCER	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND, OR ALTER THE COVERAGE AFFORDED BY THE POLICIES LISTED BELOW.
[Insert Name and Address of Contractor’s Agent or Broker]
COMPANIES AFFORDING COVERAGE
	COMPANY LETTER	A

	COMPANY LETTER	B

INSURED	COMPANY LETTER	C

[Insert Contractor Name and Address]	COMPANY LETTER	D

	COMPANY LETTER	E

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LT R	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS IN THOUSANDS
GENERAL LIABILITY	GENERAL AGGREGATE	$
x	COMMERCIAL GENERAL LIABILITY	PRODUCTS-COMP/OPS AGG.	$
CLAIMS MADE	x	OCCUR	PERSONAL & ADV. INJURY	$
OWNER’S & CONTRACTOR’S PROT.	EACH OCCURRENCE	$
FIRE DAMAGE (Any one fire)	$
MEDICAL EXPENSE (Any one person)	$
AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT	$25
x	ANY AUTO	EXAMPLE
ALL OWNED AUTOS	BODILY INJURY (Per person)	$
SCHEDULED AUTOS
HIRED AUTOS	BODILY INJURY (Per accident)	$
NON-OWNED AUTOS
GARAGE LIABILITY	PROPERTY DAMAGE	$
x	AUTOMOBILE CONTRACTUAL LIABILITY
EXCESS LIABILITY	EACH OCCURRENCE	$
UMBRELLA FORM	AGGREGATE	$
OTHER THAN UMBRELLA FORM
WORKER’S COMPENSATION AND EMPLOYER’S LIABILITY	STATUTORY LIMITS

(EACH ACCIDENT)	$250
(DISEASE–POLICY LIMIT)	$250
(DISEASE–EACH EMPLOYEE)	$250
OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Reference: TBD as Additional Insureds. Insurer’s waiver of subrogation in favor of Additional Insureds applies.

CERTIFICATE HOLDER TBD

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED, TERMINATED OR MATERIALLY ALTERED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL MAIL 3 0 CALENDAR DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER.

Attention: Site Manager	AUTHORIZED REPRESENTATIVE

02-CSCIH.INC/05May00

Execution Version

APPENDIX B-2

LIEN AND CLAIM WAIVER FORMS

Appendix B-2

Soil Contract

FORM B-2-1

SOIL CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Remedial Construction Services, L.P.

with each Invoice other than the Final Invoice)

STATE OF

COUNTY/PARISH OF

The undersigned, Remedial Construction Services, L.P. (“Soil Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the soil improvement at the project known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

___________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                 (amount in Invoice submitted with this Soil Contractor’s Interim Conditional Lien Waiver), Soil Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Phase 2 Project and the Property that Soil Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Soil Contractor (including, without limitation, any Subcontractor or Sub-subcontractor) in connection with the Phase 2 Project through the date of                     , 20     (date of the Invoice submitted with this Soil Contractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Soil Contractor might have in respect of any amounts withheld by Owner from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Soil Contractor to or on account of Owner for the Phase 2 Project. Other exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, Soil Contractor shall be deemed not to have reserved any claim.)

Soil Contractor expressly represents and warrants that all employees, laborers, materialmen, Subcontractors, Sub-subcontractors and subconsultants employed by Soil Contractor in connection with the Phase 2 Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                     , 20     (date of Soil Contractor’s last prior Invoice). Exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, all such payments have been made)

This Soil Contractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Soil Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Soil Contractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Soil Contractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Soil Contractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Soil Contractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative(s).

FOR REMEDIAL CONSTRUCTION SERVICES, L.P.:
Applicable to Invoice(s) No. __

Signed:
By:
Title:
Date:

FORM B-2-2

SOIL CONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER

(To be executed by Remedial Construction Services, L.P.

with each Invoice other than the Final Invoice)

STATE OF

COUNTY/PARISH OF

The undersigned, Remedial Construction Services, L.P. (“Soil Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the soil improvement at the project known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

________________________________________________________________________________________ (the “Property”).

Soil Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Phase 2 Project and the Property that Soil Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Soil Contractor (including, without limitation, any Subcontractor or Sub-subcontractor) in connection with the Phase 2 Project through the date of                     , 20     (date of Soil Contractor’s last prior Invoice).

Soil Contractor expressly represents and warrants that all employees, laborers, materialmen, Subcontractors, Sub-subcontractors and subconsultants employed by Soil Contractor in connection with the Phase 2 Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                         , 20     (date of Soil Contractor’s last prior Invoice).

This Soil Contractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Soil Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Soil Contractor’s Interim Unconditional Lien Waiver, that it is fully informed with respect to the legal effect of this Soil Contractor’s Interim Unconditional Lien Waiver.

This Soil Contractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative(s).

FOR REMEDIAL CONSTRUCTION SERVICES, L.P.:
Applicable to Invoice(s) No. __

Signed:
By:
Title:
Date:

FORM B-2-3

SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractors with each invoice other than the invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                              (“Subcontractor”) who has, under an agreement with Remedial Construction Services, L.P. (“Soil Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

_______________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                     (amount in invoice submitted with this Subcontractor’s Interim Conditional Lien Waiver), Subcontractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Phase 2 Project and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Phase 2 Project through the date of                     , 20             (date of the invoice submitted with this Subcontractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Subcontractor might have in respect of any amounts withheld by Soil Contractor from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Soil Contractor for the Phase 2 Project. Other exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Subcontractor in connection with the Phase 2 Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                     , 20             (date of Subcontractor’s last prior invoice). Exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Subcontractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR :
Applicable to Invoice(s) No. __

Signed:
By:
Title:
Date:

FORM B-2-4

SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractors with each invoice other than the invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                      (“Subcontractor”) who has, under an agreement with Remedial Construction Services, L.P. (“Soil Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

__________________________________________________________________________________________ (the “Property”).

Subcontractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Phase 2 Project and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any Sub-subcontractor) in connection with the Phase 2 Project through the date of                     , 20     (date of the last invoice submitted by Subcontractor).

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Subcontractor in connection with the Phase 2 Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                     , 20     (date of Subcontractor’s last prior invoice).

This Subcontractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Unconditional Lien Waiver.

This Subcontractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:
Applicable to Invoice(s) No. __

Signed:
By:
Title:
Date:

FORM B-2-5

SOIL CONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Remedial Construction Services, L.P.

with the Final Invoice)

STATE OF

COUNTY/PARISH OF

The undersigned, Remedial Construction Services, L.P. (“Soil Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the soil improvement at the project known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

_________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                     (amount in Final Invoice submitted with this Soil Contractor’s Final Conditional Lien and Claim Waiver), Soil Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Phase 2 Project and the Property, and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise that Soil Contractor has or may have had against Owner arising out of the Agreement or the Phase 2 Project, whether or not known to Soil Contractor at the time of the execution of this Soil Contractor’s Final Conditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Soil Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out the Agreement or the Phase 2 Project have been fully satisfied.

This Soil Contractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given, and Soil Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Soil Contractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Soil Contractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Soil Contractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above.

This Soil Contractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative(s).

FOR REMEDIAL CONSTRUCTION SERVICES, L.P.:
Applicable to Invoice(s) No. ALL

Signed:
By:
Title:
Date:

FORM B-2-6

SOIL CONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Remedial Construction Services, L.P.

as a condition of them receiving final payment)

STATE OF

COUNTY/PARISH OF

The undersigned, Remedial Construction Services, L.P. (“Soil Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the soil improvement at the project known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

________________________________________________________________________________________ (the “Property”).

Soil Contractor has been paid in full for all work, materials, equipment, services and/or labor furnished in connection with the Phase 2 Project, and Soil Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Phase 2 Project and the Property, and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise that Soil Contractor has or may have had against Owner arising out of the Agreement or the Phase 2 Project, whether or not known to Soil Contractor at the time of the execution of this Soil Contractor’s Final Conditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Soil Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out the Agreement or the Phase 2 Project have been fully satisfied, including without limitation payment to Subcontractors and employees and payment of Taxes.

This Soil Contractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given, and Soil Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Soil Contractor’s Final Unconditional Lien and Claim Waiver and that it is fully informed with respect to the legal effect of this Soil Contractor’s Final Unconditional Lien and Claim Waiver. Soil Contractor understands, agrees and acknowledges that, upon the execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Soil Contractor as of the date of execution of this document by Soil Contractor.

This Soil Contractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative(s).

FOR REMEDIAL CONSTRUCTION SERVICES, L.P.:
Applicable to Invoice(s) No. __

Signed:
By:
Title:
Date:

FORM B-2-7

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractors with their invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                  (“Subcontractor”), has, under an agreement with Remedial Construction Services, L.P. (“Soil Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

_________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                    , Subcontractor waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Phase 2 Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Cheniere Energy, Inc. or Sabine Pass LNG, L.P. (collectively “Owner”) or Soil Contractor, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Phase 2 Project, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Conditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Soil Contractor, including warranties and correction of defective work, Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Soil Contractor and Subcontractor, the Phase 2 Project or sub-subcontracts have been fully satisfied.

This Subcontractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:
Applicable to Invoice No(s). ALL (If all, print “all”)

Signed:
By:
Title:
Date:

FORM B-2-8

SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractor as a condition of them receiving final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                                   (“Subcontractor”), has, under an agreement with Remedial Construction Services, L.P. (“Soil Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG Terminal Project (Phase 2) (the “Phase 2 Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

______________________________________________________________________________________ (the “Property”).

Subcontractor has been paid in full for all work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Soil Contractor for the Phase 2 Project, and Subcontractor hereby waives waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Phase 2 Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Cheniere Energy, Inc. or Sabine Pass LNG, L.P. (collectively “Owner”) or Soil Contractor, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Soil Contractor or the Phase 2 Project, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Unconditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Soil Contractor, including warranties and correction of defective work, Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Soil Contractor and Subcontractor, the Phase 2 Project or sub-subcontracts have been fully satisfied, including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes.

This Subcontractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Final Unconditional Lien and Claim Waiver. Subcontractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:
Applicable to Invoice No(s). ALL

Signed:
By:
Title:
Date:

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Notice of Proposed Construction or Alteration-FAA Form 7460-1	14 CFR Part 77	Federal Aviation Administration (FAA)	Federal Aviation Administration, Southwest Regional Office-Air Traffic Airspace Branch, ASW-520,2601 Meachan Blvd., Fort Worth, TX 76137-4298 Phone: (817)222-5520	Construction or use of tall structures including cranes	Locations and dimensions of Tanks and any other significant structures	30 Days prior to the erection of the obstruction that exceeds 200 feet	An Obstruction Evaluation/Airport Airspace Analysis (OE/AAA) is required if the Facility will have structures greater than 200 feet or will be located less than 20,000 ft from an airport. Although the Tanks are less than 200 feet tall, there are several public air strips in the vicinity; Therefore, it is advisable to notify FAA of the project so they can conduct an OE/AAA to determine if the Tanks will require any special marking or additional lighting.

Temporary emergency and non-emergency diesel powered electrical generators		Louisiana Department of Environmental Quality (LDEQ)		Operation and emissions of generator engine	Engine emissions based on manufacturer’s data must not exceed LCEQ limits. Exhaust emission test must be performed within 60 days of initial operation.	As required to support Permit requirement	Exhaust emission testing and reporting required with 60 days of initial operation.

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Water Bottom Dredge Permit	LAC 76:X111.101	Louisiana Department of Wildlife and Fisheries (LOWF)	LDWF-Region V, 1213 N Lakeshore Dr., Lake Charles, LA 70601 Phone:(337)491-2580	Dredging of fill material, sand and gravel from state-owned water bottoms		Prior to the mobilization of dredge equipment

Spill Prevention Plan		LDWF	Jim Hanifen, LDWF-Coastal Ecology Section, 2000 Quail Drive, Baton Rouge, LA 70898 Phone:(225)765-2379	Storage of petroleum products in coastal tidal areas.	LDWF can require that a plan to prevent spills from petroleum product storage tanks be submitted and approved. This is normally not required for small portable tanks used in construction work. However, the LDWF must be contacted to determine requirement for the specific Site and tank installation	On or before mobilization at Site	Contractor to determine if needed and inform Owner.

LDEQ hazardous waste stream notification		LDEQ		Generation of any amount of hazardous waste on the Site.	List of normal hazardous and class 1 wastes.	Not anticipated	If Owner has EPA ID number, Owner would provide notification to LDEQ.

Fire Protection		Johnsons Bayou Fire Department	Johnsons Bayou Fire Department 155 Berwick Road; Cameron, LA 70631 (337) 569-2119	Fire protection and mutual aid agreements		On or before mobilization of permitted structures are erected at the Site	It is not anticipated that these Permits will be required. Those that may apply pertain to occupied structures such as trailers.

Air permit		LDEQ		Concrete Batch Plant		On or before mobilization of the batch plant to the Site

Occupancy Permit		Cameron Parish				On or before habitable structures are mobilized to the Site

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
General Construction Permit		Cameron Parish Police Jury				As required to support permitted activities

LPDES hydrostatic test wastewater discharge permit		LDEQ	Permits Section, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225)219-3110	Discharge of hydrostatic test wastewater to surface waters		Prior to discharge of hydrotest water

APPENDIX B-3 TO SOIL, CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
NGA Section 3 Application		U.S. Federal Energy Regulatory Commission (FERC)		LNG Facility	Environmental Resource Reports 1-13 submitted with FERC filing Environmental Information Request #1 Environmental Information Request #2 Environmental Information Response #3	NTP

Section 10/404 jurisdictional determination	33 CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Bruce Bennet, U.S. Army Corps of Engineers, 2000 Fort Point Road, Galveston, TX 77550 Phone:(409)766-6389	Construction activities in lakes, streams, wetlands	Consultation Request for jurisdictional determination Request for appeal to jurisdictional determination Revised wetland delineation report	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Section 10/404 Construction Permit	33CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Bruce Bennet U.S. Army Corps of Engineers, 2000 Fort Point Road, Galveston, TX 77550 Phone:(409)766-6389	Construction activities in lakes, streams, wetlands

•      Design drawings for structures and shoreline protection

•      Description of overall project

•      Delineation of wetland areas Revised permit-includes construction dock

•      Revised Block 22 and Step 10 of 16 pages

•      Revised Aquatic Resources Mitigation Plan

NTP or as specified in FERC Authorization

Clarification on Anchorage	33CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Bruce Bennet, U.S. Army Corps of Engineers, 2000 Fort Point Road, Galveston, TX 77550 Phone:(409)766-6389	Possible encroachment on designated Anchorage Area	Description of Project area anchorage/consultation Request for concurrence	NTP or as specified in FERC Authorization

Soil impacts coordination and seeding plan		Natural Resources Conservation Service	Charles Starkovich, Lake Charles Service Center, 1400 Gertsner Memorial Dr., Lake Charles, LA 70601		Consultation	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
EFH	Magnuson/ Stevens Act	NOAA Fisheries	NOAA Fisheries: Baton Rouge Field Office, Kelly Shotts, c/o Louisiana State University, Military Science Building, Room 266, Baton Rouge, LA 70803-7535, (225) 389-0508		Consultation	NTP or as specified in FERC Authorization

Federal Endangered Species Consultation	Magnuson/Stevens Act	NOAA Fisheries	NOAA Fisheries: Southeast Regional Office, Chuck Orvitz/ Eric Hawk, 9721 Executive Center Drive North, St. Petersburg, FL 33702		• Consultation for Project • Dredged Material Placement Area Plan review	NTP or as specified in FERC Authorization

Dredged Material Placement Area Plan	Magnuson/Stevens Act	NOAA Fisheries	NOAA Fisheries: Baton Rouge Field Office, Kelly Shotts, c/o Louisiana State University, Military Science Building, Room 266, Baton Rouge, LA 70803-7535, (225) 389-0508		• Consultation for EFH • Consultation letter re: construction dock and Aquatic Resources Mitigation Plan	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Federal Endangered Species Consultation	Section 7 of the Endangered Species Act (ESA)	U.S. Fish and Wildlife Service	Bridgett Firmin, USFWS, 646 Cajundome Blvd., Suite 400, Lafayette, LA 70506 Phone:(337) 291-3100	Impacts to listed threatened and endangered species	Consult with NOAA Fisheries for EFH and offshore T/E potential impacts, and consult with USACOE for wetlands	NTP or as specified in FERC Authorization

Radio License		Federal Communications Commission				Mobilization to Site

Tribal Groups Consultation	Section 106 of the National Historic Preservation Act	Bureau of Indian Affairs	Tom Parry, 1302 East Central Blvd., Anadarko, OK 73005		Consultation	NTP or as specified in FERC Authorization

Construction within a floodplain		Federal Emergency Management, Region VI	David Helgel/Cartton Watts Federal Regional Center, 800 North Loop 288 Denton, TX 76209	Construction within a floodplain	consultation	NTP or as specified in FERC Authorization

Navigation and Marine Safety issues associated with the LNG terminal ship traffic		United States Coast Guard	Caption Sharon Richey, USCG Commanding officer US Coast Guard Marine Safety Office 2875 Jimmy Johnson Blvd. Port Arthur, Tx 77640	Navigation and Marine Safety issues associated with the LNG terminal ship traffic	• Consultation • Disabled Ships simulation memo	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
New Source Review Preconstruction Permit (Prevention of Significant Deterioration and Non-Attainment Review)	LAC 33:111.509	Louisiana Department of Environmental Quality (LDEQ)	Tegan Treadaway, LDEQ Air Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3082	Construction of major source of air pollution

•      Air pollution emissions and control equipment data

•      Locations and dimensions of major structures

•      Air quality impact modeling

•      BACT/LAER determinations

•      Identification of emission offsets for non-attainment areas

•      Addendum to air permit, officially added turbines to application

NTP or as specified in FERC Authorization

Non-attainment review for air permit		Texas Commission on Environmental Quality, Air Permits Division	Dale Beebe Farrow or James Red, P.O. Box 13087, Austin, TX 78711-3087		Non-attainment review for air permit consultation	NTP or as specified in FERC Authorization

Surface Water Acquisition Permit (Greater than 10-acre feet)		Texas Commission on Environmental Quality	Water Rights Permitting Group -Attn: Kellye Rila (MC 160). 12100 Park 35 Circle, Austin Texas 78753		Information on source and quantities of surface water to be acquired in Texas state waters for hydrostation test water	NTP or as specified in FERC Authorization

Groundwater Certification as a part of the air permit approval process		LDEQ	Environmental Technology Division, Travis Williams, Phone: (225) 219-3290	Air Permit	groundwater certification letter and package	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Spill Prevention, Control and Countermeasure Plan (SPCC) for Operating Facility	40 CFR Part 112	LDEQ		Onsite storage of oil in quantities greater than threshold amounts	1. Oil storage inventory including maximum capacity 2. Description of measures to prevent an oil spill 3. Description of how personnel will respond to an oil spill	Prior to RFCD

RCRA Small Quantity Hazardous Waste Generator Identification Number	40 CFR Part 261	LDEQ	Call DEQ, Jesse Chang 225-219-3071, or Tom Killeen 225-219-3097 to find out where to send this or if it is required.	Onsite presence of hazardous waste in quantities greater than threshold amounts	Expected hazardous waste accumulation	NTP or as specified in FERC Authorization	Required if hazardous waste will exceed the 100 kg/month threshold. Contractor to confirm quantity to determine if needed. Owner still gets generator ID number.

Water Quality Certification, Section 401 of CWA		LDEQ	Larry Wiesepape, Ph.D., LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3016	Triggered by application for a USACOE Section 404 Permit	• Submitted as a part of the CUP and IP • Consultation for modified construction dock area and Aquatic Resources Mitigation Plan	NTP or as specified in FERC Authorization

LPDES sanitary wastewater discharge permit		LDEQ	Permits SEction, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3112	Discharge of sanitary wastewater	• Water balance diagram • Expected wastewater flows and characteristics	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
LPDES Storm Water Multi-sector General Permit (combined facilities)/ industrial water discharge permit application form SCC-2		LDEQ	Yvonne Wingate, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225)219-3111	Storm water runoff	Must develop Storm Water Pollution Prevention Plan, including:- site description-pollution and erosion control measures- maintenance procedures	Prior to RFCD

LPDES Storm Water Construction Permit Notice of Intent		LDEQ	Darlene Bernard, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225)219-3112	Storm water runoff	Notice of Intent	NTP or as specified in FERC Authorization

LPDES Storm Water Construction Permit Notice of Termination		LDEQ	Darlene Bernard, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225)219-3112	Storm water runoff	Notice of Termination	Prior to RFCD

Dredged Material Placement Area Plan		LDEQ			Dredged Material Placement Area Plan review	NTP or as specified in FERC Authorization

APPFNDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
State threatened and endangered species clearance	NEPA/FERC	Louisiana Department of Wildlife and Fisheries (LDWF) and U.S. Fish and Wildlife	Fred Dunham, LDWF, 2000 Quail Drive, Baton Rouge, La. 70808 Phone:(225) 765-2346	Assessment of site habitation by listed (threatened or endangered) species

•    Consultation

•    Dredged Material Placement Area Plan review

•    Warmwater Fisheries Time of Year Restrictions

•    Response from LDWF to CMD
re: CUP P20040708

•    Consultation for approval of revised construction dock

NTP or as specified in FERC Authorization

Coastal Use Permit		Louisiana Department of Natural Resources (LDNR)	Rocky Hinds/Chris Davis, LDNR, 617 North Third Street, Baton Rouge, LA 70802-5428 Phone:(504)342-7591	Construction in coastal management zone

•    Solicitation of Views

•    Same as for USACOE permit, and additional information on CY of disturbance in all land types.

•    Revised permit application, includes construction dock

•    Revised Step 10 of 16 and Block 22

•    Revised Aquatic Resources Mitigation Plan

•    Summary report of subsurface investigation

NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Beneficial Use Plan for Dredge Material		Louisiana Department of Natural Resources (LDNR)	Rocky Hinds/Chris Davis, LDNR, 617 North Third Street, Baton Rouge, LA 70802-5428 Phone:(504)342-7591	Dredge Material Placement	Dredged Material Placement Area Plan review	NTP or as specified in FERC Authorization

Commercial Water Bottom Lease		Louisiana State Land Office	Synthia Marcelin, SLO, P.O. Box 44124, Baton Rouge, LA 70814-4124 Phone: (225) 342-0120		A commercial water bottom lease for the proposed Project will be required, including the construction dock area.	NTP or as specified in FERC Authorization

Historic Preservation Approval-Section 106 Environmental Review (applies to entire site)		Louisiana Division of Historic Preservation (LDHP)	Pam Breaux-State Historic Preservation Officer (Rachel Watson/Duke Rivet-contact), Capital Annex Building 1051 North Third Street Baton Rouge, LA 70804, (225) 342-8170	Federal oversight requires compliance with Section 106

•    Phase 1 Survey Report

•    Unanticipated Discoveries Plan review

•    Dredged Material Placement Area Plan review

•    Updated Unanticipated Discoveries Plan

•    Final Phase 1 Survey Report (terminal and pipeline combined)

•    Consultation for approval of revised construction dock

NTP or as specified in FERC Authorization

Creole Nature Trail view shed	NEPA	Louisiana Department of Culture, Recreation and Tourism	Chuck Morse, Capitol Annex Building, Rm. 1051, North 3rd St., Baton Rouge, LA 70802, (225)-342-1896		consultation	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Traffic data for SH82	NEPA/FERC	Louisiana Department of Transportation and Development	Steve Jites, 5827 Hwy 90 East, Lake Charles, LA 70615, 337-437-9105		request for traffic information for SH 82	NTP or as specified in FERC Authorization

Building Permit		Cameron Parish	Tina Horn, 110 Smith Circle, Cameron, LA 70631 Phone:(337) 775-5718 (ext. 115)	Design and installation of fire sprinkler and deluge systems	• Consultation • Site plan and description of facility components	NTP or as specified in FERC Authorization

Permit for Construction in a Zone “VE” or Variance as: functionality dependent use, Floodplain Development Permit		Cameron Parish Floodplain Administrator	Tina Horn/Tammy Trahan, 110 Smith Circle, Cameron, LA 70631 Phone:(337) 775-5718 (ext. 115)	Construction of facilities and buildings

•    Submit Individual Permit application package

•    Revised Permit application

•    Revised Step 10 of 16 and Block 22

•    Indemnification and Roadway Easement permits/approvals

•    Revised Aquatic Resources Mitigation Plan

NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Caddo Nation	Mr. Bobby Gonzales, Highway 152 and Highway 281, Binger, OK 73009,405-656-2344		consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Alabama-Coushatta Tribe of Texas	Ms. Debbie Thomas, 571 State Park Road 56,936-563-1100		consultation	NTP or as specified in FERC Authorization

APPENDIX B-3 TO SOIL CONTRACT

OWNER and CONTRACTOR Furnished Permits

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS
Native American consultation	NEPA, Section 106	Coushatta Tribe of Louisiana	Coushatta Tribal Council, 1940 CC Bell Road, Elton, LA 70532,337-584-2261		consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Chitimaca Tribe of Louisiana	Kimberly Waldon, Cultural Development 105 Houma Drive, Charenton, LA 70523, (337)-923-9923.		consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Jena Band of Choctaw	Ms. Christine Norris, 14025 Highway 84 West, Trout, LA 7137, 318-992-2717		consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Tunica- Biloxi Tribe	Mr. Earl Barby, 151 Melacon Dr., Marksville, LA 71351, 318-253-9767		consultation	NTP or as specified in FERC Authorization

FUTURE L.N.G TANK S-106
L.N.G TANK S-105
L.N.G TANK S-104
L.N.G TANK S-103
L.N.G TANK S-102
L.N.G TANK S-101
PHASE 2 REMOTE INSTRUMENT CABINETS
FIRE WATER BOOSTER PUMPS with SHELTER
FUTURE BUILD-OUT OF AMBIENT AIR VAPORIZERS
SUBMERGED COMBUSTION VAPORIZERS
AMBIENT AIR VAPORIZER AREA
PILOT TRAIN OF 11 A. A. VAPORIZERS
PHASE 2 WILL USE PHASE 1 IMPOUNDMENT SUMP SYS. OR ADD ANOTHER SUMP HERE
PHASE 2 WILL USE PHASE 1 METERING STA. OR ADD ANOTHER HERE
LEGEND
14' STABILIZATION DEPTH (TANK AREA) 1,093,148 SQFT OR 566,818 CY
7' STABILIZATION DEPTH (PIPE RACK AND PROCESS AREA) 238,563 SQFT OR 61,850 CY
4' STABILIZATION DEPTH (PIPE RACK AND PROCESS AREA) 406,563 SQFT OR 60,231 CY
NOTE:
1. 32 ACRE TEMPORARY FACILITIES WILL BE AT 3' STABILIZATION DEPTH. 1,393,920 SQFT OR 154,880 CY

TITLE

PHASE 2
LNG TANK STABILIZATION LAYOUT

Sabine Pass LNG Terminal Project
Cameron Parish, Louisiana

REVISIONS

No.	BY	DESCRIPTION	DATE

9720 Derrington
Houston, TX 77064
Phone: (281)955-2442 Fax: (281)890-5172
www.recon-net.com

RECON
Remedial Construction Services, L.P.

SHEET 1 / 1

Name ot Contract Holder: Contract Construction Period: Enterprise Zone Contract #:	Page of

SCHEDULE C - Purchased by Contractor and Taxes Paid to Vendor
Contractor Name	Vendor Name	Vendor Invoice #	Delivery Date	Purchase Amount	4% State Sales Tax Paid	Description

Page/Grand Total

Name of Contract Holder: Contract Construction Period: Enterprise Zone Contract #:	ABC INC. 07/01/1997 thru 08/30/1998 970000	Page 6 of 9

SCHEDULE C - Purchased by Contractor and Taxes Paid to Vendor
Contractor Name	Vendor Name	Vendor Invoice #	Delivery Date	Purchase Amount	4% State Sales Tax Paid	Description
T A John Contractor	Smith Building Co	12345	09/10/1997	13.20	.53	Lumber
T A John Contractor	Smith Building Co	67890	09/23/1997	60.02	2.40	Lumber, fasteners, caulk
Billy Blair Contracting	Southern Building Supply	62630	09/29/1997	83.84	3.35	Nails
Billy Blair Contracting	Harris Paint Co	78901	05/29/1998	4.96	.20	Paint

EXAMPLE

Page/Grand Total				162.02	6.48

Name of Contract Holder: Contract Construction Period: Enterprise Zone Contract #:	Page of

SCHEDULE CA - Purchased by Contractor and No Taxes Paid to Vendor
Contractor Name: Louisiana Dept. of Revenue Sales/Use Tax Account #:	4% State Use Tax Accrued

Vendor Name	Vendor Invoice #	Delivery Date	Purchase Amount	Description	Tax Period	Amount

Page/Grand Total				Page/Grand Total

Name of Contract Holder: Contract Construction Period: Enterprise Zone Contract #:	ABC INC Contract 07/01/1997 thru 08/30/1998 970000	Page 5 of 10

SCHEDULE CA - Purchased by Contractor and No Taxes Paid to Vendor
Contractor Name: MLF Contractors, Inc. Louisiana Dept. of Revenue Sales/Use Tax Account #: 2345678-003	4% State Use Tax Accrued

Vendor Name	Vendor Invoice #	Delivery Date	Purchase Amount	Description	Tax Period	Amount
Midland Steel, Inc.	1116993	12/28/1997	55,515.00	Steel beams	12/1997	2,220.60
Toolman Co.	2654879	01/11/1998	4,001.00	Dies	01/1998	160.04
Beck Steel, Inc.	123789	03/01/1998	694.40	Steel	06/1998	27.78
Capitol Electric Co.	46805	03/13/1998	2,120.00	Switches	05/1998	84.80

Page/Grand Total			62,330.40	Page/Grand Total		2,493.22

Execution Version

SABINE PASS LNG, L.P.

SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL PROJECT

SOIL IMPROVEMENT

ENGINEER, PROCURE AND CONSTRUCT (EPC) SOIL CONTRACT

EXHIBIT “C”

FORM “A” SCHEDULE OF QUANTITIES AND PRICE

FORM	TITLE

FORM A	SCHEDULE OF QUANTITIES AND PRICE

FORM A-1	SCHEDULE OF PRICES

FORM A-2	UNIT PRICES FOR CHANGES (MATERIALS & INSTRUMENTS)

FORM A-3	CRAFT RATES FOR CHANGES

FORM A-4	EQUIPMENT RATES FOR CHANGES

FORM B	CONSTRUCTION PLANT AND EQUIPMENT LIST

C-1	Exhibit C Soil Contract

FORM “A” SCHEDULE OF QUANTITIES AND PRICES

1.0	WORK TO BE PERFORMED

Engineer, procure and construct the soil improvement Work, all strictly in accordance with the requirements of the Soil Contract Documents.

2.0	ESTIMATED SOIL CONTRACT PRICE

•	The Parties estimate that the total of all Unit Prices will be $28,500,000.00.

The breakdown of this Soil Contract Price against unit pay items is detailed on Form “A-1”. The actual quantities of Work performed by SOIL CONTRACTOR may vary up or down from this estimate based on written directives from PURCHASER. As set forth in SC-14, SOIL CONTRACTOR shall not be entitled to any adjustment to the Unit Prices based on any variation from the estimated quantities in the actual quantities of Work performed by SOIL CONTRACTOR. This is a Unit Price contract.

3.0	LETTER OF CREDIT

SOIL CONTRACTOR shall be reimbursed at cost for the following securities when supported by a proper invoice, but not to exceed:

3.1 Irrevocable Letter Of Credit will issued in substantially the form set forth in Exhibit “B” Appendix B-6 in the amount of $2,850,000.

Cost of securities in the form of irrevocable letters of credit shall not exceed two percent (2%) of the security value per year.

These not to exceed amounts are listed as separate cost reimbursable pay items on Form A-1.

4.0	MEASUREMENT FOR PAYMENT

4.1	PAYMENT

Payment in accordance with Form A-1 “Schedule of Prices” shall be full compensation for all work complete in place in accordance with the Soil Contract.

4.2	MEASUREMENT FOR PAYMENT

4.2.1	Mobilization:

Measurement for payment of Mobilization shall include the completion of principle activities described or implied in the Soil Contract necessary to fully progress the execution of the Work in accordance with the Soil Contract Milestone Dates. Mobilization activities shall include the preparation of laydown areas; mobilization of personnel, materials, tools, construction equipment and consumables, erection of temporary facilities; submittal of required documentation (plans, procedures, insurance, security bonds, etc.).

Payment will be made on a Unit Price basis unless otherwise determined by PURCHASER. The exception will be the down-payment which will be made upon a lump sum basis.

4.2.2	Demobilization:

Measurement for pay of Demobilization shall include all activities required to remove all SOIL CONTRACTOR-furnished materials, equipment, and facilities, and bringing the Phase 2 Site back to a condition suitable for further development in a manner acceptable to the PURCHASER. Activities include the inventory, as-built drawings, closeout and return of all unused PURCHASER-furnished materials. Payment will be a lump sum payment.

4.2.3	Unit Price Pay Items (All Other)

Measurement for payment of all Unit Price pay items, except for Mobilization, Demobilization and at-cost irrevocable letters of credit shall include all activities described or implied in the Soil Contract necessary to provide each representative pay item complete and satisfactory in PURCHASER’s opinion.

5.0	UNIT PRICES AND RATES FOR CHANGES

The Unit Prices set forth on Form A-2 “Unit Prices For Work, Materials and Instrumentation” shall be full and complete compensation for additional Work or credit for deleted Work.

The rates set forth on Form A-3 “Schedule of Unit Prices for Crafts” and Form A-4 “Unit Prices for Equipment” shall be full and complete compensation for additional Work or credit for deleted Work and complete compensation for use of SOIL CONTRACTOR’S listed plant or equipment for changed work. The Unit Prices set forth in Forms “A-2”, “A-3”, “A-4” are inclusive of overhead and profit.

6.0	ADJUSTMENTS

All Unit Prices are fixed for the duration of the Soil Contract and are not subject to escalation for any cause. Payment of Unit Prices for performance of the Work shall constitute full payment for such performance and covers all costs of whatever nature incurred by SOIL CONTRACTOR in accomplishing the Work in accordance with the provisions of this Soil Contract.

SOIL CONTRACTOR shall maintain all Work in progress until it is accepted. SOIL CONTRACTOR shall repair, rework or replace as necessary any Work damaged or lost due to normal wear and tear, anticipated events, or conditions within its control. No separate payment shall be made for such maintenance costs which are deemed included in the original Soil Contract Price. Any failure to maintain the Work shall be considered a Defect in accordance with the General Condition titled “WARRANTY.”

7.0	REQUIRED SUBMITTALS

The following submittals are prerequisite to payment for mobilization:

7.1	Soil Contract Schedule;

7.2	Insurance Certificates and Securities in the prescribed form;

7.3	Safety and Health Plan;

7.4	Quality Assurance/Control Program/Plan;

7.5	Technical procedures (as shown in Exhibit D, Scope of Work, Technical Specifications, and Reports);

7.6	Letter Of Credit

Execution Version

SABINE PASS LNG TERMINAL PROJECT (PHASE 2)

EXHIBIT “C”, FORM A-1 ESTIMATE AND DESIGNATION OF UNIT PRICES

ITEM No.	PAY ITEM DESCRIPTION	UNITS	UNIT OF MEASURE	UNIT PRICE	EXTENDED PRICE
1.0	MOBILIZATION & DEMOBILIZATION			$145,000.00
1.1	Mobilization	1	Lot		$145,000.00
1.2	Demobilization	1	Lot	N/C	N/C
2.0	SOIL IMPROVEMENT, DRAINS & INSTRUMENTS
2.1A	Tank Area General Site Soil Improvement (14 FT)	566,818	CY	$28.27	$16,023,944.86
2.1B	Pipe Rack Area Soil Improvement (7 FT)	61,850	CY	$28.27	$1,748,499.50
2.1C	Pipe Rack & Process Area Soil Improvement (4 FT)	60,231	CY	$28.27	$1,702,730.37
2.1C	Temporary Facilities Soil Improvement (3 FT)	154,880	CY	$28.27	$4,378,457.60
2.2	Tank Containment Dike Area - Vertical Nilex Wick Drains	3,494,010	LF	$0.53	$1,851,825.30
2.3	Tank Containment Dike Area - Horizontal Nilex Drains	103,600	LF	$3.60	$372,960.00
2.4	Inclinometers	60	Each	$2,515.91	$150,954.60
2.5	Vibrating Wire Piezometers	33	Each	$5,380.71	$177,563.43
2.6	Settlement Platforms	31	Each	$1,228.12	$38,071.72
2.7	Stabilize-Construct LNG Sumps	2	Each	$269,386.67	$538,773.34
2.8	Night Shift Work	120	Days	$3,500.00	$420,000.00
2.9	Sulfate Testing	60	Each	$250.00	$15,000.00
3.0	DIKE CONSTRUCTION
3.1	Dike Construction	3,736	LF	$242.57	$906,241.52

	SUBTOTAL SOIL IMPROVEMENT WORK				$28,470,022.24

4.0	SECURITY (REIMBURSIBLE COSTS)
4.1	Letter of Credit	1	Lot	$29,769.09	$56,940.04

	GRAND TOTAL (USD)				$28,526,962.28

Soil Contract

Execution Version

SABINE PASS

LNG RECEIVING, STORAGE AND REGASIFICATION

TERMINAL PROJECT

EXHIBIT “D”

SCOPE OF WORK AND TECHNICAL SPECIFICATIONS

to

SOIL IMPROVEMENT

ENGINEER, PROCURE AND CONSTRUCT (EPC)

SUBCONTRACT

EXHIBIT “D” SCOPE OF WORK AND TECHNICAL SPECIFICATIONS

1.0	SCOPE OF WORK	1
	1.1 SITE CONDITIONS	1
2.0	SUMMARY OF WORK INCLUDED	1
3.0	GENERAL SITE IMPROVEMENT	2
4.0	TANK CONTAINMENT DIKE AREA - WICK DRAINS	2
	4.1 DEEP SOIL MIX STABILIZATION FOR LNG SUMPS	3
	4.2 INSTRUMENTATION	3
	4.3 DIKE CONSTRUCTION	4
	4.4 WETLANDS	5
	4.5 GENERAL REQUIREMENTS	5
	4.6 TEMPORARY ROADS	6
	4.7 AGGREGATE/GEOTEXTILE FABRIC	6
	4.8 SURVEY	6
	4.9 FIELD AND LAB TESTING	6
	4.10 SITE ENVIRONMENTAL PLAN	7
5.0	WORK NOT INCLUDED	7
6.0	REVIEWS	7
7.0	CONSTRUCTION	7
	7.1 TEMPORARY WORKS	7
	7.2 TRANSPORTATION	8
8.0	ACCEPTANCE CRITERIA - TECHNICAL OPTIONS	8
9.0	FIELD EXECUTION PLAN	8
10.0	TECHNICAL SPECIFICATIONS	9
11.0	REPORTS	10
12.0	ATTACHMENTS	10

EXHIBIT “D”

SCOPE OF WORK AND TECHNICAL SPECIFICATIONS

1.0	SCOPE OF WORK

SOIL CONTRACTOR shall provide all Engineering, Procurement, Construction and other Work necessary to complete Soil Improvement. Work shall be performed in accordance with this Exhibit “D,” all drawings, specifications, data, referenced documents and Exhibits forming a part of the Soil Contract.

Work includes, but is not limited to design, engineering, surveying, estimating, procurement and transportation of materials, equipment, labor, supervision and construction activities necessary to complete the Work.

Work excluded from this Soil Contract is described below in Section 3.0 titled “WORK NOT INCLUDED”.

1.1	SITE CONDITIONS

PURCHASER shall provide the following data for use in the design and construction of Soil Improvement:

•	Site location plan(s);

•	Final geotechnical data reports.

2.0	SUMMARY OF WORK INCLUDED

In general, the Work shall include, but is not limited to, the following:

1.	Mobilization and demobilization;

2.	Moving equipment between locations and setups;

3.	Installing all temporary or permanent products (i.e. geotextiles, wick drains, gravel drainage etc.) required for installation or performance of Work described herein;

4.	Establishing rough grading & drainage during and upon completion of soil improvements and dike construction;

5.	Preaugering, drilling, spudding, mixing, drying or other means necessary to permit access and installation of wick drains or deep soil mix columns or required soil stabilization;

6.	Surveying services to execute and complete the Work;

7.	Coordinating with other Site construction activities;

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8.	Installation records, including as-built locations/depths and related reports;

9.	Quality control testing;

10.	Purchasing and installing instrumentation in the dike area;

11.	Excavating a portion of the stabilized soils for use in dike construction;

3.0	GENERAL SITE IMPROVEMENT

Constructing the dikes, including temporary and permanent access ramps, less closure sections after PURCHASER’S Phase 2 Tank erector completes construction or releases the Work areas.

SOIL CONTRACTOR shall complete cement-based, or other suitable reagent, modification of existing dredge fill in the entire area extending approximately 50 feet outside of the containment dikes for the Phase 2 Tanks as shown on the design drawings. The plan area to be treated is estimated at 3,130,273 square feet. These quantities are estimates only; SOIL CONTRACTOR shall verify the actual limits and quantities of the Work.

The material in the Phase 2 Tank area must be treated uniformly, over the approximate 14 feet depth of treatment such that a consistent and uniform strength of not less than 25 pounds per square inch (psi) is achieved. Work includes evaluation, procurement, design, and field execution. Removal or otherwise mitigating obstructions is included in the Scope of Work. This may include removal of any unsuitable materials such as brush, shrubs etc. to an on-Site area designated by PURCHASER.

The Work in the pipe rack and process area must be treated uniformly, over a 7 foot depth when these areas exist on the dredge pile, and over a 4 foot depth when these area are not on the dredge pile such that a consistent and uniform strength of not less than 25 pounds per square in (psi) is achieved. Work includes evaluation, procurement, design, and field execution. Removal or otherwise mitigating obstructions is included in the Scope of Work. This may include removal of any unsuitable materials such as brush, shrubs etc. to an on-Site area designated by PURCHASER.

The Work in the Temporary Facilities Area must be treated uniformly, over a 4 foot depth such that a consistent and uniform strength of not less than 25 pounds per square in (psi) is achieved. Work includes evaluation, procurement, design, and field execution. Removal or otherwise mitigating obstructions is included in the Scope of Work. This may include removal of any unsuitable materials such as brush, shrubs etc. to an on-Site area designated by PURCHASER.

4.0	TANK CONTAINMENT DIKE AREA - WICK DRAINS

SOIL CONTRACTOR to procure and install wick drains to the limits shown on the drawings.

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Stabilization of existing soft soils (natural soils and dredge spoil) is anticipated to extend approximately 90 feet deep over and estimated 3,736 linear feet of dike, and a treatment width of 180 feet maximum. Note: These quantities are estimates only and SOIL CONTRACTOR shall verify the actual limits and quantities of Work.

Wick drains shall be installed at 4 feet on center spacing (not greater than 4 feet). Work includes procurement of all materials, test sections and field execution.

4.1	DEEP SOIL MIX STABILIZATION FOR LNG SUMPS

SOIL CONTRACTOR shall design, procure and install deep soil mixing retaining gravity wall system to allow construction and use of each of two LNG sumps. SOIL CONTRACTOR shall select the appropriate target unconfined strength for the soil mix, and prepare complete calculations showing lateral and basal stability of the open cut.

SOIL CONTRACTOR shall design and determine the required soil treatment limits (horizontally and vertically) to ensure the lateral and basal stability of a free standing excavation to ensure it can be safely excavated by SOIL CONTRACTOR. Work includes evaluation, design, test sections and field execution, and removal or mitigation of obstructions required to provide deep soil mix stabilization for LNG sumps.

4.2	INSTRUMENTATION

SOIL CONTRACTOR shall procure, and install instrumentation per Project Specification 3PS-CGOQ-FQ001 titled “SOIL IMPROVEMENT’. Instrumentation installed as part of the Work includes inclinometers, vibrating wire piezometers and settlement platforms and all associated equipment. Instruments manufactured by Slope Indicator, as listed below, may be used in the instrumentation program. PURCHASER-approved equivalent instruments (or better) manufactured by others may be substituted.

Instrumentation for piezometers shall consist of a 250-psi range piezometer (part # 52611040), signal cable (part # 50613324), terminal box (part # 57711600), data recorder (part # 52613500), 4-level housing, slip couplings, and 1-inch diameter PVC pipe.

Instrumentation for inclinometers shall consist of 85 mm diameter quick connect inclinometer casing (part # 51150310), data readout (part # 50310900), probe (part # 50302500), 100 feet of control cable (part # 50601002), and top cap (part # 51100500). One casing pulley to facilitate probe insertion (part # 51104606) shall be provided for each inclinometer.

Settlement platforms shall consist of plates (at least 2 ft square) made of steel with a 1-in rod attached to the plate. Installation to include a protective PVC sleeve around the rod. A settlement platform schematic is shown below.

3

SOIL CONTRACTOR shall install instrumentation in the dike areas prior to starting dike construction. These instruments are intended to continuously monitor soil and water conditions during construction. SOIL CONTRACTOR shall execute the Work in such a way as to maintain and protect alt installed instrumentation.

During construction SOIL CONTRACTOR shall modify or repair installed instruments as necessary to maintain their function and ready access to them by PURCHASER. Such modifications may include installing specialty casing, extending existing specialty casing, extending settlement platform monitors and any other activities required to allow continuous acquisition of monitoring data. Any instruments damaged by SOIL CONTRACTOR shall be replaced with new instruments at SOIL CONTRACTOR’S cost. All replacements must be of the same type and kind, or PURCHASER-approved equals compatible with existing instrumentation, readout equipment and ancillary devices.

SOIL CONTRACTOR shall collect at least one (1) set of data from all the installed instruments and verify that every instrument is calibrated and working properly. SOIL CONTRACTOR shall prepare procedures that clearly describe the data acquisition and reduction procedures and demonstrate such procedures and submit to PURCHASER to facilitate continuous data acquisition.

During construction production Work, PURCHASER shall monitor instrumentation.

4.3	DIKE CONSTRUCTON

SOIL CONTRACTOR shall excavate and grade the Phase 2 Tank area after material has been treated and stabilized. The stabilized material excavated from the Phase 2 Tank foundation area will be used to construct the perimeter dikes and areas on the south side of the Phase 2 Tank area, which do not require stabilization but fall within the Tank Dike Perimeter. The Phase 2 Tank area will be graded to the elevations shown on the drawings.

Any material excavated that are determined to be unsuitable for backfill will be removed to an on-Site area designated by PURCHASER.

Work shall comply with Project Specification 3PS-CGOO-F0001 titled “Site Preparation and Earthwork” and with particular reference to Sections 7.0, 9.0, and 12.0.

Dike construction shall be performed concurrently with Phase 2 Tank construction. Excavation in the Phase 2 Tank foundation area must be prioritized to first establish rough grade elevations in the general Phase 2 Tank footprint.

Access shall be allowed for the PURCHASER’S Phase 2 Tank contractor to deliver and install piles and construct the Phase 2 Tanks as the Work on the dikes progresses. SOIL CONTRACTOR shall coordinate with PURCHASER to

4

mutually establish those portions of the dike that will have to be modified or left out to allow access. Location of section(s) to leave-out shall be as directed by PURCHASER.

The placing, compaction and testing of fill/backfill in the dike area shall comply with Project Specification 3PS-CGOO-FOOQ1, in particular Sections 12.0 and 20.0, and any special requirements on the design drawings. Prior to placement of backfill, SOIL CONTRACTOR shall compact ground in accordance with requirements of Project Specification 3PS-CGOO.

Work shall include a one foot (1’) layer of clay installed under dikes and extending fifty feet (50’) on both sides from toe of dikes to prevent infiltration of wicked water into the dikes and to protect the Nilex drain system. Work shall include design and installation of substantial French drain type system under (inside of) the dikes to manage and effectively remove wicked water to the outside of the Phase 2 Tank dikes. SOIL CONTRACTOR shall route wicked water so as to maintain existing drainage patterns to the maximum extent possible.

4.4	WETLANDS

SOIL CONTRACTOR is aware that there are existing Wetlands within the limits of the Work area. PURCHASER shall survey and delineate all Wetlands prior to SOIL CONTRACTOR’S mobilization.

SOIL CONTRACTOR shall provide, install and maintain at all times silt fencing, hay bales, temporary fencing (orange “snow fence”) as directed by PURCHASER, signs, and a berm/swale structure as required to preserve and maintain isolation of the Wetlands during construction activities and to prevent sediment laden storm water runoff from flowing across the Site into the wetlands. If Wetlands are disturbed, SOIL CONTRACTOR shall immediately inform PURCHASER. SOIL CONTRACTOR, at its expense, will alleviate or restore damage as directed by PURCHASER. After completion of all of SOIL CONTRACTOR’S Work silt fence shall be left in a properly maintained condition or remove as directed by PURCHASER.

4.5	GENERAL REQUIREMENTS

SOIL CONTRACTOR shall make adequate provisions for dewatering and temporary drainage, including wick drain flows, during construction. Runoff leaving the Site shall be controlled to meet any Louisiana state laws and regulations relative to environmental protection and to accommodate the requirements of the Construction Environmental Control Plan (CECP). Temporary erosion control measures, such as sediment control basins, silt fences, hay bales, etc., shall be provided in all new cut and fill slopes during construction and at other locations, such as spoils disposal areas, as required or directed by PURCHASER.

5

Drainage ditches and sedimentation control features shall be in place prior to any major grading to control runoff from those areas. SOIL CONTRACTOR shall be responsible for maintaining the drainage ditches and the sedimentation control features throughout the duration of SOIL CONTRACTOR’S activities.

The Work shall comply with the requirements of Section 9.0 of Project Specification 3PS-CGOO-FGOQ1 titled “SITE PREPARATION AND EARTHWORK”.

4.6	TEMPORARY ROADS

Temporary roads inside SOIL CONTRACTOR’S Work areas as required by SOIL CONTRACTOR, shall be constructed to provide all-weather access for construction activities during soil improvement. At SOIL CONTRACTOR’S expense, all temporary roads installed by SOIL CONTRACTOR for SOIL CONTRACTOR’S convenience and use, shall be completely removed at the end of the SOIL CONTRACTOR’S activities and the areas restored to their original elevations. PURCHASER may direct SUBCONTACTOR not to restore some or all temporary roads.

4.7	AGGREGATE/GEOTEXTILE FABRIC

Aggregate and Geotextile Fabric for use in execution of the Work or for SOIL CONTRACTOR’S convenience will be provided by SOIL CONTRACTOR at no expense to PURCHASER or OWNER.

SOIL CONTRACTOR shall furnish and install aggregate, Geotextile, and other materials required by approved design, subcontract or specification, as are included in the Work items above.

4.8	SURVEY

SOIL CONTRACTOR shall establish all control points, lines, and grades required to control the Work, PURCHASER will provide permanent control points and benchmarks.

SOIL CONTRACTOR shall perform a survey(s) to verify the existing extent and elevation of the Work areas.

SOIL CONTRACTOR shall submit for PURCHASER’S review and approval the surveying procedures to be used in the performance of this Work.

4.9	FIELD AND LAB TESTING

An independent lab shall be provided by SOIL CONTRACTOR and approved by PURCHASER to perform all testing requirements as required by the Phase 2 Project specifications or as identified in approved SOIL CONTRACTOR submittal, including Quality Control Submittal(s).

6

4.10	SITE ENVIRONMENTAL PLAN

SOIL CONTRACTOR shall submit for PURCHASER’S review and acceptance, an environmental control plan for the Work. SOIL CONTRACTOR’S plan shall be based on PURCHASER’S Construction Environmental Control Plan (CECP).

5.0	WORK NOT INCLUDED

•	Dike closure sections, after PURCHASER’s Phase 2 Tank erector completes construction or releases the Work areas;

•	Concrete ditches;

•	Finished grading and paving; and

•	Design of Wick Drain System, except required drainage plans.

6.0	REVIEWS

SOIL CONTRACTOR’S procurement and construction procedures and documents shall be subject to PURCHASER’S review and approval prior to implementation of any Work. This shall also apply to the Work of SOIL CONTRACTOR’S Subcontractors and Sub-subcontractors.

7.0	CONSTRUCTION

SOIL CONTRACTOR shall furnish in a timely manner all materials and equipment, other than those specifically stated in the Soil Contract Documents as being supplied by PURCHASER, for the satisfactory completion of the Work. SOIL CONTRACTOR shall receive, handle, store, maintain, sort, and install all materials for the satisfactory completion of the Work.

7.1	TEMPORARY WORKS

Temporary works shall include the erection and maintenance of all temporary facilities required for SOIL CONTRACTOR’S operations, including but not limited to:

•	Field offices;

•	Field shops;

•	Warehouses;

•	Security fencing;

•	Stockpile areas;

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•	Material unloading facilities;

•	Sanitary facilities;

•	Utilities, such as potable water, industrial water, and power supply and distribution;

•	Effluent treatment and solid waste handling as required;

•	Any temporary roads needed by SOIL CONTRACTOR to access Work areas.

7.2	TRANSPORTATION

Transportation shall include the transportation of all permanent and temporary materials, fabricated items for installation, equipment, tools, supplies, etc. to and from the Site as required for the execution of the Work.

8.0	ACCEPTANCE CRITERIA - TECHNICAL OPTIONS

8.1	Acceptance criteria for methods proposed or designed by SOIL CONTRACTOR and not specifically addressed in the attached specifications shall be submitted to PURCHASER by SOIL CONTRACTOR as part of SOIL CONTRACTOR’S formal technical submittal.

8.2	Acceptance criteria is to address insitu testing both before and after soil improvement, including type of testing, frequency of testing and related performance and test requirements. Submittal is to include calculations and documentation of relationship between proposed acceptance criteria and key design properties and performance characteristics.

8.3	Proposed acceptance criteria are to be coordinated with a Reproduction Test Program; complete details of both are to be provided by SOIL CONTRACTOR for review and comment. PURCHASER’S acceptance and approval must be obtained before proceeding with testing or production phases of the Work.

9.0	FIELD EXECUTION PLAN

9.1	Before mobilization to the Site or as approved by PURCHASER, SOIL CONTRACTOR shall submit a field execution plan. This plan shall detail the Site activities including detail of test sections, equipment, schedule, wick drain and improved soil procedures. Key personnel and Subcontractors shall be identified and qualifications presented.

9.2	The field execution plan must contain a complete quality control plan that will detail all precautions and measurements that the SOIL CONTRACTOR will take during production to ensure that the product will conform to the Soil Contract Documents.

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9.3	The field execution plan must include details for set up of a water supply system (if required for the soil improvement technique proposed/adopted). Also, the plan must provide a water discharge system capable of sediment filtration and discharge capability to an area designated by PURCHASER. This system will require re-circulation of water to limit discharge of hydrocarbon contaminated water, including oil/water separators, and settlement ponds if required.

9.4	The plan must provide an estimate of the raw material requirements for the construction of the IMPROVED SOIL, and identify available sources.

9.5	The plan must identify material transportation, handling and placement requirements.

9.6	The plan must explain the type and quantity of waste expected from the STABILIZED SOIL improvement, and how that waste will be controlled and disposed of. If spoil meets requirements of improved soil, it may be spread out over the treated area and left in place (with appropriate compaction, shaping and drainage maintained).

9.7	The field execution plan must be approved by PURCHASER before construction begins.

9.8	The field execution plan must address controls and procedures to prevent fugitive emissions of cement, lime, fly ash or other additives into the ambient air/environment.

9.9	Dust control measures must be identified and incorporated into the plan.

9.10	The field execution plan is to include a proposed schedule of Work (resource loaded), identifying key tasks, sequence, duration and include major equipment and labor.

9.11	The field execution plan is to provide for coordination and accommodation with PURCHASER’S other on-Site contractors.

9.12	The field execution plan must include or reference a detailed drainage plan to control rainfall, wick drainage and other focal flows and direct them off-Site in conformance with contractual and legal requirements.

9.13	Field execution plan must include plan for excavation of the Phase 2 Tank area and construction of the dikes, with priority to the area necessary for erection of the Phase 2 Tanks.

10.0	TECHNICAL SPECIFICATIONS

In the specifications listed below, all references to “OWNER” shall be to “PURCHASER”, and all references to “LNG Tanks” or “tanks” shall be to the “Phase 2 Tanks”.

9

Specification No	Rev.	Title
3PS-CGQO-FOOQ1	OOB	Site Preparation and Earthwork
3PS-COOO-FQG01	B	Soil Improvement

11.0	REPORTS

11.1	Geotechnical Investigation, Sabine LNG Terminal, Cryogenic Tanks, Sabine, Louisiana; prepared for Cheniere Energy, Inc. by Tolunay-Wong Engineers, Inc., September 12, 2003.

11.2	Final Report, Geotechnical Investigation, Sabine LNG Terminal, Process Area, LNG Pipe Racks, Berth and Construction Docks, Sabine, Louisiana; prepared for Cheniere Energy, Inc. by Tolunay-Wong Engineers, Inc., September 19, 2003.

11.3	Geological Hazard Evaluation, Sabine LNG Terminal, Sabine, Louisiana; prepared for Cheniere Energy, Inc. by Tolunay-Wong Engineers, Inc., September 19, 2003.

12.0	ATTACHMENTS

12.1	Drawing, Data And Submittal Requirements, Revision date 05 January 2004.

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SABINE PASS LNG TERMINAL PROJECT

PROJECT SPECIFICATION

FOR

SITE PREPARATION

AND

EARTHWORK

OOA	01-31-05	Issued for Information	PKM	MHS	SO

REV.	DATE	Reason for Revision	BY	CK’D	APPR	APPR

JOB NO. 25027-001

		Project Specification for Site	SPECIFICATION NO.			REV.

		Preparation and Earthwork	3PS-CG00-FOOO1			OOB

SITE PREPARATION AND EARTHWORK

SITE PREPARATION AND EARTHWORK

1.0	SCOPE		1
2.0	RELATED CODES, SPECIFICATIONS AND DOCUMENTS		1
	2.1.	NATIONAL CODES AND SPECIFICATIONS	1
	2.2.	PROJECT SPECIFICATIONS	2
3.0	CLEARING AND GRUBBING		2
	3.1.	ENVIRONMENTAL IMPACT	2
	3.2.	SURVEY CONTROL	2
	3.3.	EXISTING UNDERGROUND OBSTACLES	2
	3.4.	LOGGING	2
	3.5.	CLEARING	3
	3.6.	GRUBBING	3
	3.7.	DISPOSAL	3
4.0	STRIPPING		3
5.0	BORROW PITS		4
6.0	FILL		4
	6.1.	STRUCTURAL CLAY FILL	5
	6.2.	STRUCTURAL SAND FILL	5
	6.3.	GENERAL FILL	6
	6.4.	GRANULAR SAND FILL	7
	6.5.	LIME STABILIZED SOILS	7
	6.6.	GRAVEL / CRUSHED ROCK FILL FOR BELOW WATER CONSTRUCTION	8
7.0	COMMON EXCAVATION		8
8.0	COMPACTING ORIGINAL GROUND EXCLUDING LNG TANK SOIL IMPROVEMENT AREAS		9
9.0	GENERAL SITE WORK		9
10.0	DITCHES. DEPRESSED PIPEWAYS. PONDS AND BASINS		10
11.0	EMBANKMENTS. AND EARTH PIKES		10
12.0	LNG TANK CONTAINMENT DIKE		11
	12.1.	CLAY DIKE	11
	12.2.	CEMENT / FLY ASH STABILIZED DIKE	11
	12.3.	DIKE EXTENSIONS	12
	12.4.	TOLERANCES	12
13.0	BACKFILL AROUND UNDERGROUND LINES		12
14.0	STABILIZED SOILS EXCLUDING LNG TANK SOIL IMPROVEMENT AREAS		13
15.0	FILL UNDER SLABS ON GRADE		13
16.0	METHOD OF COMPACTION EXCLUDING LNG TANK SOIL IMPROVEMENT AREAS		13
17.0	DEWATERING		15
18.0	EROSION AND DUST CONTROL		15
19.0	TOLERANCES		15
20.0	QUALITY ASSURANCE (TESTS AND INSPECTION)		15
	20.3.	LABORATORY TEST	16

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SITE PREPARATION AND EARTHWORK

1.0	SCOPE

This specification establishes general construction requirements for site preparation and earthwork. The extent of work for each area shall be as shown on project drawings. Construction shall be true to the line, grade and cross-sections as shown on the drawings, and as described herein. Supplementary or modifying requirements to this specification shall be as defined on project drawings.

2.0	RELATED CODES, SPECIFICATIONS AND DOCUMENTS

The following codes, specifications, regulations, and industry standards, where applicable, shall cover design, material, and construction of structures. Unless noted otherwise all documents listed shall be the latest edition in effect at the time of contract award. Additionally, internationally recognized codes and standards may be submitted for PURCHASER’S review and approval.

2.1.	National Codes and Specifications

2.1.1.	ASTM	American Society for Testing and Materials:

	C 136	Method for Sieve Analysis of Fine and Coarse Aggregates, 1984a

	D 422	Method for Particle-Size Analysis of Soils, 1990

	D 558	Test Methods for Moisture-Density (Unit Weight) Relations of Soil-Cement Mixtures, 2004

	D 559	Test Methods for Wetting and Drying Compacted Soil-Cement Mixtures, 2003

	D 698	Test Methods for Laboratory Compaction Characteristics of Soil - Using Standard Effort (12.400 ft-1bf/ft3), 1991

	D 1556	Test Method for Density and Unit Weight of Soil in Place by the Sand-Cone Method, 1990

	D 1557	Tests Methods for Laboratory Compaction Characteristics of Soil Using Modified Effort (56,000 ft-fbf/f13), 1991

	D 2216	Method for Laboratory Determination of Water (Moisture) Content of Soil and Rock, 1992

	D 2922	Test Methods for Density of Soil and Rock in Place by Nuclear Methods (Shallow Depth), 1991

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D 3017	Test Method for Water Content of Soil and Rock in Place by Nuclear Methods (Shallow Depth), 1993

D 4318	Test Method for Liquid Limit, Plastic Limit and Plasticity Index of Soils 1993

2.1.2.	OSHA Parts 1910 and 1926 - Safety and Health Regulations for Construction

2.1.3.	THD Texas State Department of Highways and Public Transportation “Standard Specifications for Construction of Highways, Streets and Bridges”

2.1.4.	LHD Louisiana State Department of Highways and Public Transportation “Standard Specifications for Construction of Highways, Streets and Bridges”

2.2.	Project Specifications

2.2.1.	3PS-COOO-F0001 - Soil Improvement

3.0	CLEARING AND GRUBBING

3.1.	Environmental Impact

The environmental impact to surrounding areas shall be kept to a minimum during the site preparation work. The drainage and sedimentation control plan shall comply with requirements of the Construction Environmental Control Plan (CECP). Absolutely no clearing or incidental impacts will be allowed outside the limits of work.

3.2.	Survey Control

Both horizontal and vertical control shall be based on the coordinates and elevations shown on the project drawings. Survey base lines and benchmarks shall be established and maintained throughout the construction.

3.3.	Existing Underground Obstacles

No existing underground obstacles, other than small, buried objects and 3” Noble gas pipeline (to be relocated by the Owner), are known at this time.

3.4.	Logging

The SOIL CONTRACTOR shall cut, trim, and stack at designated locations all merchantable timber (trees with trunk diameters of 8” and larger). The trunks shall be stripped of all branches and the branches hauled to the designated spoils area.

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3.5.	Clearing

The entire area within the limits of clearing, indicated on the drawings, shall be cleared of all materials above or at the natural ground surface. Materials to be cleared include down timber, brush, rubbish and vegetation. Trees outside of the limits of plants or roads, and designated by the PURCHASER and OWNER shall remain and be protected during construction. No clearing of grass, small brush and vegetation is required in the LNG Tank Soil Improvement areas (except sump areas) unless identified by the Field Geotechnical Engineer.

3.6.	Grubbing

The entire area within the limits of clearing shall be grubbed of all stumps, large roots, and other objectionable material and/or decayed vegetable matter, to a depth of not less than 12 inches below natural grade. When tree stumps are present, grubbing shall extend to their full depth. Any exceptions to this will be indicated on the drawing.

3.7.	Disposal

The merchantable timber from the logging operations shall be disposed of by sale or as directed.

Debris from the clearing and grubbing operations shall be disposed of by burning, chipping, or burial, as directed. Debris designated to be burned shall be burned as soon as possible. Burning of debris shall be by “Forced Draft Open Pit Method” only, which requires an open trench, portable ducts and air blowers. This method of burning reduces fire hazard, eliminates smoke emission and speeds up the operation. The SOIL CONTRACTOR shall maintain approved fire fighting equipment and conduct all burning operations in strict accordance with laws and regulations related to burning debris.

Material too wet to bum shall be piled in windrows for later burning.

Any material from clearing and grubbing operations that cannot be burned, shall be removed to the spoil disposal area as designated by the OWNER.

All contaminated material shall be deposited in containers supplied by the OWNER. Containers must be covered at all times. The OWNER shall be responsible for disposal of ail contaminated materials.

4.0	STRIPPING

4.1.

The area within the limits of stripping indicated on the drawings shall be stripped of all top soil containing organic matter, roots, debris, and other material, to a depth of not less than six-inches below existing grade. Actual extent of stripping shall be determined by the Field Geotechnical Engineer. Strippings shall not be

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used as backfill for grub holes. No stripping is required in the LNG Tank Soil Improvement areas unless directed by the field Geotechnical Engineer.

4.2.	AH stripped material shall be removed to designated disposal areas. All contaminated material shall be deposited in accordance with Section 3.7 above.

4.3.	Good topsoil materials from stripping shall be stored in separate stockpiles for future use in stabilizing cut/fill slopes and landscaping.

5.0	BORROW PITS

If required, fill material which includes structural fill and general fill as specified in Sections 6.1,6.2 and 6.3 shall be obtained from outside borrow pits approved by the Engineer. Samples of fill and laboratory test results shall be submitted to the Engineer for prior approval.

6.0	FILL

The fill material shall not contain any roots, organic materials, debris or other deleterious material.

Onsite native soil and dredged material, free of any organic and other deleterious material, shall be used as fill. The use of fill material shall be as follows unless noted otherwise on drawings:

•	Structural clay or Structural Granular fill shall be used within the footprints of the ISBL, under roads, and under any major soil-supported foundation as indicated on design drawings.

•	General fill shall be used In OSBL areas without any foundation, and under construction facility / laydown areas.

•	Granular sand fill shall be used under foundations and paving slabs if shown on design drawings.

•	Imported materials can be used if onsite soil does not meet this specification requirement or is not available in sufficient quantity within the property limit.

The fill material shall be compactable to the level required by this specification. The SOIL CONTRACTOR shall conduct a test section with proposed equipment to evaluate the effectiveness of the equipment in compacting the onsite soil and to determine the appropriate lift thickness.

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6.1.	Structural Clay Fill

6.1.1.	Structural day fill shall be an inorganic, non-expansive cohesive material meeting the following requirements:

Liquid Limit	40% Maximum

Plasticity Index	20% Maximum

10% Minimum

Maximum Size	1 Inch

% Passing #200 Sieve	80% Maximum

40% Minimum

6.1.2.	The structural clay fill shaft be:

•	Moistured-conditioned to within (+/-) 3% of the optimum moisture content

•	Placed using maximum loose lift thickness of 8 inches

•	Compacted to at least 95% of maximum dry density determined by ASTM D1557.

6.1.3.	Field testing of each layer at each location shall be conducted to determine compacted density at a minimum frequency of two (2) tests per 5,000 sq. ft, of fill placed, with a minimum of two (2) tests per layer, using the methods of ASTM D1556, or ASTM D2922 and D3017.

6.1.4.	Laboratory compaction tests (ASTM D1557), Atterberg limits tests, and grain size distribution tests (including hydrometer) shall be conducted for every 5,000 C.Y. of material placed or whenever there is a change in the soil type being placed.

6.2.	Structural Sand Fill

6.2.1.	Structural sand fill shall consist of well-graded granular soils. It shall not contain any significant amounts of organics or debris, and shall conform to the following criteria: 3

A.	Gradation

U.S. Standard Sieve Size	Percent Passing (By Weight)

2”	100

3/4”	70-100

No. 4	30-100

No. 20	15-90

No. 50	5-30

No. 200	0-5

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B.	Liquid Limit = 25 max

C.	Plasticity Index-10 max

6.2.2.	Structural sand shall be placed in loose lifts less than 8 in. thick and shall be uniformly compacted to at least 95% of the maximum dry density based on Modified Proctor ASTM D-1557 test method. The granular fill shall be compacted with vibrating rollers or tampers.

6.2.3.	Field testing of each layer at each location shall be conducted to determine compacted density at a minimum frequency of two (2) tests per 10,000 sq. ft. of fill placed, with a minimum of two (2) tests per layer, using the methods of ASTM D1556, or ASTM D2922 and D3017.

6.3.	General Fill

6.3.1.	General fill shall be an inorganic, non-expansive cohesive material meeting the following requirements:

Liquid Limit	30%

Plasticity Index	40% Max

20% Min

Maximum Size	1 Inch

% Passing #200 Sieve	80% Maximum

6.3.2.	The fill shall be:

•	Moisture-conditioned to within (-) 2% to (+) 4% of the optimum moisture content

•	Placed using maximum loose lift thickness of 12 inches

•	Compacted to at least 92% of maximum dry density determined by ASTM D1557.

6.3.3.	Field testing of each layer at each location shall be conducted to determine compacted density at a minimum frequency of two (2) tests per 10,000 sq. ft. of fill placed, with a minimum of two (2) tests per layer, using the methods of ASTM D1556, or ASTM D2922 and D3017.

6.3.4.	Laboratory compaction tests (ASTM D1557), Atterberg limits tests, and grain size distribution tests (including hydrometer) shall be conducted for every 10,000 C.Y. of material placed or whenever there is a change in the soil type being placed.

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6.4.	Granular Sand Fill

6.4.1.	Granular sand fill may be used for leveling purposes underneath foundations and paving slabs, if indicated on design drawings.

6.4.2.	Granular sand layer shall consist of well-graded granular soils. It shall not contain any significant amounts of organics or debris, and shall conform to the following gradation:

U.S. Standard Sieve Size	Percent Passing (By Weight)

2”	100

No. 4	72-100

No. 16	26-80

No. 50	5-25

No. 200	0-7

6.4.3.	Granular sand fill shall be placed in loose lifts less than 8 in, thick and shall be uniformly compacted to at least 95% of the maximum dry density based on Modified Proctor ASTM D-1557 test method. The granular fill shall be compacted with vibrating rollers or tampers.

6.5.	Lime Stabilized Soils

6.5.1.	Lime stabilized in-situ plastic soils may be used as a substitute for structural clay fill or structural granular fill in areas where the potential of volume changes with changes in moisture content is expected, and in areas as specified in drawings. Optimum lime content tests shall be performed to determine the optimum lime content (6 to 8 % by weight) and submitted for approval.

6.5.2.	Lime treated soils should be placed in loose lift thickness of 8 inches or less, and compacted at 1 percent dry to 3 percent wet of the optimum moisture content to at lest 95 % of the maximum dry density determined by ASTM D698.

6.5.3.	Standard specifications of the State Department of Highways and Public Transportation should be generally followed for lime-stabilized soils. The exposed surface of the fill shall be protected to prevent moisture loss.

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6.6.	Gravel / Crushed Rock Fill For Below Water Construction

1.	Gravel / Crushed Rock fill shall be used in areas of wet sub grade and for areas with standing water which remains after removal of surface water or where specifically indicated on design drawings. The rocks shall be placed to raise the grade from below water level to 4 inches above water level.

2.	Gravel / Crushed Rock fill shall consist of well-graded clean gravel with maximum particle size of 3 inch, and maximum 10% (by weight) passing Sieve No. 4. The soil classification shall be GW per ASTM D2487.

3.	Gravel / Crushed Rock fill for below-water grading can be dumped in one or more layers. Compaction shall be achieved by several passes of fully loaded dump truck, scraper, or a 10 to 20 ton roller, as determined by the PURCHASER’S Field Geotechnical Engineer, or duly authorized representative.

7.0	COMMON EXCAVATION

7.1.	Excavation work shall be performed to the lines and grades shown on the project drawings. If unsuitable soil is encountered upon reaching the specified final excavation depth, replace the soil with suitable fill material as specified in Section 6.0 and compact to the required level.

7.2.	Wet or flooded excavations shall be dewatered and all mud removed before any fill is installed. If ground water or springs are encountered, work shall not proceed, excluding emergency measures, until the methods for handling and controlling the water have been approved.

7.3.	Excavating machinery shall be used with caution in areas where existing underground installations, such as foundations, manholes, paving, lines, and electrical and instrument cables or ducts may be buried. Where there is danger of damage to such installations, hand excavation shad be used, with bracing and shoring as needed. In operating areas, the use of excavating buckets with teeth will be permitted only.

Provide immediate notification of any damage to underground installations and take whatever emergency action is specified. Advise if any underground facilities are encountered that are not on the project drawings or in the specifications and protect, support, and/or remove these facilities as directed before proceeding with the work.

7.4.	The method of excavation shall not weaken the surrounding areas or damage structures or parts thereof that are completed or under construction. Existing structures and utilities adjacent to excavations shall be protected and supported to prevent settlement.

7.5.	All work for construction of earth-retaining structures (sheet piling, shoring, etc.) shall be in accordance with good and accepted engineering practices and the requirements of all local regulating authorities.

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7.6.	Areas that are over-excavated for removal of unsuitable material or because of error or obstructions shall be backfilled with suitable compacted fill material meeting the requirements of Section 6.0 of this specification

7.7.	Slopes of all excavations shall be cut true and straight and all unsuitable materials in the slope shall be removed.

7.8.	Soil excavated from the site and dredged sand shall be used as fill material. It shall be in suitable condition for compacting and shall meet the requirements of Section 6.0.

7.9.	Excess unusable soil material shall be stockpiled separately and disposed of property at the land fill/disposal areas shown on the project drawings.

8.0	COMPACTING ORIGINAL GROUND EXCLUDING LNG TANK SOIL IMPROVEMENT AREAS

8.1.	Daily rolling shall be performed in all areas stripped or excavated, in order to seal and protect the exposed surface.

8.2.	After stripping is completed, the areas at final rough grade, where no more excavation is planned, shall be proof rolled. Proof rolling shall be performed with a fully loaded tandem dump truck, scraper, or a 9-10 ton vibratory steel drum roller.

8.3.	In areas to receive fill, the upper 8 inches of the exposed natural soils should be scarified and moisture conditioned to within (+/-) 3% of the optimum moisture content and re-compacted to at least 92% of ASTM D 1557.

If the sub grade displays elasticity or deformation under the weight of the construction equipment, the material shall be excavated and re-compacted, or removed and replaced with suitable fill material.

8.4.	All in place material within 12 in. of roads or paving subject to wheel loads shall be compacted to 95% of the maximum dry density per the standard Proctor laboratory compaction test (ASTM D1557) as applicable.

9.0	GENERAL SITE WORK

9.1.	The SOIL CONTRACTOR shall prepare an environmental work control plan to ensure that ail construction meets the requirements of the CECP.

9.2.	Suitable excavated material from the site shall be used for fill and embankments. Fill material shall meet the requirements outlined in Section 6.0. Any deviations shall require prior written approval. All unsuitable or excess excavated material shall be removed to a designated onsite area.

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9.3.	Drainage of both fill and borrow areas shall be maintained at all times to prevent ponding of surface water following rainfall by providing temporary ditches and swales as required in each respective site area. All stockpiles and surcharge embankments should be sloped as needed to prevent ponding. Tan rolling” to provide a surface seat shall be performed as needed to prevent saturation during wet weather or temporary shutdown of operations. Excavations shall be sloped to a low point to allow pumping and eliminate saturation by ponding.

9.4.	Silt fence, stone dikes, sedimentation basins, diversion trenches, straw bales and similar items as required shall be used to control runoff leaving the site and prevent associated problems with water courses and adjacent property, including other units within the plant. If there is any drainage discharge to water courses or adjacent property owned by others, a Stormwater Pollution Prevention Plan (SPPP) is required in accordance with state regulations.

9.5.	The PURCHASER’S inspector shall be notified if sand or other highly erosive soil concentrated ground water or other potentially unstable condition is encountered on the face of a cut slope.

9.6.	In-place material shall be compacted as specified in Section 8 of this specification.

9.7.	Fill material, unless otherwise indicated on the drawings or specifications, shall be compacted per Section 6.0 and 16.0 of this Specification,

9.8.	Tolerance for this work shall be plus or minus one-tenth of a foot to required elevation.

10.0	DITCHES. DEPRESSED PIPEWAYS. PONDS AND BASINS

10.1.	Over excavation of ditches and depressed pipe ways shall be avoided. Over excavated areas shall be brought to the required grade with compacted fill material.

10.2.	Acceptable excavated material shall be used for fill material. Unsuitable or excess excavated material shall be removed to designated disposal areas.

10.3.	Tolerance for excavation for ditches and depressed pipe ways shall be plus or minus 5/8 inch to required line, and to the required grade.

10.4.	Tolerances for ponds and basins shall be plus or minus 3/4 inch to the required lines and grades. Any required volumes of ponds or basins shall be maintained irrespective of the allowed tolerances for location.

11.0	EMBANKMENTS. AND EARTH PIKES

11.1.	In-place material under roads, and dikes (i.e. sub grade) shall be compacted as specified in Section 8 of this specification.

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11.2.	Road embankment as outlined on the design drawings shall be compacted to a minimum field density of 92% of maximum dry density per ASTM D 1557 as applicable.

11.3.	Clay dikes shall be compacted to at least 95% of maximum dry density per ASTM D698. Cement / Fly Ash stabilized dikes shall be compacted to at least 95% of maximum dry density per ASTM D558,

11.4.	Road embankments and earth dikes shall be compacted in successive layers for the full width of the cross-section, and in lengths to suit the sprinkling and compaction methods utilized. Layers shall be constructed paralleled to the finish grade, with a minimum cross slope of 1/4” per foot.

11.5.	Tolerances for road/railroad embankments shall be plus or minus two-tenths of a foot to the required line and shall be to the required grade.

11.6.	Tolerances for earth dikes shall be plus or minus three-tenths of a foot to the required line, and plus or minus one-tenth of a foot to the required grade.

12.0	LNG TANK CONTAINMENT DIKE

The LNG containment dikes shall be constructed with onsite cohesive clay material or cement / fly ash stabilized soil.

12.1.	Clay Dike

The exposed soils under the LNG tank dikes shall be scarified, moisture-conditioned and re-compacted prior to any fill placement. Fill for the dike shall be onsite clayey material, which must be relatively impervious. The fill shall be moisture conditioned and property compacted in accordance with Section 16.0. The slopes and top of dike shall be protected against moisture loss.

12.2.	Cement / Fly Ash Stabilized Dike

Cement or Fly Ash stabilized onsite materials in and around the tank areas can be used to construct the dike. The fill shall be placed at controlled rates to allow the underlying soft soils to consolidate and gain shear strength as the dikes are constructed. Cement or Fly Ash treated soils should be placed in loose lift thickness of 8 inches or less, and compacted at 1 percent dry to 3 percent wet of the optimum moisture content to at least 95 % of the maximum dry density determined by ASTM D558. The testing method (A, B, or C) shall be selected depending on the material gradation to be tested. Laboratory tests shall be performed to determine the optimum Cement or Fly Ash content and to determine the wet and dry characteristics per ASTM D559. The laboratory results shall be submitted for approval prior to placement. Improved material used for dike construction shall meet the minimum in-situ strength requirements defined in section 4.1.1 of project specification 3PS-OGO-FOQQ1, Soil Improvement.

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Alternates to compaction testing specified above shall be considered for Cement or Fly Ash materials. Before proceeding with dike construction, SOIL CONTRACTOR shall submit for approval by PURCHASER a complete dike construction execution plan as established during the pre-production test program. The pre-production test program, in conjunction with the wick drain test section, shall establish the optimum Cement or Fly Ash content of the improved soil, the optimum moisture content, the method of improved soil placement and compaction, and the methodology for ensuring quality control of the improved soil mix and placement in the dikes, including both type and frequency of testing. The pre-production test program shall establish a correlation between the above criteria and the in-situ soil strength such that the design intent of the constructed dikes is met. The pre-production test program shall also establish the criteria for determining whether the improved soil has begun to set and is no longer acceptable for use in the dike construction without further manipulation. The test program shall establish acceptable criteria for use of improved material both before and after initial set. SOIL CONTRACTOR’S execution plan shall clearly describe how acceptable methodologies and criteria established during the pre-production test program will be ensured and verified during the full production phase.

12.3.	Dike Extensions

Dikes shall be extended as required to compensate for any settlement. Existing dike shall be benched at interface with dike extension. Vertical dimension of step shall be 12 inches maximum. Surface of existing dike shall be moisture conditioned to ensure bond with new dike material. New dike materials and placement shall be in accordance with section 12.2 above.

12.4.	Tolerances

Tolerances for LNG Tank Containment dike shall be plus or minus three-tenths of a foot to the required line, and plus or minus one-tenth of a foot to the required grade.

13.0	BACKFILL AROUND UNDERGROUND LINES

1.	Fill or backfill around sewers, culverts, piping, conduit, and cables shall be structural fill or granular sand fill as shown on design drawings. The material shall be carefully placed by hand simultaneously on both sides of the line, in layers not over 6 inches loose measurement, and thoroughly compacted until the line is covered with a minimum of 1 foot of fill.

Flowable fill may also be used as bedding and fill up to the spring line of the pipe as a construction convenience.

2.	Necessary care shall be exercised to assure the material is placed and well compacted by hand under pipe haunches.

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3.	The remainder of the fill and/or backfill above the height of 1 foot, may be Structural or General fill as required. This fill may be placed and compacted by mechanical equipment

4.	Damage to the wrapping tape or protective coating of underground pipe during back filling and compaction shall be avoided.

14.0	STABILIZED SOILS EXCLUDING LNG TANK SOIL IMPROVEMENT AREAS

14.1.	Stabilized soils may be used as a substitute for Structural, or granular sand fill in areas where the potential of volume changes with changes in moisture content is expected, and in areas as specified in drawings. Laboratory tests shall be performed to determine the optimum cement content (5 to 8 % by weight) and submitted for approval.

14.2.	Stabilized soils should be placed in loose lift thickness of 8 inches or less, and compacted at 1 percent dry to 3 percent wet of the optimum moisture content to at least 95 % of the maximum dry density determined by ASTM D698A.

14.3.	The exposed surface of the fill shall be protected to prevent moisture loss.

15.0	FILL UNDER SLABS ON GRADE

15.1.	Slab on grade shall be built on structural fill, as specified in Section 6,1 and 6.2. A minimum of 4” of clean granular sand, as specified in Section 6,4, shall be placed below the bottom of slab on grade if specifically shown on drawings.

15.2.	Rainfall runoff shall be diverted away from the foundation slab area to reduce the potential for shrinking or swelling of the sub grade soils.

16.0	METHOD OF COMPACTION EXCLUDING LNG TANK SOIL IMPROVEMENT AREAS

16.1.	Material for fill or embankment construction shall be spread in uniform, level layers not to exceed the depths as noted in Section 6.0.

Backfill required for substructures and foundations shall be placed after all forms have been removed and the concrete has attained at least 70 percent of the 28 day compressive strength or a minimum period of seven days.

The backfilling operation shall prevent equipment loads from surcharging foundations or substructure. Care shall be exercised in placing backfill to avoid damage to conduit and piping systems.

All backfill materials shall be placed in a manner to avoid damage to waterproof membrane coatings on sub-structure concrete walls. Backfill around manholes, pump stations and other structures shall be placed and compacted equally along all sides of the structures to prevent unequal loading.

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16.2.	All clods or lumps shall be broken up and the material shall be mixed by blading, harrowing, or similar methods until a uniform layer of uniform density is obtained. Each layer of material shall be uniform as to material, density, and moisture content before beginning compaction.

16.3.	Prior to compacting, the moisture content of the material shall be brought within limits noted in Section 6.0. The moisture content shall preferably be on the wet side for potentially expansive soils.

16.4.	All material containing excessive moisture shall be dried by manipulating with harrows, cultivators, rotary speed mixers, or similar equipment, and all material containing insufficient moisture shall be sprinkled until the moisture content is within specified limits.

16.5.	Compaction shall be accomplished by means of machines of appropriate size, suitable for working a particular class of fill material and used during trial field compaction test. The granular fill shall be compacted with vibrating rollers or tampers. Self-propelled compactors similar to Caterpillar Models 825 or 825B with tamping feet or sheepsfoot rollers shall be used for fine-grained materials like silts and clays.

A uniform surface shall be maintained during compacting in order to ensure uniform compaction of the entire layer.

16.6.	Each layer shall be brought to the required density, and checked by appropriate field tests before proceeding with the next layer, if the material fails to meet the required compaction, rework/replace the material, or alter the construction methods as necessary to obtain the required compaction.

Temporarily exposed surfaces and slopes of compacted fill for elevated roadway, and other embankments shall be protected from moisture change and erosion throughout the duration of their construction.

16.7.	Continuous testing of each layer shall be done until test results indicate a satisfactory method of constructing a consistently acceptable fill has been established. Subsequent layers shall be spot checked as deemed necessary by the soils Inspector to ensure the fill constructed continues to meet specified requirements as noted in Section 6.0 and 13.2. When testing indicates fill is not being placed correctly, continuous testing, in addition to necessary corrective work, shall be instituted. Continuous testing of each layer shall be done whenever a change in construction methods or materials occurs.

16.8.	Excess material shall be removed as directed, and finished to a tight uniform surface.

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17.0	DEWATERING

Normal dewatering required due to rainfall runoff during construction is the responsibility of the SOIL CONTRACTOR. The PURCHASER shall be responsible if any special dewatering is required due to high ground water table. Method of dewatering shall be approved by the Field Geotechnical Engineer.

18.0	EROSION AND DUST CONTROL

18.1.	Upon completion of site preparation and earthwork, earth dikes and slopes which will remain unseeded shall be temporarily protected against erosion by applying a coat of liquid asphalt to the surface, as indicated below:

•	Tightly bonded surfaces; 1.4 liter/m2 (0.3 gal /S.Y.) of MC-30

•	Loosely bonded fine-grained surfaces: 2.3 liter/m2 (0.5 gal./S.Y.) of MC-70 or SC-70

•	Loosely bonded coarse-grained surfaces: 3.6 titer/m2 (0.8 gal./S.Y.) of MC-250 or SC-25Q

18.2.	Natural vegetation shall be preserved as much as possible where it does not interfere with construction or with plant operations, or where delineated on the drawings. It shall not be preserved or planted in hazardous and thermal radiation areas.

18.3.	Permanent slope stabilization shall be as shown on the project drawings.

19.0	TOLERANCES

Unless otherwise specified, tolerances for finished surfaces shall be as follows:

•	Area grading for process and utility areas - (±) 1-1/4 in

•	Area grading for offsite areas - (±)2 in.

•	Thickness of crushed aggregate layers - 5/8 in.

20.0	QUALITY ASSURANCE (TESTS AND INSPECTION)

20.1.	All earthwork shall be inspected by the PURCHASER’S Inspector to determine compliance of the SOIL CONTRACTOR’S work with the detailed specified requirements. The Inspector shall evaluate and approve all stripping and foundation preparation measures in advance of placing compacted fill and direct any necessary undercutting and special stabilization measures which are required.

Tests shall be performed on each lift of fill. Any lifts failing to comply with the specified requirements shall be adjusted in natural water content as required,

15

additionally compacted, and retested to establish compliance of the total lift with the requirements. Daily reports shall be submitted as documentation of the quality of work performed and verification of any additional undercutting and special stabilization measures which are required.

20.2.	Field density tests of each layer of compacted soil shall be taken by an independent soil testing laboratory hired by the SOIL CONTRACTOR and approved by the PURCHASER. The frequency of testing shall be as follows:

Structural Fill	2 test per 5,000 sf (see Section 6.1.4)

General Fill	2 test per 10,000 sf (see Section 6.2.4)

Road Subgrade	1 test per 250 cy

Road Base Course	1 test per 250 cy

Earthwork using hand-operated Compaction Equipment	1 test per 100 cy

Earthwork in Confined Areas (trenches and ground-structures)	1 test per 100 cy

LNG Tank Containment Dike	1 test per 1000 cy

A minimum of two tests per lift shall be made. Field density tests shall be taken per ASTM D-1556 or ASTM D-2922 (Direct Transmission Method only) and ASTM D 3017.

20.3.	LABORATORY TEST

Each or any of the following as required by the Engineer:

Particle Size Analysis:	ASTM D422, ASTM C136
Plasticity Index:	ASTM D4318
Moisture-Density Relation:	ASTM D1557
Moisture Content:	ASTM D2216

The frequency of laboratory testing shall be as follows:

A.	Particle Size Analysis & Moisture Density Relations

•	1 test per 2000 cy of fill

•	1 test per 1,000 cy of Subbase & Base Materials

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B.	Moisture Content

•	1 test per 10,000 sf of fill

•	1 test per 5,000 sf of Subbase & Base Materials

20.4.	All test results shall be submitted directly from the independent testing laboratory to the Engineer with a copy to the PURCHASER.

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SABINE PASS LNG TERMINAL PROJECT

PROJECT SPECIFICATION

FOR

SOIL IMPROVEMENT

JOB NO. 25027-001
Project Specification for Soil Improvement	SPECIFICATION NO.	REV.

1

PROJECT SPECIFICATION FOR SOIL IMPROVEMENT

1.0	PURPOSE			3
2.0	CODES AND STANDARDS			3
3.0	EVALUATION OF TECHNICAL DATA			3
4.0	FI NAL DESIGN PACKAGE			3
	4.1	DESIGN CRITERIA		4
		4.1.1	SOIL IMPROVEMENT	4
	4.2	DESIGN CONSIDERATIONS - LNG TANK AREA SOIL IMPROVEMENT		5
	4.3	DESIGN CONSIDERATIONS - WICK DRAINS BELOW CONTAINMENT DIKES		6
	4.4	DESIGN CONSIDERATIONS - LNG SUMP		6
	4.5	ACCEPTANCE CRITERIA - LNG TANK AREA SOIL IMPROVEMENT		7
		4.5.1	GENERAL REQUIREMENTS	7
		4.5.2	MINIMUM REQUIREMENTS OF THE ACCEPTANCE CRITERIA	7
	4.6	ACCEPTANCE CRITERIA - WICK DRAINS BELOW CONTAINMENT DIKES		8
		4.6.1	MATERIALS	8
		4.6.2	INSTRUMENTATION	9
	4.7	ACCEPTANCE CRITERIA - LNG SUMPS AREA SOIL IMPROVEMENT		10
		4.7.1	GENERAL REQUIREMENTS	10
		4.7.2	MINIMUM REQUIREMENTS OF THE ACCEPTANCE CRITERIA	10
5.0	PRODUCTION WORK			11
	5.1.	QUALITY CONTROL		11
	5.2.	TOLERANCES FOR SOIL IMPROVEMENT		12
	5.3.	TOLERANCES FOR WICK DRAINS		12
	5.4.	POST-PRODUCTION ACCEPTANCE VERIFICATION TESTING		12
	5.5.	NON CONFORMANCE		13
	5.6.	DRAINAGE AND WASTE CONTROL		13
	5.7.	WASTE CONTROL AND WORKING PLATFORM		14
	5.8.	ACCESS ROADS		14
	5.9.	SURVEYING		14
6.0	SUBMITTALS			15

ATTACHMENT II DRAWING AND DATA REQUIREMENTS				16
1.0	GENERAL REQUIREMENTS			16
2.0	EQUIPMENT/COMPONENT DRAWINGS AND DATA			16
3.0	RECOMMENDED SPARE PARTS			16
4.0	DOCUMENT TRANSMITTAL ADDRESS			17
5.0	DRAWING AND DATA REQUIREMENTS			17
6.0	DRAWING REVIEW			19

2

PROJECT SPECIFICATION

FOR SOIL IMPROVEMENT

1.0	PURPOSE

The	purpose of this specification is to establish the technical requirements for the:

(1)	General site improvement in the tank, Pipe Rack, Process, Laydown and immediate areas

(2)	Stabilization of existing soft soils (natural and dredge spoil) beneath proposed earthen containment dikes

2.0	CODES AND STANDARDS

All geotechnical field and laboratory investigations, and construction shall conform to applicable American Society for Testing and Materials (ASTM) standards. If no standard is listed for a particular activity within this specification, the SOIL CONTRACTOR must follow the most applicable standards or other approved standard in performing the work, as approved by the PURCHASER.

All standards, unless noted otherwise, shall be the latest edition at the time of original issuance of this specification.

3.0	EVALUATION OF TECHNICAL DATA

The available factual geotechnical data are presented in Exhibit “D”. The SOIL CONTRACTOR is responsible for evaluation of the available factual geotechnical data.

All PURCHASER-furnished data are provided for information only. The SOIL CONTRACTOR shall interpret the available data and shall perform any additional investigations or tests that are required to support his specific design and construction methods

4.0	FINAL DESIGN PACKAGE

Before proceeding with soil improvement, or as approved by the PURCHASER, the SOIL CONTRACTOR shall submit a complete and final soil improvement design package based on the conceptual design, Exhibit of the subcontract, this specification, and the results of any additional investigation and pre-production test program(s). The package must contain documents and drawings that describe the geometry, configuration, and design properties of the proposed soil modification. The package must show that the design meets the design criteria of Section 4.1, must include the calculations as described in Section 4.2 through 4.6, and must include proposed acceptance criteria as detailed in Section 4.7 through 4.10.

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4.1	Design Criteria

4.1.1	Soil Improvement

There are four principal design objectives for the Soil improvement design:

(1)	The first objective is that the treated materials in the general area of the tanks must be treated uniformly, over the specified Treatment Depth for that area such that a consistent and uniform strength of not less than 25 psi is achieved. The treated soils must meet two use criteria: (1) material excavated from the top of treatment to variable depths must be acceptable for use in constructing perimeter earthen retention dikes (material excavated to establish design rough grade, assumed no deeper than 7 ft depth, depending on bulking from soil improvement operations); (2) Achieve a minimum in-situ soil strength of 25 PSI.

(2)	The second objective is that Soil improvement under the proposed earthen containment dikes be sufficient to allow the unhindered and continuous construction of the dikes. Any limitations to the construction of the dikes shall be included with the SOIL CONTRACTOR’S design information submittals. SOIL CONTRACTOR must identify and include instrumentation (at a minimum vibrating wire piezometers, inclinometers and settlement platforms) and limits/criteria for monitored measurements and parameters during subsequent construction, A minimum in-situ soil strength of 25 PSI is required.

(3)	The third objective is to improve a block of soil of sufficient size to allow construction of each of two reinforced concrete sumps. The improved soil is to be designed to provide (1) lateral stability for a vertical cut; and (2) prevent bottom heave or instability (including overall buoyancy) over the planned area; and (3) inhibit differential and total settlements of sump walls to maintain containment integrity. The required strength of soil mix in the sump areas is to be determined by the SOIL CONTRACTOR as part of the final design of the soil mix. It is anticipated that the required strength will be a minimum of 25 PSI required for general soil improvement purposes. Refer to Section 4.4 for design considerations.

(4)

The fourth objective is to provide sufficient site improvement (soil stabilization and wick drain installations), that construction of the LNG containment dikes will proceed such that Primary Consolidation Settlement (as defined in “Foundation Analysis and Design, Third Edition, by Joseph E. Bowles, McGraw-Hill Book

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Company”) shall take place prior to Substantial Completion of the project, with the exception of any gaps in the dikes which may be required for construction access by Tank SOIL CONTRACTOR or PURCHASER but which shall be completed or reinstated prior to Cool Down of each Tank.

4.1.2	Specific Design Requirements

(1)	All soil-mix designs must be based on the 28-day strength of the stabilized soil.

(2)	The consistency of the IMPROVED SOIL, in terms of unconfined compressive strength and other engineering parameters, shall be maintained in accordance with the acceptance criteria throughout the entire depth of the improvement, spanning from the absolute top of the IMPROVED SOIL where it interfaces with the design rough grade, to the absolute bottom of the IMPROVED SOIL where it interfaces with the supporting/natural soil layer. Adequate measures must be taken during construction to ensure this consistency, and the upper and lower extremities of the IMPROVED SOIL must be verified during the acceptance testing.

(3)	Items discussed in following “design considerations” sections are to be incorporated into calculations formally submitted for approval

4.2	Design Considerations - LNG Tank Area Soil Improvement

Items that must be submitted with the calculations in the final design include, but are not limited to:

4.2.1	The target design unconfined compressive strength of the IMPROVED SOIL, and the anticipated variation in strength based on previous experience.

4.2.2	Description of test section and procedure for establishing proper mix.

4.2.3	Verification of all design aspects and parameters after completion and testing of the IMPROVED SOIL test sections.

4.2.4	Detailed drawings of the IMPROVED SOIL methodology, including depth, spacing, equipment and identification and control methodology.

4.2.5	A detailed description with sketches explaining the construction sequence and the final configuration of the site. The description must demonstrate that the final configuration of the site after soil improvement will be such that tank area rough grading and foundation construction (pile installation) can proceed without delay.

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4.2.6	References to “cement” as applied to stabilized or improved soil in the LNG Tank Areas is intended to refer to cement or any other suitable reagent which results in permanent improved strength meeting the technical requirements for IMPROVED SOIL and which is approved by PURCHASER.

4.3	Design Considerations - Wick Drains Below Containment Dikes

Within the context of the soil improvement effort, SOIL CONTRACTOR retains flexibility to sequence soil treatment and wick drain installations. If SOIL CONTRACTOR plans to install wick drains after general stabilization, then (as may be appropriate), confirm wick drains can be installed and perform through any stabilized/improved surficial soils (up to 14 ft thick). SOIL CONTRACTOR must submit the following items for PURCHASER review as part of the design submittal:

4.3.1	Wick-drain material specifications, test data and sources.

4.3.2	Sample of drain materials, 24-in. min. length

4.3.3	Size, type, weight, maximum pushing force and configuration of the installation rig.

4.3.4	Dimensions and length of mandrel

4.3.5	Details of Drain Anchorage

4.3.6	Drainage details.

4.3.7	Estimated times to achieve 50, 75, 90 and 100% consolidation of the treated zone, based on proposed dike configurations.

4.3.8	Details of wick drain test section(s)

4.4	Design Considerations - LNG Sump

SOIL CONTRACTOR must submit the following items for PURCHASER review as part of the design submittal;

4.4.1	Analyses confirming lateral stability of improved soil (deep soil mixed wall) during vertical excavation.

4.4.2	Define extent (plan area and depth) of the required soil deep soil mixing

4.4.3	Analyses confirming bottom stability (including overall buoyancy) of construction excavation (i.e. treatment is located outside of the plan area to be excavated).

4.4.4	Calculated total and differential settlements.

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4.4.5	The target design unconfined compressive strength of the IMPROVED SOIL, and the anticipated variation in strength based on previous experience,

4.4.6	Verification procedures for all design aspects and parameters after completion and testing of the IMPROVED SOIL test sections.

4.4.7	Detailed drawings of the IMPROVED SOIL methodology, including depth, spacing, equipment and identification and control methodology.

4.4.8	A detailed description with sketches explaining the construction sequence and the final configuration of the site. The description must demonstrate that the final configuration of the site after soil improvement will be such that tank area rough grading and foundation construction (pile installation) can proceed without delay.

4.5	Acceptance Criteria - LNG Tank Area Soil Improvement

4.5.1	General Requirements

The acceptance criteria will define spacing and location of core runs, laboratory testing, and analysis methods. The acceptance criteria must be unambiguous, and must be based on, as a minimum, the 28-day unconfined compressive strength (target strength) obtained from core samples, and core recovery.

In order for a zone (as defined in Sections 4.5.2(3)) to be deemed acceptable, the analysis must prove that the improved soil does not contain continuous layers of untreated material, or material less than design strength.

4.5.2	Minimum requirements of the Acceptance Criteria

(1)	For cases where cement stabilization is selected for general soil improvement and no specific structural use (such as shallow surface soil improvement, or in the option of stabilization under an earthen retention dike), one core per 10,000 cubic feet of soil cement shall be conducted in full accordance with applicable ASTM procedures, A core is defined as a full-length continuous coring operation at a single location that extends from the top to the bottom of the improved region.

(2)	A minimum of five samples shall be collected per core, as selected by PURCHASER.

(3)	For the purpose of applying the acceptance criteria, each LNG tank area shall be divided into four zones of approximately equal

7

treatment volume. Within each zone, the acceptance criteria for the core samples shall be:

(a)	Recovery shall be at least 90 percent for each core;

(b)	RQD shall be at least 70 percent for each core;

(c)	Within a single core, the sum length of unmixed or poorly-mixed soil regions or lumps that extend entirely across the diameter of the core shall not exceed ten percent of the recovered core length;

(d)	The average ultimate 28-day unconfined compressive strength of all core samples from within any zone, determined using laboratory testing, should be greater than or equal to the target ultimate unconfined compressive strength on which SOIL CONTRACTOR’S design is based. For the purpose of calculating the average, samples exhibiting a laboratory strength more than twice the target strength shall be limited to a value equal to twice the target strength;

(e)	Not more than five percent of the samples tested from within any zone shall exhibit a strength of less than sixty percent of the target unconfined compressive strength.

(4)	Alternative confirmation testing, including techniques not based on boreholes and core samples will be considered. Such techniques must (a) meet the intent to confirm full depth treatment; (b) confirm the improved soil meets the strength requirements; (c) be integrally incorporated into the test section program; (d) subject to review and approval based on site specific data and related to coring/testing; (e) must be based on a zone approach similar to item 3 above; and (f) must define acceptable quality of the test method and the limits of acceptable test results. Note that approval of alternatives is not guaranteed.

4.6	Acceptance Criteria - Wick Drains Below Containment Dikes

4.6.1	Materials

(1)	Wick Drains

Wick drains shall consist of prefabricated, geocomposite band drains comprised of a channeled or studded core wrapped with a filter fabric. The core and filter shall be of polypropylene. The filter fabric shall fit tight around the core and shall be secured in a manner that will not impede flow into or within the drain core: The

8

width of the drain shall be 3,5 to 4 inches and the thickness shall be 0.1 to 0.15 in. The wick drain shall have adequate strength and other physical properties that will withstand installation stress and remain intact and fully functional under operating conditions including expected settlement and ground deformations. Sand drainage blanket or prefabricated horizontal strips drains shall be provided. PURCHASER shall submit samples of the wick drain along with specifications and test results as required herein.

(2)	Filter Fabric

The filter shall be non-woven, polypropylene fabric with a maximum ACS of 212 pm (#70 U. S. Sieve), ASTM D 4751. The filter shall be capable of retaining fine silt size soil particles.

(3)	Core Material

Core material shall be channeled or studded to permit efficient flow of water. The core shall be configured so that efficient flow of water will continue under all conditions of installation stress and expected ground settlement and lateral deformation.

4.6.2	Instrumentation

The wick drain design details are to include an instrumentation package to monitor pore pressure over depth in the soft soil deposits and lateral deformations. Instrumentation, which is to be installed before starting dike construction, shall include:

(1)	Vibrating wire piezometers (VWPZ), installed in cross-section arrays consisting at a minimum of four evenly spaced depths at three locations (centerline and each toe); arrays to be located at no more than 500 ft spacing along the length of the dike. Instrumentation for piezometers shall consist of a piezometer (at least 250 psi pressure range), signal cable, terminal box, data recorder, 4-level housing, slip couplings, and 1-inch diameter PVC pipe.

VWPZ instrumentation is to be installed with cabling protected and routed to one location for remote read out of the instrumentation. Read out box is to be provided to PURCHASER after installation by SOIL CONTRACTOR. Initial VWPZ readings to be taken by SOIL CONTRACTOR.

(2)

Inclinometer casing installed in cross-section arrays at four (4) locations (2 at each toe and 2 located 50 ft outside of each dike toe); arrays to be located at no more than 300 feet spacing along the length of the dike; inclinometers to be long enough to extend

9

and key into basal sand deposit. Instrumentation for inclinometers shall consist of quick connect inclinometer casing (85 mm diameter), data readout, probe, control cable (at least 100 feet), and top cap. One casing pulley to facilitate probe insertion shall be provided for all inclinometers.

SOIL CONTRACTOR to provide one (1) inclinometer instrument for use with installed inclinometer casing and associated software. Initial inclinometer reading to be taken by SOIL CONTRACTOR.

(3)	Settlement platforms, consisting of plates (at least 2 ft square) made of steel, a 1-in rod attached to the plate, and protective PVC sleeve around the rod. Platforms shall be installed at a maximum of 100 ft spacing along the length of the dike, at dike centerline and at each dike toe. Platforms to be fabricated similar to that shown on sketch provided in Section 2.8.5 of Exhibit C.

4.7	Acceptance Criteria - LNG Sumps Area Soil improvement

4.7.1	General Requirements

The acceptance criteria will define spacing and location of core runs, laboratory testing, and analysis methods. The acceptance criteria must be unambiguous, and must be based on, as a minimum, the 28-day unconfirmed compressive strength (target strength) obtained from core samples, and core recovery.

In order for a zone (as defined in Sections 4.7.2(3)) to be deemed acceptable, the analysis must prove that the improved soil does not contain continuous layers of untreated material, or material less than design strength.

4.7.2	Minimum requirements of the Acceptance Criteria

(1)	Where cement stabilization is selected for deep soil improvement in the LNG sumps area, a minimum of one core for each 6,000 cubic feet of soil cement shall be conducted in full accordance with applicable ASTM procedures. A core is defined as a full-length continuous coring operation at a single location that extends from the top to the bottom of the improved region.

(2)	A minimum of five samples shall be collected per core, as selected by PURCHASER.

(3)	For the purpose of applying the acceptance criteria, each LNG sump area shall be considered one zone. Within each zone, the acceptance criteria for the core samples shall be the same as stated in Section 4.5.2(3).

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(4)	Similar to section 4.5.2(4), alternatives to coring and sample testing will be considered for deep soil mix applications in the LNG sumps area. However the threshold of acceptable alternatives is higher since the LNG sumps are permanent structures and life/safety concerns apply. Therefore the level of testing and quality of test method is significantly more important

5.0	PRODUCTION WORK

After the field verification program is completed and the STABILIZED SOIL design modified and/or proven, and after PURCHASER has reviewed and approved the final design, full production will immediately begin without delay. SOIL CONTRACTOR’S testing rig will be always available for testing the foundation for compliance, as detailed in the approved field execution plan.

5.1.	Quality Control

During construction of the STABILIZED SOIL, the SOIL CONTRACTOR shall maintain Quality Control (QC) in accordance with the approved quality control plan.

The quality control program will monitor field parameters that SOIL CONTRACTOR believes will be necessary to ensure a quality end product.

(a)	For cement stabilization: such as water/cement ratio for the slurry, slurry injection rate, depth of STABILIZED SOIL columns, equipment effort (e.g. “amperage”), rotation speed, advancement rate, field and laboratory test results, and any other critical/suitable parameter.

(b)	For alternatives to cement stabilization: equivalent levels of documentation and control, such as quantity of additives (lime, fly ash etc.), installation and mixing parameters, wick drain lengths, as-built installation details, settlement monitoring programs etc.

(c)	Program must include details for quality and conformance testing, coordinated with the applicable Acceptance Criteria.

These parameters shall be documented and submitted to PURCHASER during the course of construction on a weekly basis. These documents should be kept available for immediate inspection by PURCHASER, if requested.

For cement-based soil improvement, key installation parameters (as noted above) must be continuously computer monitored during soil improvement and digitally recorded. Installation records are to be available for PURCHASER to review and inspect. Copy of records is to be formally submitted at regular intervals.

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5.2.	Tolerances for Soil Improvement

The tolerances of the columns (treatment limits), unless approved otherwise, shall be:

5.2.1.	Level at top: Not less than the elevation shown on the approved construction drawings.

5.2.2.	Position at top: Except in areas where 100% treatment is required, center of each column of STABILIZED SOIL to be within 1 foot of the position given on PURCHASER approved construction drawings.

5.2.3.	Verticality: maximum deviation from vertical of 1 (horizontal) to 50 (vertical).

5.3.	Tolerances for Wick Drains

5.3.1.	The location of the drains shall not vary by more than 6 inches (150mm) from the locations indicated on the approved construction drawings.

5.3.2.	The equipment shall be carefully checked for plumbness prior to advancing each drain, and must not deviate more than 1 inch per foot (80rom/m) from the vertical.

5.4.	Post-Production Acceptance Verification Testing

5.4.1.	After the STABILIZED SOIL is installed (or soil improved), SOIL CONTRACTOR will be required to perform post-production verification testing in accordance with the approved acceptance criteria. This will include, at a minimum, core drilling and logging, core recovery documentation, and unconfined compressive testing of select samples. Coring shall be conducted using a triple barrel sampler, or using a double barrel sampler with an additional inner sleeve or split barrel.

5.4.2.	Core drilling shall extend to a minimum of 24 inches below the toe of the STABILIZED/improved SOIL column, in order to recover cores of the soil at and immediately below the bottom of the column, and to examine its condition and conduct any tests as necessary, with respect to the provisions of this specification.

5.4.3.	In the LNG sump area, soil samples from below the column toe should be tested to demonstrate that the properties are consistent with the design assumptions.

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5.5	Non Conformance

In the event that a given zone does not conform to the final approved acceptance criteria as required in section 4.4, SOIL CONTRACTOR may elect to pursue one of the following options:

(a)	Perform an additional core or cores, with unconfined compression testing at SOIL CONTRACTOR expense, in the failing elements (i.e. from within the same “push”) to help determine if the non-conforming results were due to faulty coring, sampling, or testing methods. All evidence shall be subject to the review and approval of the PURCHASER.

(b)	SOIL CONTRACTOR may submit evidence, in the form of daily QC records, if the non-conformance can be attributed to a localized deficiency in installation technique (e.g. a localized reduction in the cement content, an equipment breakdown, etc.). If PURCHASER is convinced that the non-conformance could be related to a documented installation deficiency, then all other soil-mixing columns or elements that exhibit a similar localized deficiency shall be considered non-conforming unless proved otherwise using cores provided at SOIL CONTRACTOR expense. If columns with localized installation deficiencies are not shown to be acceptable, they shall be replaced or repaired in an approved manner at SOIL CONTRACTOR’S expense.

If the SOIL CONTRACTOR-supplied evidence does not prove, to PURCHASER’S satisfaction, that the non-conformance is due either to faulty sampling or to a documented localized deficiency in Installation technique, then the ratio of non-conforming cores to total cores taken within that zone shall be considered representative of all production work within that zone, and appropriate repairs or replacements shall be provided at SOIL CONTRACTOR’S expense. For example, if 2 cores out of 10 total within a zone are not conforming, then 2 divided by 10, or 20 percent of the work in that zone must be repaired or replaced in an approved manner at SOIL CONTRACTOR’S expense.

5.6	Drainage and Waste Control

SOIL CONTRACTOR shall provide and otherwise ensure that the SOIL IMPROVEMENT operation is properly drained and that all areas are kept free of standing water. The drainage or dewatering system shall be approved in advance by PURCHASER.

All waste material shall be disposed of in accordance with procedures approved in SOIL CONTRACTOR’S field execution plan.

SOIL CONTRACTOR shall provide a drainage basin or drainage basins if required to meet the above requirement. Should contaminated water be encountered and should it exceed acceptable limits, SOIL CONTRACTOR shall provide oil water separator at no cost to PURCHASER.

13

Wick drain installation is to provide positive drainage control, including design and construction of requisite structures to allow the continuous and rapid removal of water away from the construction site. The drainage must allow for access into the associated LNG tank locations (for concurrent and follow-on construction activities such as tank construction or embankment/dike construction).

5.7.	Waste Control and Working Platform

SOIL CONTRACTOR shall provide a work platform above all soil improvement areas that will facilitate the soil improvement construction. The working platform may be constructed by mixing cement slurry, fly ash or lime into the ground surface or combined geofabrics, gravel, mats etc.

Excess material will be stored onsite at location(s) designated by PURCHASER. Should additional material be required to support construction equipment, it shall be provided by SOIL CONTRACTOR at no cost to PURCHASER, and shall be subject to review by PURCHASER.

Stabilized materials and spoil generated by the soil improvement process, which meets the requirements specified for soil improvement, may be left in place. However the materials must be suitable compacted, shaped and drained per the requirements of the contract and specifications.

5.8.	Access Roads

Access to the site during early works will be via Duck Blind Road. Improvement of this road is PURCHASERS responsibility. Access from Duck Blind Road to the work site shall be developed as required by SOIL CONTRACTOR in order to perform his Work, and shall include any maintenance required to keep access passable.

5.9.	Surveying

SOIL CONTRACTOR shall be responsible for layout of STABILIZED SOIL column locations and any other work activity requiring accurate surveying.

SOIL CONTRACTOR shall be responsible for surveying to establish line grade for such improvement system from established survey control points. SOIL CONTRACTOR shall provide labor, qualified surveyors and surveying equipment to perform the layout work and to provide as-built locations for each STABILIZED SOIL column to PURCHASER on a timely basis,

SOIL CONTRACTOR is responsible for providing surveyed coordinates and ground surface elevations for all subsurface investigations conducted during the course of the work.

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6.0	Submittals

Required submittals identified within this specification include the following:

(1)	Quality Control Plan, required before start of field work.

(2)	Test Section Execution Plan, submittal and approval required before starting construction of test sections (for soil stabilization and for wick drains).

(3)	Test Section Results Reports, submittal and approval required before start of production work.

(4)	Final Design Package, submittal and approval required before start of production work.

(5)	Execution Plan for production work, submittal and approval required before start of production work.

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ATTACHMENT II

DRAWING AND DATA REQUIREMENTS

1.0	GENERAL REQUIREMENTS

SOIL CONTRACTOR shall submit all required drawings and data to PURCHASER in the manner and within the time limits specified below.

All drawings and data shall be transmitted to the PURCHASER in the number of copies specified in this Appendix,

2.0	EQUIPMENT/COMPONENT DRAWINGS AND DATA

These drawings and data shall include, but not be limited to all basic design criteria, general arrangement and outline dimensions, utility requirements, electrical single line, schematic, P&IDs, control diagrams, maintenance and operating space requirements, cross sections and material lists, performance characteristic curves, calculations and completed Data Sheets. In addition to these items, the specific data requirements are as defined in the attached forms.

3.0	RECOMMENDED SPARE PARTS

SOIL CONTRACTOR shall submit complete recommended spare parts lists. The lists shall include:

•	Part description and number (in sufficient detail to order, to include size, material, etc.);

•	Recommended quantity of each spare part for FAT, SIT, installation/commissioning and for two years operation;

•	Recommended quantities of special tools or instruments required for maintenance;

•	Recommended quantities of consumable items;

•	Unit cost of each part (note-sets, part, etc.);

•	Supplier’s name and other company information (address, etc.);

•	Supplier’s identification (shop order numbers, etc.) if applicable; and

•	Validity and basis of price quotation.

SOIL CONTRACTOR shall state any necessary additional information required to fabricate or locate a part (serial numbers, tag numbers, etc.) to facilitate ordering.

16

4.0	DOCUMENT TRANSMITTAL ADDRESS

SOIL CONTRACTOR shall submit all documents to the following address:

PURCHASER:	Sabine Pass LNG, L.P.	with copy to:	Bechtel Corporation

Address:	717 Texas Avenue Suite 3100 Houston, TX 77002	Address:	Bechtel Corporation 3000 Post Oak Boulevard Houston, TX 77056

Attention:	Ed Lehotsky	Attention:	TBD

Telephone:	713-265-0206	Facsimile:	713-235-1610

Facsimile:	713-659-5459

5.0	DRAWING AND DATA REQUIREMENTS

SOIL CONTRACTOR will be required to comply with the following drawing and data requirements:

A.	Drawings and data submitted by SOIL CONTRACTOR shall be in electronic format (see Paragraph 5.0J). Where this is not possible, the drawings submitted by the SOIL CONTRACTOR will be electronically scanned and/or microfilmed, therefore, SOIL CONTRACTOR and any of his subsuppliers must submit the type of reproduction specified in the following paragraphs.

B.	AH drawings submitted must have light, clear backgrounds with sharp, opaque object, definition lines, and noncrowded dimensioning and lettering. Each drawing shall be suitable for microfilming at a 30 to 1 reduction and then enlarged to full size. Reproducibles shall be black-on-white, such as Xerox 1860 vellum. All reproducibles for originals, which are 11 inch by 17 inch and smaller may be photo copies on plain bond paper. Sepias are not acceptable.

Drawings must be flat or rolled, not folded.

C.	Catalog cuts, typed material and other nonpictorial data shall be black-on-white. Images shall be sharp and clear to allow further legible reproduction by PURCHASER. Second, third, etc., generation copies are not acceptable.

D.	Documents not meeting the above requirements will be rejected for resubmittal and any added costs incurred by PURCHASER as a result of poor drawings will be backcharged to SOIL CONTRACTOR.

E.

Documents must show, in the lower right hand corner, job number, equipment tag number, PURCHASER’S subcontract number, drawing number, revision number, SOIL CONTRACTOR’S title, equipment service, PURCHASER’S and

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OWNER name, project title, long file save name with extension and project location.

F.	Documents with multiple sheets, such as calculations, must be resubmitted as a complete document. Revised single sheets will not be accepted.

G.	Resubmittal of documents requires the same number of prints and reproducibles as the first submittal.

H.	SOIL CONTRACTOR shall not submit unchecked drawings, calculations, and data for review. All unchecked materials will be returned to the SOIL CONTRACTOR without review or acceptance with a request to resubmit on a completely checked basis. Any resulting price or schedule impact shall be the SOIL CONTRACTOR’S responsibility.

I.	When applicable, SOIL CONTRACTOR shall provide professional engineering stamps on appropriate documents.

J.	If the drawings and data submitted by the SOIL CONTRACTOR have been prepared using one of the following formats:

Application Type	Standard Application	File Extension
Word Processor	MS Word 97	.doc

Spreadsheet	MS Excel 97	.xls

Presentation Software	MS PowerPoint 97	.ppt

Data Base	MS Access 97	.mdb

CADD	Bentley Microstation 3E Re!	.dgn

	AutoCAD 14	.dwg

	Common data exchange format	.dxf

Graphic Format	TIFF Group IV	.tif

	TIFF LZW or JPEG Compressed	.jpg

HPGL/2

Portable Document Format	Adobe Acrobat 4.0	.pdf

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SOIL CONTRACTOR shall also submit an electronic copy (in one of the media given below) of the drawings/data in the original electronic format. Acceptable media for the electronic copies is as follows:

•	electronic file in original application format via the Bechtel Anonymous FTP or Bechtel email

•	on CD-ROM using ISO 9660 or Joliet format and readable from Windows 95/98 or NT 4.0 based PC.

If SOIL CONTRACTOR does not use the above applications and cannot save the file in one of the above formats then SOIL CONTRACTOR shall save it or scan it into a portable document format. This portable document format is a .pdf file with UNCOMPRESSED ASCII text, (i.e. text searchable) created using Adobe Acrobat. Files from DOS or other platforms for which Adobe Acrobat writers are not available will need to be submitted in an ASCII text version along with a physical copy of the document, which will be scanned.

SOIL CONTRACTOR shall obtain Adobe Acrobat 3.0 or later for Windows (also available for Mac) to create the files from SOIL CONTRACTOR’S existing applications where SOIL CONTRACTOR does not use one of the above mentioned formats.

If SOIL CONTRACTOR does not use one of the above applications and obtaining Adobe Acrobat is not a viable option, the SOIL CONTRACTOR shall submit a list of the formats the SOIL CONTRACTOR uses.

6.0	DRAWING REVIEW

A.	Drawings and documents submitted for PURCHASER’S review will be returned to SOIL CONTRACTOR with two (2) stickers on each document. One (1) sticker will indicate the equipment tag number and PURCHASER’S SOIL CONTRACTOR print Jog number. The second sticker will indicate, by mark, one (1) of the following review codes:

Code 1	Work may proceed.

Code 2	Revise and resubmit. Work may proceed subject to incorporation of changes indicated

Code 2b	Revise. Incorporate changes as indicated. Resubmittal not required. Work may proceed.

Code 3	Revise and resubmit. Work may not proceed.

Code 4	Review not required. Work may proceed.

Although work may proceed on receipt of a drawing with a Code 2 notation, SOIL CONTRACTOR must resolve the comments indicated, resubmit and obtain a Code 1 notation. Any drawing or document receiving a review Code 2 or 3 must be resubmitted until it achieves either a Code 1 or 4 review status. Final invoice

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will not be processed until all drawings and documentation requirements are fulfilled.

B.	All SOIL CONTRACTOR data will be logged in and assigned a unique log number by the PURCHASER, Subsequent submittals of the same documents will receive the same log number, which was assigned to the initial submittal, except that the submittal number will be changed.

For example, the initial drawing received would be assigned:

On subsequent submittals, only the submittal will change. If the SOIL CONTRACTOR incorporates this data into a manual, the data becomes part of the manual and the manual is togged in and assigned its own log number. Code 1 or 4 approval of a manual does not eliminate the requirements for all individually submitted documents to receive a Code 1 or 4 review code.

Status and Log Sticker Sample

☐ 1. Work may proceed	Date Received:

☐ 2. Revise & Resubmit. Work may proceed. Subject to incorporation of Changes as indicated.	IMPORTANT: Permission to proceed does not constitute acceptance or approval of design details, calculations, analysis, test methods or materials developed or selected by the supplier and does not relieve supplier from full compliance with contractual obligations.	DWG. Status

☐ 2b. Revise, Incorporate changes as indicated. Resubmittal not required. Work may proceed.		Signed

☐ 3. Revise & Resubmit. Work may not proceed.		Date

☐ 4. Review not required. Work may proceed		BECHTEL

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Job & V. P. NO

Equipment #

1.	Reason for resubmittal

☐	Bechtel Design

☐	Supplier Design

☐	Supplier Correction

☐	Client Required

☐	Not Necessary

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C.	Drawings or data returned to SOIL CONTRACTOR for revision must be resubmitted within ten (10) working days after receipt. Resubmittals shall retain original number and be clearly marked with revision triangles enclosing the revision number. The revision triangles shall remain as a permanent part of the document. Correspondence accompanying revised drawings and data must show the SOIL CONTRACTOR print log number.

SOIL CONTRACTOR shall evaluate PURCHASER comments and incorporate them in a technically sound manner without affecting the progress of the Work. SOIL CONTRACTOR shall request clarification or suggest alternatives where questions of technical feasibility arise.

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Execution Version

SABINE PASS LNG TERMINAL PROJECT (PHASE 2)

ENGINEER, PROCURE AND CONSTRUCT (EPC) LNG

UNIT RATE SOIL CONTRACT

EXHIBIT E

SCOPE OF MANAGEMENT CONTRACTOR’S AUTHORITY

AS AUTHORIZED REPRESENTATIVE

1.	Introduction

1.1 Management Contractor shall have the authority to act on behalf of PURCHASER as set forth below.

2.	Scheduling and Other Construction Planning

2.1 Management Contractor is authorized to request and receive from SOIL CONTRACTOR information necessary to organize the Phase 2 Project, including the creation of Phase 2 Project master schedules.

2.2 Management Contractor is authorized to request and receive from SOIL CONTRACTOR information necessary to prepare cost reports, progress reports, construction forecasts, estimates of monthly cash requirements, estimates for contract progress payments, and such other reports and data as may be required by PURCHASER.

3.	Performance, Quality and Progress of SOIL CONTRACTOR’s Work

3.1 Management Contractor is authorized to request and review Permits and other licenses required by the Soil Contract to ensure SOIL CONTRACTOR is in compliance with its contractual requirements under the Soil Contract.

3.2 Management Contractor is authorized to review with SOIL CONTRACTOR and to comment on various procedures related to the performance of the Work, such as welding procedures, testing procedures, calibration procedures, or other procedures necessary for the performance of the Work and for which input from PURCHASER is required by the Soil Contract or otherwise is desirable.

3.3 Management Contractor is authorized to monitor the progress of SOIL CONTRACTOR’s Work and observe all such Work at the Phase 2 Site. If requested by PURCHASER, Management Contractor is authorized to observe the performance of such Work at other locations.

3.4 Management Contractor is authorized to inspect the Work to the same extent PURCHASER is permitted to do so under the Soil Contract.

3.5 Management Contractor is authorized to issue to SOIL CONTRACTOR notices of non-conforming Work in accordance with the Soil Contract; if necessary and appropriate, Management Contractor may recommend to PURCHASER further action with respect to SOIL

CONTRACTOR, including termination for default if SOIL CONTRACTOR fails to correct such non-conforming Work in accordance with the terms of the Soil Contract. Management Contractor is not authorized to issue such termination for default on behalf of PURCHASER.

3.6 Management Contractor is authorized to assist PURCHASER with the enforcement of warranties from SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors on the Phase 2 Project.

3.7 On behalf of and as requested by PURCHASER, Management Contractor also is authorized to perform expediting, quality surveillance and traffic services with respect to materials, equipment and supplies procured through SOIL CONTRACTOR. As used herein, quality surveillance services consists of the review, observation and evaluation of processes, procurement, manufacturing operations, quality control systems and programs to monitor SOIL CONTRACTOR compliance with contractual quality requirements. This does not include directing SOIL CONTRACTOR’s Subcontractors.

3.8 Management Contractor is authorized to review and determine quantities of materials and equipment installed by SOIL CONTRACTOR and to assess the percentage completion of the Work.

3.9 Management Contractor is authorized to monitor SOIL CONTRACTOR’s compliance, or lack thereof, with the Soil Contract Schedule. In the event SOIL CONTRACTOR is not in compliance with the Soil Contract Schedule, Management Contractor may issue a notice of non-compliance to SOIL CONTRACTOR and direct SOIL CONTRACTOR to comply with its schedule obligations, to the extent PURCHASER is permitted to do so under the Soil Contract. Management Contractor is not authorized to order acceleration of the Work if such acceleration would warrant a Change Order under the Soil Contract.

4.	Review of Items and Requests for Information Submitted by SOIL CONTRACTOR

4.1 Management Contractor is authorized to receive and review items submitted by SOIL CONTRACTOR, including drawings, shop drawings, and samples. Management Contractor is authorized to request additional information regarding such items, reject such items and accept such items to the same extent PURCHASER is permitted to do so under the Soil Contract.

4.2 Management Contractor is authorized to receive and review requests for information (“RFIs”) submitted by SOIL CONTRACTOR and to respond to such RFIs on behalf of PURCHASER.

5.	Safety and Security

5.1 Management Contractor is authorized to monitor and direct compliance with the Phase 2 Project security obligations of SOIL CONTRACTOR to the same extent PURCHASER is permitted to do so under the Soil Contract.

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5.2 Management Contractor is authorized to monitor and direct compliance with Phase 2 Project safety obligations of SOIL CONTRACTOR. This includes the authority to issue instructions related to safety and to stop unsafe Work by SOIL CONTRACTOR to the same extent PURCHASER is permitted to do so under the Soil Contract. Management Contractor may recommend to PURCHASER the removal from the Phase 2 Project of personnel not complying with the safety requirements of the Phase 2 Project, but Management Contractor may not direct that such personnel be removed.

5.3 Management Contractor is authorized to instruct SOIL CONTRACTOR, its Subcontractors and Subsubcontractors to stop Work in any area where Hazardous Materials are discovered. Management Contractor is also authorized to instruct SOIL CONTRACTOR and its Subcontractors and Sub-subcontractors to leave and not re-enter any portion of the Phase 2 Site where Hazardous Materials are discovered.

5.4 Management Contractor is authorized to work with the safety representatives of SOIL CONTRACTOR for implementation by SOIL CONTRACTOR of specific programs designed to enhance safety awareness and promote accident and fire prevention.

6.	Insurance

6.1 Management Contractor is authorized to request and receive certificates of insurance, policies of insurance and any other information related to insurance from SOIL CONTRACTOR to the same extent PURCHASER is permitted to do so under the Soil Contract.

6.2 Management Contractor is authorized to request information and documents necessary to ensure that SOIL CONTRACTOR is in compliance with the insurance obligations of the Soil Contract.

6.3 Management Contractor is authorized to investigate claims made by any SOIL CONTRACTOR on any insurance policy provided by Management Contractor or PURCHASER with respect to the Phase 2 Project.

7.	Payment of SOIL CONTRACTOR

7.1 Management Contractor is authorized to request and receive estimates and forecasts of the monthly cash flow requirements of SOIL CONTRACTOR as necessary to fund the bank account designated for the payment of contractor invoices on the Phase 2 Project (“Company Contractor Payment Account”). SOIL CONTRACTOR shall comply with such requests.

7.2 Management Contractor is authorized to receive and review Invoices from SOIL CONTRACTOR and to provide its review and recommendations regarding such Invoices to PURCHASER.

7.3 Management Contractor is authorized to request and receive lien and claim waivers required by the Soil Contract.

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7.4 Management Contractor is authorized to request and receive other documents and documentation required by the Soil Contract to be included in Invoices or delivered with Invoices.

7.5 Management Contractor is authorized to make payment on Invoices from the Company Contractor Payment Account.

7.6 Management Contractor shall not be authorized to withhold any amounts invoiced by SOIL CONTRACTOR, except with the express written consent of or direction from PURCHASER.

8.	Completion of SOIL CONTRACTOR Work

8.1 Management Contractor is authorized to work with SOIL CONTRACTOR to develop punchlists for the Work as required by the Soil Contract.

8.2 Management Contractor is authorized to identify and direct the correction of the Work (including Corrective Work) of SOIL CONTRACTOR that is not in compliance with the requirements of the Soil Contract to the same extent PURCHASER is permitted to do so under the Soil Contract.

8.3 Management Contractor is authorized to receive certificates or notices of completion from SOIL CONTRACTOR, to review and evaluate any such certificates and notices, and to make recommendations to PURCHASER regarding whether SOIL CONTRACTOR’s Work is complete with respect to such notice or certificate. Management Contractor is not authorized to approve any such certificates or notices without the express written consent of or direction from PURCHASER.

9.	SOIL CONTRACTOR Claims and Requests for Change Orders

9.1 Management Contractor is authorized to receive and review claims, by requests for Change Orders or otherwise, for additional time and additional compensation from SOIL CONTRACTOR with respect to the performance of the Work under the Soil Contract. With respect to such claims, Management Contractor is authorized to request additional information and to seek clarification of such claims, and if Management Contractor believes that the claim is not justified under the Soil Contract, Management Contractor is authorized to convey that belief to SOIL CONTRACTOR. Management Contractor is authorized to make recommendations to PURCHASER about accepting or rejecting such claims and regarding whether Management Contractor believes a Change Order is justified under the Soil Contract.

9.2 If instructed by PURCHASER to do so, Management Contractor is authorized to negotiate Change Orders with SOIL CONTRACTOR regarding claims. SOIL CONTRACTOR retains the right to finalize negotiations of any such Change Order directly with PURCHASER. Management Contractor is not authorized to execute Change Orders on behalf of PURCHASER.

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10.	Site Access, Coordination, Lay Down and Storage

10.1 Management Contractor is authorized to coordinate access of SOIL CONTRACTOR and its Subcontractors and Subsubcontractors to and from the Phase 2 Site. As part of this coordination, Management Contractor is authorized to schedule and coordinate access to the construction dock, plant, roads, and other delivery routes for all SOIL CONTRACTOR and its Subcontractors and Subsubcontractors.

10.2 Management Contractor is authorized to coordinate and assign available space on the Phase 2 Site for lay down of materials, storage of materials and equipment and location of facilities, provided that Management Contractor first consults with PURCHASER regarding such lay down, storage and location. If SOIL CONTRACTOR believes that a change to the agreed assignment forms the basis for a Change Order, SOIL CONTRACTOR shall seek relief pursuant to the terms of General Condition 32, titled CHANGES.

11.	Permits and Other Governmental Requirements

11.1 Management Contractor is authorized to assist PURCHASER in acquiring Permits required for the Phase 2 Project.

11.2 Management Contractor is authorized to request and receive information from SOIL CONTRACTOR necessary for PURCHASER to comply with Applicable Law and any requirements of any Governmental Instrumentality with respect to sales and use tax or other Taxes on the Phase 2 Project. Management Contractor does not have audit rights over the SOIL CONTRACTOR, and any information requested shall be solely related to the Soil Contract.

12.	Notice of Exercise of Authority Herein

12.1 Management Contractor shall provide PURCHASER with a copy of any written instruction, directive, notice, or other document issued hereunder.

13.	PURCHASER Right to Request Withdrawal and Supersede

13.1 If Management Contractor exercises its authority herein by issuing to SOIL CONTRACTOR a directive, instruction, or order; or by granting any permission; or otherwise; PURCHASER may request that Management Contractor withdraw or retract such directive, instruction, order, permission, or other exercise of authority, and Management Contractor shall do so within two (2) Days of any such request by PURCHASER.

13.2 PURCHASER has the right to supersede any exercise by Management Contractor of Management Contractor’s authority granted herein.

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Execution Version

SABINE PASS LNG PROJECT (PHASE 2)

SOIL IMPROVEMENT CONTRACT

EXHIBIT “F”

FORM OF CONSENT AND AGREEMENT

THIS CONSENT AND AGREEMENT (this “Consent and Agreement”) dated as of [                    ], is made and entered into by and among Remedial Construction Services, L.P., a corporation duly organized and validly existing under the laws of the State of [                    ] (the “Project Party”), Sabine Pass LNG, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the “Owner”) and HSBC Bank U.S.A., National Association, in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) under the Security Documents.

W I T N E S S E T H

WHEREAS, the Owner, the lenders under the Credit Agreement referred to below and the Collateral Agent are parties to an [Amended and Restated Credit Agreement] dated on or about the date hereof (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”) pursuant to which the lenders will make loans and extend other credit to the Owner for the purpose of financing the cost of Phase 1 and Phase 2 of the construction and operation of the Sabine Pass Facility and related expenses;

WHEREAS, the Project Party and Owner have entered into that certain Sabine Pass LNG Project (Phase 2) Engineer, Procure and Construct (EPC) LNG Unit Rate Soil Improvement Contract dated as of [Date] (as amended, restated, modified or otherwise supplemented from time to time, the “Assigned Agreement”), pursuant to which the Project Party shall engineer, procure, construct and manage the construction of the soil improvement for the Phase 2 Project (as defined in the Assigned Agreement); and

WHEREAS, as security for the loans made by the lenders under the Credit Agreement, the Owner has assigned, pursuant to the security documents entered into between the Owner and the Collateral Agent (as amended, modified and supplemented and in effect from time to time, the “Security Documents”), all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Collateral Agent on behalf of the secured parties identified therein (the “Secured Parties”).

NOW THEREFORE, as an inducement to the lenders to make the loans, and in consideration of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. Unless otherwise stated, references herein to any Person shall include its permitted successors and assigns and, in the case of any Government Authority, any Person succeeding to its functions and capacities.

2. Representations and Warranties. The Project Party hereby represents and warrants that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Project Party is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the transactions contemplated by the Assigned Agreement. No filing, recording, publishing or other act that has not been made or done is necessary or desirable in connection with the existence or good standing of the Project Party or the conduct of its business.

(b) The Project Party has the full corporate power, authority and right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by the Project Party of this Consent and Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action. This Consent and Agreement and the Assigned Agreement have been duly executed and delivered by the Project Party and constitute the legal, valid and binding obligations of the Project Party enforceable against the Project Party in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) The execution, delivery and performance by the Project Party of this Consent and Agreement and the Assigned Agreement do not and will not (i) require any consent or approval of the board of directors of the Project Party or any shareholder of the Project Party or of any other Person which has not been obtained and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to the Project Party or any provision of the certificate of incorporation or by-laws of the Project Party, (iii) conflict with, result in a breach of or constitute a default under any provision of the certificate of incorporation, by-laws or other organic documents or any resolution of the board of directors (or similar body) of the Project Party or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Project Party is a party or by which the Project Party or its properties and assets are bound or affected or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the assets or properties of the Project Party now owned or hereafter acquired. The Project Party is not in violation of any such law, rule or regulation, order, writ, judgment, decree, determination or award referred to in clause (ii) above or its certificate of incorporation or by-laws or in breach of or default under any provision of its certificate of incorporation or by-laws or any material agreement, lease or instrument referred to in clause (iii) above.

(d) [No Government Approval is required for the execution, delivery or performance of this Consent and Agreement and the Assigned Agreement by the Project Party or for the exercise by the Collateral Agent of its rights and remedies.] [Each Government Approval required for the execution, delivery or performance of this Consent and Agreement and the Assigned Agreement by the Project Party and for the exercise by the Collateral Agent of its rights and remedies hereunder has been validly issued and duly obtained, taken or made, is not subject to any condition, does not impose restrictions or requirements inconsistent with the terms hereof or of the Assigned Agreement, is in full force and effect and is not subject to appeal. Each such Government Approval is listed on Exhibit A hereto.]

(e) This Consent and Agreement and (assuming the due authorization, execution and delivery by, and binding effect on, the Owner) the Assigned Agreement are in full force and effect.

(f) There is no action, suit or proceeding at law or in equity by or before any Government Authority, arbitral tribunal or other body now pending or to the best knowledge of the Project Party, threatened against or affecting the Project Party or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could have a material adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement or any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

(g) The Project Party is not in default under any material covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. To the best knowledge of the Project Party, the Owner is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the assignment by the Owner to the Collateral Agent of the Assigned Agreement pursuant to the Security Documents, and after giving effect to the acknowledgment of and consent to such assignment by the Project Party, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement. The Project Party and, to the best knowledge of the Project Party, the Owner have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement.

(h) This Consent and Agreement and the Assigned Agreement constitute and include all agreements entered into by the Project Party relating to, and required for the consummation of, the transactions contemplated by this Consent and Agreement and the Assigned Agreement.

3. Consent and Agreement. The Project Party hereby acknowledges and agrees that:

(a) The Project Party hereby acknowledges and irrevocably consents to the assignment by the Owner of all its right, title and interest in the Assigned Agreement to the Collateral Agent as collateral security for the payment and performance of the Owner of its obligations under the Credit Agreement.

(b) Provided that an event of default by the Owner shall have occurred and be continuing pursuant to the loan documents executed in accordance with the Security Agreement, the Collateral Agent and any assignee thereof shall be entitled to exercise any and all rights of the Owner under the Assigned Agreement in accordance with their respective terms and the Project Party shall comply in all respects with such exercise. Without limiting the generality of the foregoing and provided that an event of default by the Owner shall have occurred and be continuing pursuant to the loan documents executed in accordance with the Security Agreement, the Collateral Agent and any assignee thereof shall have the full right and power to enforce directly against the Project Party all obligations of the Project Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Owner under the Assigned Agreement.

(c) The Project Party will not, without the prior written consent of the Collateral Agent, take any action to (i) cancel or terminate, or suspend performance under, the Assigned Agreement (except as expressly provided in the Assigned Agreement), (ii) exercise any of its rights set forth in the Assigned Agreement to cancel or terminate, or suspend performance under, the Assigned Agreement unless the Project Party shall have delivered to the Collateral Agent written notice stating that it intends to exercise such right on a date not less than 60 days after the date of such notice, provided it has such right under the Assigned Agreement, specifying the nature of the default giving rise to such right (and, in the case of a payment default, specifying the amount thereof) and permitting the Collateral Agent to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be, (iii) except for change orders, amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof), (iv) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Assigned Agreement or (v) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify the Assigned Agreement or any part thereof. In furtherance of the foregoing clause (ii), the Project Party agrees that, notwithstanding anything contained in the Assigned Agreement to the contrary, upon the occurrence of a default under the Assigned Agreement that cannot by its nature be cured by the payment of money, the Project Party will not cancel or terminate the Assigned Agreement if, and for so long as, the Collateral Agent shall be diligently seeking to cure such default or otherwise to institute foreclosure proceedings, or otherwise to acquire the Owner’s interest in the Assigned Agreement, and the Project Party shall grant the Collateral Agent a reasonable period of time to cure such default upon the occurrence of such foreclosure or acquisition.

(d) The Project Party shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to the Project Party, concurrently with the delivery thereof to the Owner, a copy of each material notice, request or demand given by the Project Party pursuant to the Assigned Agreement.

(e) In the event that the Collateral Agent or its designee(s) succeeds to the Owner’s interest under the Assigned Agreement as permitted under the Security Documents, the Collateral Agent or its designee(s) shall assume liability for all of the Owner’s obligations under the Assigned Agreement; provided however, that such liability shall not include any liability for claims of the Project Party against the Owner arising from the Owner’s failure to perform during the period prior to the Collateral Agent’s or such designee(s)’ succession to the Owner’s interest in and under the Assigned Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Secured Parties shall be liable for the performance or observance of any of the obligations or duties of the Owner under the Assigned Agreement and the assignment of the Assigned Agreement by the Owner to the Collateral Agent pursuant to the Security Agreement shall not give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to the Project Party.

(f) Upon the exercise by the Collateral Agent of any of the remedies as permitted under the Security Documents in respect of the Assigned Agreement, the Collateral Agent may assign its rights and interests and the rights and interests of the Owner under the Assigned Agreement to any purchaser or transferee of the Project, if such purchaser or transferee shall assume all of the obligations of the Owner under the Assigned Agreement. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.

(g) In the event that (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Owner or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Owner and, if within 90 days after such rejection or termination, the Collateral Agent or its designee(s) shall so request and shall certify in writing to the Project Party that it intends to perform the obligations of the Owner as and to the extent required under the Assigned

Agreement, the Project Party will execute and deliver to the Collateral Agent or such designee(s) a new Assigned Agreement which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by the Owner and the Project Party prior to such rejection or termination). References in this Consent and Agreement to the “Assigned Agreement” shall be deemed also to refer to the new Assigned Agreement.

(h) In the event that the Collateral Agent or its designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent or its designee(s) in the Project assume or be liable under the Assigned Agreement (as contemplated in subsection (e), (f) or (g) above), liability in respect of any and all obligations of any such party under the Assigned Agreement shall be limited solely to such party’s interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

(i) All references in this Consent and Agreement to the “Collateral Agent” shall be deemed to refer to the Collateral Agent and/or any designee or transferee thereof acting on behalf of the Secured Parties (regardless of whether so expressly provided), and all actions permitted to be taken by the Agent under this Consent and Agreement may be taken by any such designee or transferee.

4. Arrangements Regarding Payments. All payments to be made by the Project Party to the Owner under the Assigned Agreement shall be made in lawful money of the United States, directly to the Collateral Agent, for deposit into the Revenue Account (Account No. [COLLATERAL AGENT’S ACCOUNT NUMBER]), at the Principal Office of the Collateral Agent at [ADDRESS] or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing to the Project Party for application by the Collateral Agent in the manner contemplated in Section [__] of the Credit Agreement, and shall be accompanied by a notice from the applicable Project Party stating that such payments are made under the Assigned Agreement.

5. Miscellaneous.

(a) No failure on the part of the Collateral Agent or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein against the Project Party are cumulative and not exclusive of any remedies provided by law.

(b) All notices, requests and other communications provided for herein and under the Assigned Agreement (including, without limitation, any modifications of, or waivers or consents under, this Consent and Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Consent and Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(c) This Consent and Agreement may amended or modified only by an instrument in writing signed by the Project Party, the Owner and the Collateral Agent acting in accordance with the Credit Agreement.

(d) This Consent and Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the Project Party, the Owner, the Secured Parties and the Collateral Agent (provided, however, that the Project Party shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

(e) This Consent and Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Agreement by signing any such counterpart. This Consent and Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

(f) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(g) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent and Agreement.

(h) EACH OF THE PROJECT PARTY, OWNER AND THE COLLATERAL AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY THE PROVISIONS OF THE ASSIGNED AGREEMENT. EACH OF THE PROJECT PARTY, OWNER AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE PROJECT PARTY, OWNER, THE COLLATERAL AGENT AND THE SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

(j) THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(k) EACH OF THE PROJECT PARTY, OWNER AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(l) This Consent and Agreement shall terminate upon the indefeasible payment in full of all amounts owed under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of this [        ] day of [                    ].

REMEDIAL CONSTRUCTION SERVICES, L.P.

By
Title:

Address for Notices:

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Facsimile:	[ ]
Telephone:	[ ]
Attention:	[ ]

HSBC BANK U.S.A. NATIONAL ASSOCIATION, as Collateral Agent

By
Title:

Address for Notices:

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Facsimile:	[ ]
Telephone:	[ ]
Attention:	[ ]

Acknowledged and Agreed:

SABINE PASS LNG, L.P.,

By
Title:

Address for Notices:

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Facsimile:	[ ]
Telephone:	[ ]
Attention:	[ ]

EXHIBIT A to

Form of Consent and Agreement

GOVERNMENT APPROVALS